As filed with the Securities and Exchange Commission on May 25, 2000.

                           Registration No. 333-95281

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Abraxas Petroleum Corporation
                       Canadian Abraxas Petroleum Limited
                          Sandia Oil & Gas Corporation
                            Wamsutter Holdings, Inc.
 -------------------------------------------------------------------------------
           (Exact Name of Registrants as Specified in their Charters)

Nevada                          1331                       74-2584033
Alberta                         1331                         N/A
Texas                           1331                       74-2368968
Wyoming                         1331                       74-2897013
(State or other       (Primary Standard                  (I.R.S. Employer
jurisdiction of       Industrial Classification          Identification  Number)
incorporation or      Code Number)
organization)

                500 North Loop 1604 East, Suite 100, San Antonio,
                           Texas 78232, (210) 490-4788
                   300 5th Avenue SW, #1200, Calgary, Alberta,
                          Canada T2P 3C4, (403)262-1949
 -------------------------------------------------------------------------------
                        (Address, including zip code, and
                    telephone number, including area code, of registrants' principal executive offices)

                               Robert L. G. Watson
                      President and Chief Executive Officer
                          Abraxas Petroleum Corporation
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788.
 -------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                            Cox & Smith Incorporated
                           112 East Pecan, Suite 1800
                            San Antonio, Texas 78205
                    Attn: Steven R. Jacobs and David C. Giles
                                 (210) 554-5500
 -------------------------------------------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                ABRAXAS PETROLEUM
                                   CORPORATION
                                CANADIAN ABRAXAS
                                PETROLEUM LIMITED

   $5,000,000 Principal Amount 11 1/2% Senior Secured Notes due 2004, Series A
                     163,354 Shares of Abraxas Common Stock
                         163,354 Contingent Value Rights
                             ----------------------


     The selling security holders identified in this prospectus are offering $5,000,000 principal amount 11 1/2% Senior Secured Notes due 2004, Series A, of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and 163,354 shares of common stock and 163,354 contingent value rights of Abraxas Petroleum Corporation. We are not offering any notes, shares of common stock, or contingent value rights for sale under this prospectus and we will not receive any of the proceeds from the sale of these securities by the selling security holders.

The notes
     o accrue interest from November 1, 1999, at a fixed annual rate of 11 1/2% paid every six months on May 1 and November 1, commencing May 1, 2000
     o are secured by a second lien or charge on substantially all of our proved crude oil and natural gas assets, natural gas processing plants and Grey Wolf stock owned by us
     o are guaranteed by two of our wholly-owned subsidiaries, Sandia Oil & Gas Corp. and Wamsutter Holdings, Inc.

The Abraxas common stock

     o is currently traded on the OTC Bulletin Board under the symbol "AXAS." On May 16, 2000, the closing "bid" price of Abraxas common stock was $1.69 per share


The contingent value rights

     o may result in the distribution of additional shares of Abraxas common stock under certain circumstances


                              --------------------

You should carefully consider the risk factors beginning on page 8 of this prospectus in evaluating an investment in the notes, common stock, or contingent value rights.

                             ----------------------

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of the notes, the Abraxas common stock or the contingent value rights or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.




                                  May 25, 2000

                                TABLE OF CONTENTS

                                                                            page

   Summary................................................................    4
   Forward-Looking Information............................................    9
   Risk Factors...........................................................    9
   Use of Proceeds........................................................   18
   Capitalization.........................................................   18
   Price Range of Our Common Stock........................................   19
   Dividend Policy........................................................   19
   Unaudited Pro Forma Financial Information..............................   20
   Selected Historical Financial Data.....................................   28
   Management's Discussion and Analysis of Financial
     Condition and Results of Operations..................................   30
   Business...............................................................   42
   Management.............................................................   56
   Executive Compensation ................................................   59
   Certain Transactions...................................................   62
   Principal Stockholders.................................................   63
   Selling Security Holders...............................................   66
   Plan of Distribution...................................................   67
   Description of the Second Lien Notes...................................   68
   Description of Capital Stock...........................................  111
   Legal Matters..........................................................  118
   Experts................................................................  118
   Where You Can Find More Information ...................................  118
   Glossary of Terms......................................................  119
   Index to Financial Statements..........................................  F-1

                             ----------------------

   You should rely only on the information contained in this prospectus or a document that we have referred you to. We have not authorized anyone to provide you with information that is different. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                             ----------------------

   The distribution of this prospectus and the sale of the second lien notes, shares of Abraxas common stock or contingent value rights may be restricted by law in certain jurisdictions. Persons who receive this prospectus or any of the second lien notes, shares of Abraxas common stock or contingent value rights must inform themselves about, and observe, any such restrictions.

                             ----------------------

                    CERTAIN DEFINITIONS AND OTHER INFORMATION

   As used in this prospectus, the term "Abraxas" refers only to Abraxas Petroleum Corporation and not to any of Abraxas' subsidiaries, the term the "Issuers" refers to Abraxas and Canadian Abraxas and the terms "we," "our," "ours" and "us" refer to Abraxas and all of its wholly-owned subsidiaries, including Canadian Abraxas, Sandia and Wamsutter, for the relevant time periods. The term "second lien notes" refers to Abraxas' and Canadian Abraxas' 11 1/2% Senior Secured Notes due 2004, Series A, the term "first lien notes" refers to Abraxas' 12 7/8% Senior Secured Notes due 2003 and the term "old notes" refers to the Issuers' 11 1/2% Senior Notes due 2004, Series D.

   As used in this prospectus, "Bcf" means 1,000,000,000 cubic feet of natural gas, "Bcfe" means 1,000,000,000 cubic feet of natural gas equivalent, "MBbls" means 1,000 barrels of crude oil, condensate and natural gas liquids, "Mcf" means 1,000 cubic feet of natural gas, "Mcfe" means 1,000 cubic feet of natural gas equivalent using a ratio of 1 barrel = 6,000 cubic feet of natural gas, "MMcf" means 1,000,000 cubic feet of natural gas and "Mmcfe" means 1,000,000 of natural gas equivalent. There is a Glossary of Terms that sets out the definitions of other industry specific technical terms used in this prospectus on page 119.

   Except as otherwise noted, our consolidated financial, reserve and operating information includes the financial, reserve and operating information of Grey Wolf Exploration, Inc., which is consolidated for financial reporting purposes but is not wholly-owned by us. Except as otherwise noted, the reserve data reported in this prospectus are based on the reserve estimates of our independent petroleum engineers. Except as otherwise noted, the terms "on a pro forma basis" or "pro forma" refer to what our business might have looked like if the sale of the first lien notes, the exchange of the second lien notes, Abraxas common stock and the contingent value rights and the sale by Abraxas and by a limited partnership of which a subsidiary of Abraxas is the general partner of certain properties located in Wyoming to Samson Resources Company had occurred at the times indicated. You should read the discussion under the heading "Business" for more information regarding the sale of the first lien notes, the exchange offer and the Samson transaction.

                                     SUMMARY

         The following summary highlights certain information about this offering that is important to you. However, it does not contain all the information regarding this offering. As such, we encourage you to read this prospectus in its entirety.

                                  About Abraxas

         We are an independent energy company engaged primarily in the acquisition, exploitation, development and production of crude oil and natural gas. Our principal areas of operation are South Texas, West Texas and Canada. Our principal means of growth is through the acquisition and subsequent exploitation and development of producing crude oil and natural gas properties and related assets.

         Our principal United States offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232 and the telephone number is (210) 490-4788. Our principal Canadian offices are located at 300 5th Avenue SW, #1200, Calgary, Alberta, Canada T2P 3C4 and the telephone number is (403) 262-1949.


                             Summary of the Offering

         Two of our security holders are offering to sell up to $5.0 million principal amount of the second lien notes, 163,354 shares of Abraxas common stock and 163,354 contingent value rights that may result in the issuance of up to 268,210 shares of Abraxas common stock. We will not receive any proceeds from the sale of the second lien notes, common stock or contingent value rights. You should read the discussions under the headings "Description of the Second Lien Notes" and "Description of Capital Stock" for further information regarding the second lien notes, common stock and contingent value rights.

                        Summary of the Second Lien Notes

Amount Offered...................  11 1/2% Senior Secured Notes due 2004, Series
                                   A, with principal amount of up to $5.0
                                   million.

Issuers..........................  Abraxas Petroleum Corporation and Canadian
                                   Abraxas Petroleum Limited.

Maturity Date....................  November 1, 2004.

Interest Rate and Payment Dates..  Annual rate - 11 1/2%.

                                   Payment frequency - every six months on May 1 and November 1.

                                   First payment -- May 1, 2000.

Guarantees.......................  Each guarantor is Abraxas' wholly-owned subsidiary. If the issuers cannot make
                                   payments on the second lien notes when they are due, the guarantors must make them instead.

Ranking..........................  The second lien notes and the guarantees constitute senior debts.

                                   They rank equally with all of the issuers' and each guarantor's current and future indebtedness. They are, however, effectively subordinated to the first lien notes and related guarantees to the extent the value of the collateral securing the second lien notes and related guarantees and the first lien notes and related guarantees is insufficient to pay both the second lien notes and the first lien notes.

Collateral.......................  The second lien notes are secured by a second lien or charge on substantially all of our proved crude oil and natural gas properties and natural gas processing plants and the shares of Grey Wolf common stock owned by us. Holders of the second lien notes may not foreclose on the collateral for 180 days after an event of default under the second lien notes.

Optional Redemption..............  On or after December 1, 2000, the issuers may redeem some or all of the second lien notes at any time at the redemption prices listed in the section "Description of the Second Lien Notes" under the heading "Optional Redemption."

                                   Before December 1, 2000, the issuers may redeem up to 50% of the second lien notes with the proceeds of certain public offerings of equity in Abraxas or asset sales at the prices listed in the section "Description of the Second Lien Notes" under the heading "Optional Redemption."

Mandatory Offer to Repurchase..... If the issuers sell certain assets or experience specific kinds of changes of
                                   control, the issuers must offer to repurchase the second lien notes, subject to certain limitations in the case of assets sales, at the prices listed in the section "Description of the Second Lien Notes."

Basic Covenants of the Indenture.. The issuers issued the second lien notes under an indenture with Firstar Bank,
                                   National Association. The indenture, among other things, restricts the issuers' ability and the ability of their subsidiaries to:
                                     o  borrow money or issue preferred stock;
                                     o  pay dividends on stock or purchase
                                        stock;
                                     o  pay dividends or make other asset
                                        transfers;
                                     o  transact business with affiliates;
                                     o  sell stock in subsidiaries;
                                     o  engage in any new line of business;
                                     o  impair the security interest in any
                                        collateral for the new notes;
                                     o  use assets as security in other
                                        transactions; and
                                     o  sell certain assets or merge with or
                                        into other companies.


                                The Common Stock

     Abraxas is currently authorized to issue a total of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. The Board of Directors of Abraxas has, however, made a proposal in Abraxas' proxy statement for its annual meeting of stockholders to increase the number of authorized shares of common stock to 200,000,000. The Board has made this proposal so that Abraxas will have adequate shares of common stock available for issuance to the holders of the contingent value rights if such issuance becomes necessary and for general corporate purposes. The holders of the common stock will vote on this proposal at the 2000 annual meeting of stockholders currently scheduled to be held on May 26, 2000. As of April 24, 2000, there were 22,747,118 shares of Abraxas common stock outstanding and no shares of preferred stock outstanding.

                           The Contingent Value Rights

     Abraxas has issued contingent value rights or CVRs the terms of which provide that the holders thereof could receive up to a total of 104,365,326 shares of Abraxas common stock. Subsequent to the issuance of the CVRs, Abraxas' common stock traded at a price per share of $2.01 or higher for 30 days during the 45-day trading period beginning on February 8, 2000, and ending on April 10, 2000. As a result, under the terms of the CVRs, the maximum number of shares which holders of the CVRs could be entitled to receive has been reduced to 26,400,000 shares of Abraxas common stock. In addition, in the event Abraxas common stock trades at a price per share higher than $2.01 for 30 days during any future 45-day trading period, the number of shares issuable under the CVRs would decrease correspondingly to a number below 26,400,000.

     On December 21, 2000, or at the election of Abraxas, on May 21, 2001, Abraxas may be required to issue additional shares of common stock to the holders of the contingent value rights. The actual number of shares issued will depend on the market price of Abraxas common stock. The CVRs will terminate if the market price of Abraxas common stock exceeds certain target prices for a period of 30 trading days during any 45 consecutive trading day period prior to the expiration date. The target price on any given date will equal $5.03 plus daily interest at an annual rate of 11.5%. On December 21, 2000, the target price will be $5.68 and on May 21, 2001, the target price will be $5.97.

             Summary Historical and Pro Forma Financial Information

     The following table presents our summary historical consolidated financial data as of and for the three years ended December 31, 1999, and as of and for the three months ended March 31, 1999 and 2000 and our pro forma financial data as of and for the year ended December 31, 1999, and the three months ended March 31, 2000, which have been derived from our consolidated financial statements and unaudited historical and pro forma financial data.

     It is important that you read the information in this table along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data," our Consolidated Financial Statements and the notes thereto and the unaudited Pro Forma Financial Information and the notes thereto included elsewhere in this prospectus.

                                                    Year Ended December 31, 1999             Three Months Ended March 31,
                                            ----------------------------------------------- ------------------------------
                                                                                  Pro                             Pro
                                                                                 Forma                           Forma
                                               1997       1998       1999        1999 (1)    1999       2000     2000 (2)
                                           ---------------------------------------------- -------------------------------
 Consolidated Statement of Operations Data:                            (dollars in thousands)
   Total operating revenue (3).........      $70,931    $60,084    $66,770     $  66,770  $   15,970 $   16,717 $   16,717
   Operating expense (4)...............       16,429     18,612     18,562        18,562       4,897      4,817      4,817
   Depreciation, depletion and
    amortization expense...............       30,581     31,226     34,811        34,811       9,146      8,948      8,948
   Proved property impairment..........        4,600     61,224     19,100        19,100         --         --         --
   General and administrative expense..        4,171      5,522      5,269         5,866       1,323      1,439      1,552
   Interest expense, net of interest
    income.............................       24,300     30,043     36,149        29,463       8,683      7,713      7,713
   Amortization of deferred financing
    fee................................        1,260      1,571      1,915         2,286         345        507        507
   Income (loss) from continuing
    operations before extraordinary
    items..............................     $ (6,485)  $(83,960)  $(36,680)    $ (30,962)  $  (8,238) $  26,840  $  26,727
   Preferred stock dividends...........          183         --         --          --         --         --         --
                                            ---------  ---------  ---------    ----------  ---------- ---------  ---------
   Net income (loss) applicable to
    common stock.......................     $ (6,668)  $(83,960)  $(36,680)    $(30,962)   $  (6,294) $  27,156  $  27,043

   Net income (loss) per common share:
    Basic.............................      $  (1.11)  $ (13.26)  $  (5.41)    $  (1.35)   $    (.99) $    1.20  $    1.20
    Diluted...........................      $  (1.11)  $ (13.26)  $  (5.41)    $  (1.35)   $    (.99) $     .52  $     .51
Other Data:
  Capital expenditures (including
   acquisitions)...... ...............      $ 87,764   $ 57,861   $128,708     $128,708    $  99,422  $  11,840  $  11,840
  Ratio of earnings to fixed charges (5)          --         --         --           --           --         --         --

                                                           March 31, 2000
                                                   --------------------------
                                                     (dollars in thousands)
                                                          (unaudited)
Consolidated Balance Sheet Data:

  Total assets................................           $   355,186
  Total debt (6) .............................           $   275,384
  Stockholders' equity (deficit) (7) .........           $    15,806

----------

     (1) Reflects the sale of the first lien notes, the exchange offer and the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction as if they occurred on January 1, 2000.
     (2) Reflects the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction as if it occurred on January 1, 2000.
     (3) Consists of crude oil and natural gas production sales, revenue from rig operations and processing facilities, and other miscellaneous revenue.
     (4) Consists of lease operating expenses, production taxes, rig operating expenses and processing costs.
     (5) Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and premium on the old notes. Our earnings were inadequate to cover fixed charges in 1997, 1998, 1999, March 31, 1999, and Pro Forma March 31, 2000, by $10.0
         million, $88.1 million, $49.0 million, $11.6 million, $9.3 million and $7.3 million, respectively.
     (6) Consists of long-term debt, including the premium on the old notes and capital lease obligations.
     (7) Consists of 22,747,118 issued and outstanding shares of Abraxas common stock.

                           FORWARD-LOOKING INFORMATION

         We make forward-looking statements throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). The forward-looking information contained in this prospectus is generally located in the material set forth under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon our management's reasonable estimates of future results or trends. The factors that may affect our expectations of our operations include, among others, the following:

         o  Our lack of liquidity
         o  Our high debt level
         o  Economic and business conditions
         o Our success in completing acquisitions or in development and exploration activities
         o  Prices for crude oil and natural gas; and
         o Other factors discussed under "Risk Factors" or elsewhere in this prospectus.

                                  RISK FACTORS

         You should carefully consider the following risk factors in addition to the other information in this prospectus before making an investment in the second lien notes, Abraxas common stock and contingent value rights offered by the selling security holders.

                          Risks Related to the Offering

We can not assure you that an active market will develop for the second lien notes, the Abraxas common stock or CVRs.

         The second lien notes and CVRs have recently been issued and we cannot assure you that an active market will develop, or, if such a market develops, that such market will be liquid. The second lien notes and CVRs will not be listed on any national securities exchange. Accordingly, we cannot assure you that a holder of the second lien notes or the CVRs will be able to sell such second lien notes or the CVRs in the future or as to the price at which such sale may occur. The liquidity of the market for the second lien notes and CVRs and the prices at which such second lien notes and CVRs trade will depend upon the amount outstanding, the number of holders thereof, the interest of securities dealers in maintaining a market in such second lien notes and CVRs and other factors beyond our control.

         The liquidity of, and trading market for, the second lien notes also may be adversely affected by general declines in the market for high yield securities. Such declines may adversely affect the liquidity and trading markets for the second lien notes.

         The Abraxas common stock is quoted on the OTC Bulletin Board. While there are currently 6 market makers in the Abraxas common stock, none of these market makers are obligated to continue to make a market in the Abraxas common stock. In this event, the liquidity of the Abraxas common stock could be adversely impacted and a stockholder could have difficulty obtaining accurate stock quotes.

We have not paid dividends on the Abraxas Common Stock.

         Abraxas has never paid a cash dividend on its common stock and the terms of the first lien notes indenture and the second lien notes indenture limit the ability of Abraxas to pay dividends on its common stock.

Our ability to service our debt is limited by factors beyond our control.

         Our ability to meet our debt obligations and to reduce our indebtedness, including the first lien notes, any outstanding old notes and the second lien notes, will depend on our future performance. Our performance, to a certain extent, is subject to general economic conditions and financial, business and other factors that are beyond our control. Based upon the current level of operations and the historical production of the producing properties and related assets currently owned by us and the reduction in our indebtedness as a result of the exchange offer, we believe that our current cash reserves, including the net proceeds from the Samson transaction, cash flow from operations and proceeds from a production payment with a unit of Southern Energy, Inc. will be adequate to meet our anticipated requirements for working capital, capital expenditures, interest payments, scheduled principal payments and general corporate or other purposes for 2000. We cannot assure you however, that we will continue to generate cash flow from operations at or above current levels, that we will be able to meet our interest payments on all of our debt or that the historical production of the producing properties and related assets currently owned by us can be sustained in the future. Our cash flow from operations will be negatively affected by, among other things, depressed commodity prices. Further, our operating cash flow could be negatively affected by our limited ability, due to our diminished liquidity and ability to borrow funds, to acquire producing properties, to undertake exploration and development projects and to otherwise replenish our depleting reserves.

         If we are unable to generate cash flow from operations in the future to service the first lien notes, any outstanding old notes, the second lien notes and our other debt, we may try to refinance all or a portion of our debt or repay such debt with the proceeds of an equity offering. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future borrowings or equity financing will be available to pay or refinance our debt. Our ability to refinance all or a portion of our debt or to obtain additional financing will be substantially limited under the terms of the first lien notes indenture, and the second lien notes indenture. Also, substantially all of our crude oil and natural gas properties and natural gas processing facilities are subject to a lien or floating charge for the benefit of the holders of the first lien notes and are subject to a second lien or floating charge for the benefit of the holders of the second lien notes. In addition, the first lien notes, the old notes, and the second lien notes are subject to certain limitations on redemption. You should read the discussions under the heading "-- We lack liquidity due to our reduced cash flow" and "Description of the Second Lien Notes -- Redemption" for more information regarding the factors which may limit our ability to service our debt, to redeem the first lien notes, any outstanding old notes and the second lien notes and to refinance our debt.

The security for the second lien notes may be inadequate to satisfy all amounts due and owing under the first lien notes and the second lien notes.

         The second lien notes are secured by a second lien or charge on substantially all of our proved crude oil and natural gas assets, natural gas processing plants and Grey Wolf stock owned by us. There can be no assurance that, following an acceleration after an event of default under the second lien notes indenture, the proceeds from the sale of the collateral and allocable to the second lien notes would be sufficient, either alone or when combined with proceeds from the sale of other assets not constituting collateral and allocable to the second lien notes, to satisfy all amounts due on the second lien notes. The ability of the holders of second lien notes to realize upon the collateral is also subject to certain limitations in the second lien notes indenture, the accompanying mortgage and the pledge agreement, including a prohibition on foreclosing on the collateral for 180 days after an event of default under the second lien notes. In addition, if we become a debtor in a case under the United States Bankruptcy Code (the "Bankruptcy Code"), the automatic stay imposed by the Bankruptcy Code would prevent the Trustee from selling or otherwise disposing of the collateral without bankruptcy court authorization. In that case, the foreclosure might be delayed indefinitely. You should read the discussion under the heading "Description of the Second Lien Notes -- Security" for more information regarding the rights of holders of the second lien notes to the collateral.

The guarantees may not be enforceable in bankruptcy.

         Abraxas' and Canadian Abraxas' obligations under the second lien notes are guaranteed by Sandia and Wamsutter. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by courts to subordinate or void such guarantees. It is also possible that under certain circumstances a court could hold that the direct obligations of a guarantor could be superior to the obligations under its guarantee.

         To the extent that a court were to find that at the time a guarantor entered into a guarantee either:

         (1) the guarantee was incurred by the guarantor with the intent to hinder, delay or defraud any present or future creditor or that the guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others, or

         (2) the guarantor did not receive fair consideration or reasonably equivalent value for issuing the guarantee and, at the time it issued the guarantee, the guarantor

             o was insolvent or rendered insolvent by reason of the issuance of the guarantee,

             o was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital or

             o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

the court could void or subordinate the guarantee in favor of the guarantor's other creditors. Among other things, a legal challenge of a guarantee issued by a guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the second lien notes. A court might find that the guarantors did not benefit from incurrence of the indebtedness represented by the second lien notes.

         To the extent that a guarantee is voided as a fraudulent conveyance or found unenforceable for any other reason, holders of the second lien notes would cease to have any claim in respect of the applicable guarantor. In such event, the claims of the holders of the second lien notes against such guarantor would be subject to the prior payment of all liabilities and preferred stock claims of such guarantor. There can be no assurance that, after providing for all claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the second lien notes relating to any voided portion of such guarantee.

         Under applicable provisions of Canadian federal bankruptcy law or comparable provisions of provincial fraudulent preference laws, if a court in an action brought by an unpaid creditor of Canadian Abraxas or by a bankruptcy trustee of Canadian Abraxas were to find that the liens granted by Canadian Abraxas over its assets were intended to prefer the holders of the second lien notes over other creditors, such liens could be set aside. This would become an issue if Canadian Abraxas became insolvent or bankrupt within a certain period after granting the liens.

Under certain circumstances a bankruptcy court could order the repayment of interest payments made under the second lien notes or under the security interests.

         The bankruptcy code allows the bankruptcy trustee (or us, acting as debtor-in-possession) to avoid certain transfers of a debtor's property as a "preference." Under the bankruptcy code a preference is:

o    a transfer of the debtor's property,

o    to or for the benefit of a creditor on account of an existing debt,

o made while the debtor was insolvent (presumed in the 90 days before a bankruptcy filing),

o if the creditor receives more than it would have received in a bankruptcy liquidation if the transfer had not been made, and

o if the transfer/payment was made in the 90 days before the bankruptcy filing, or, if the creditor was an "insider" within one year before the bankruptcy filing (a creditor that is also a director, officer or controlling stockholder of a debtor may be deemed to be an insider).

         Our payment of principal and/or accrued interest, or our grant of a lien or security interest, including payments made or liens or security interests granted pursuant to the exchange offer, may be deemed to be a preference if all of the factors discussed above are present. If such transfers were deemed to be preferential transfers, the payments could be recovered from the noteholders and the lien or security interest could be avoided.

         If the second lien notes are fully secured (i.e., the value of collateral exceeds the amount it secures, including the first lien notes), payments on the second lien notes would not constitute preferential transfers. However, if, or to the extent, the second lien notes are undersecured (i.e., the value of the collateral is less than the amount which it secures), payments would be deemed to have been applied, first, to the unsecured portion of the second lien notes and, second, to the secured portion of the second lien notes and the payments attributable to the unsecured portion could be considered preferential transfers. Therefore, if we are involved in a bankruptcy proceeding, holders of second lien notes may be required to disgorge payments made on the second lien notes to the extent such second lien notes are undersecured.

         Additionally, due to Abraxas', Canadian Abraxas' and the Guarantors' being domiciled in Canada and in the United States, Abraxas, Canadian Abraxas and the Guarantors could be subject to multi-jurisdictional insolvency proceedings in Canada and the United States. If multi-jurisdictional insolvency proceedings were to occur, this could result in additional delay in payment of the first lien notes or the second lien notes, as well as delay in or prevention from enforcing remedies under the first lien notes or the second lien notes, any guarantee thereunder and the liens securing the first lien notes or the second lien notes and the guarantees. Likewise, the first lien notes or the second lien notes could be subject to different treatment inasmuch as the multiple insolvency proceedings would be conducted by different courts applying different laws.

We may not be able to finance a change of control offer.

         Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all of the first lien notes, any outstanding old notes and the second lien notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of such notes.

                          Risks Related to Our Business

We lack liquidity due to our reduced cash flow.

         We have historically funded our operations primarily through cash flow from operations and borrowings under our bank credit facilities and other credit sources. Due to severely depressed crude oil and natural gas market prices, our cash flow from operations in 1999 was substantially reduced. In 1999, our sale of the first lien notes, the production payment to Southern and certain non-core properties together with cash generated by operations provided us with the liquidity necessary to service our debt and pay operating expenses. We anticipate that we will have three principal sources of liquidity during the next 12 months: (i) cash on hand including the net proceeds from the Samson transaction; (ii) cash generated by operations; and (iii) the production payment with Southern. You should read the discussions under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Second Lien Notes," the unaudited Pro Forma Financial Information and the notes thereto and the Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus for more information regarding our indebtedness.

         Our ability to raise funds through additional indebtedness will be substantially limited by the terms of the indenture governing the first lien notes, the indenture governing the old notes and the indenture governing the second lien notes, although many of the restrictive covenants contained in the indenture governing the old notes were eliminated in connection with the exchange offer.

         The first lien notes indenture and the second lien notes indenture restrict, among other things, our ability to:

         o   incur additional indebtedness
         o   incur liens
         o   pay dividends or make certain other restricted payments
         o   consummate certain asset sales
         o   enter into certain transactions with affiliates
         o   merge or consolidate with any other person; or
         o sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

         Additionally, our ability to raise funds through additional indebtedness will be limited because substantially all of our crude oil and natural gas properties and natural gas processing facilities are subject to a first lien or floating charge for the benefit of the holders of the first lien notes and a second lien or floating charge for the benefit of the holders of the second lien notes. We may also choose to issue equity securities or sell certain of our assets to fund our operations, although the first lien notes indenture and the second lien notes indenture will substantially limit our use of the proceeds of any such asset sales. Because of our diminished cash flow from operations and the resulting depressed prices for our common stock, we may not be able to obtain equity financing on satisfactory terms.


Our debt levels and our debt covenants may limit our ability to pursue business opportunities and to obtain additional financing.


         We have substantial indebtedness and debt service requirements. Our total debt and stockholders' equity were $275.4 million and $15.8 million, respectively, as of March 31, 2000. You should read the discussion under the heading "Capitalization" for more information regarding our high degree of leverage. We may incur additional indebtedness in the future in connection with acquiring, developing and exploiting producing properties, although our ability to incur additional indebtedness is substantially limited by the terms of the first lien notes indenture and the second lien notes indenture. You should read the discussions under the heading "-- We lack liquidity due to our reduced cash flow," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Second Lien Notes," the unaudited Pro Forma Financial Information and the notes thereto and the Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus for more information regarding our indebtedness.


         Our high level of debt affects our operations in several important ways, including:

         o A substantial amount of our cash flow from operations will be used to pay interest on the first lien notes, any outstanding old notes and the second lien notes;

         o The covenants contained in the first lien notes indenture and the second lien notes indenture will limit our ability to borrow additional funds or to dispose of assets and may affect our flexibility in planning for, and reacting to, changes in our business, including possibly limiting acquisition activities;

         o Our debt level may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, interest payments, scheduled principal payments, general corporate purposes or other purposes; and

         o The terms of the first lien notes indenture, the old notes indenture and the second lien notes indenture will permit the holders of the first lien notes, any outstanding old notes and the second lien notes to accelerate payments upon an event of default or a change of control.

Our ability to replace production with new reserves is highly dependent on acquisitions or successful development and exploration activities.

         The rate of production from crude oil and natural gas properties declines as reserves are depleted. Our proved reserves will decline as reserves are produced unless we acquire additional properties containing proved reserves, conduct successful exploration and development activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves. Our future crude oil and natural gas production is therefore highly dependent upon our level of success in acquiring or finding additional reserves. We cannot assure you that our exploration and development activities will result in increases in reserves. Our operations may be curtailed, delayed or cancelled if we lack necessary capital and by other factors, such as title problems, weather, compliance with governmental regulations, mechanical problems or shortages or delays in the delivery of equipment.

         Our ability to continue to acquire producing properties or companies that own such properties assumes that major integrated oil companies and independent oil companies will continue to divest many of their crude oil and natural gas properties. We cannot assure you that such divestitures will continue or that we will be able to acquire such properties at acceptable prices or develop additional reserves in the future. In addition, under the terms of the first lien notes indenture, the old notes indenture and the second lien notes indenture, our ability to obtain additional financing in the future for acquisitions and capital expenditures will be limited.

Crude oil and natural gas price declines and their volatility could adversely affect our revenue, cash flows and profitability.

         Our revenue, profitability and future rate of growth depend substantially upon prevailing prices for crude oil and natural gas. Crude oil and natural gas prices fluctuate and until recently have declined significantly. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. In 1999, we reduced our capital expenditures budget because of lower crude oil and natural gas prices. In addition, we may have ceiling test writedowns when prices decline. Lower prices may also reduce the amount of crude oil and natural gas that we can produce economically.

         We enter into hedge agreements and other financial arrangements at various times to attempt to minimize the effect of crude oil and natural gas price fluctuations. We cannot assure you that such transactions will reduce risk or minimize the effect of any decline in crude oil or natural gas prices. Any substantial or extended decline in crude oil or natural gas prices would have a material adverse effect on our business and financial results. Hedging activities may limit the risk of declines in prices, but such arrangements may also limit additional revenues from price increases. You should read the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources - Hedging Activities" for more information regarding our hedging activities.

Lower crude oil and natural gas prices increase the risk of ceiling limitation writedowns.

         We use the full cost method to account for our crude oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop crude oil and natural gas properties. Under full cost accounting rules, the net capitalized cost of crude oil and natural gas properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of crude oil and natural gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a "ceiling limitation writedown." This charge does not impact cash flow from operating activities, but does reduce our stockholders' equity. The risk that we will be required to write down the carrying value of crude oil and natural gas properties increases when crude oil and natural gas prices are low or volatile. In addition, writedowns may occur if we experience substantial downward adjustments to our estimated proved reserves or if purchasers cancel long-term contracts for our natural gas production. In 1999, we recorded a writedown of $19.1 million ($11.9 million after tax) as a result of a downward adjustment to our proved reserves in Canada. We cannot assure you that we will not experience additional ceiling limitation writedowns in the future.

Estimates of our proved reserves and future net revenue are uncertain and inherently imprecise.

         This prospectus contains estimates of our proved crude oil and natural gas reserves and the estimated future net revenue from such reserves. The process of estimating crude oil and natural gas reserves is complex and involves decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. Therefore, these estimates are imprecise.

         Actual future production, crude oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves most likely will vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing crude oil and natural gas prices and other factors, many of which are beyond our control.

         You should not assume that the present value of future net revenues referred to in prospectus is the current market value of our estimated crude oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the end of the year of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the end of the year of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of crude oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. For example, we reduced our 1999 capital expenditure budget. This reduction will delay cash flows and thereby reduce present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with us or the crude oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

         The estimates of our reserves are based upon various assumptions about future production levels, prices and costs that may not prove to be correct over time. In particular, estimates of crude oil and natural gas reserves, future net revenue from proved reserves and the PV-10 thereof for the crude oil and natural gas properties described in this prospectus are based on the assumption that future crude oil and natural gas prices remain the same as crude oil and natural gas prices at December 31, 1999. The average sales prices as of such date used for purposes of such estimates were $24.88 per Bbl of crude oil, $14.79 per Bbl of NGLs and $2.11 per Mcf of natural gas. This compares with $9.95 per Bbl of crude oil, $8.97 per Bbl of NGLs and $1.90 per Mcf of natural gas as of December 31, 1998. It is also assumed that we will make future capital expenditures of approximately $31.7 million in the aggregate, which are necessary to develop and realize the value of proved undeveloped reserves on our properties. Any significant variance in actual results from these assumptions could also materially affect the estimated quantity and value of reserves set forth herein.

We have experienced recurring net losses.

         The following table shows the losses we had in 1994, 1995, 1997, 1998 and 1999:

                                                                       Year Ended December 31,
                                                   -------------------------------------------------------------
                                                     1994         1995        1997        1998           1999
                                                   ----------  ----------- -----------  ----------  ------------
                                                                            (in millions)

   Net loss applicable to common stock ..........   $(2.6)       $(1.6)      $(6.7)      $(84.0)        $(36.7)


         You should read the discussions under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus for more information regarding these losses. We cannot assure you that we will become profitable in the future.

Our Canadian operations are subject to the risks of currency fluctuations and in some instances economic and political developments.

         We have significant operations in Canada. The expenses of such operations are payable in Canadian dollars while most of the revenue from crude oil and natural gas sales is based upon U.S. dollar price indices. As a result, Canadian operations are subject to the risk of fluctuations in the relative values of the Canadian and U.S. dollars. We are also required to recognize foreign currency translation gains or losses related to the debt issued by our Canadian subsidiary because the debt is denominated in U.S. dollars and the functional currency of such subsidiary is the Canadian dollar. Our foreign operations may also be adversely affected by local political and economic developments, royalty and tax increases and other foreign laws or policies, as well as U.S. policies affecting trade, taxation and investment in other countries.

We depend on our key personnel.

         We depend to a large extent on Robert L.G. Watson, our Chairman of the Board, President and Chief Executive Officer, for our management and business and financial contacts. The unavailability of Mr. Watson would have a materially adverse effect on our business. Mr. Watson has a three-year employment contract with Abraxas which provides that he can be terminated for cause only. Our success is also dependent upon our ability to employ and retain skilled technical personnel. While we have not experienced difficulties in employing or retaining such personnel, our failure to do so in the future could adversely affect our business.

Anti-takeover provisions could make a third party acquisition of Abraxas difficult.

         Abraxas' articles of incorporation and by-laws provide for a classified board of directors, with each member serving a three-year term and eliminate the ability of stockholders to call special meetings or take action by written consent. Abraxas has also adopted a stockholder rights plan. Each of the provisions in the articles of incorporation and by-laws and the stockholder rights plan could make it more difficult for a third party to acquire Abraxas without the approval of Abraxas' board. In addition, the Nevada corporate statute also contains certain provisions which could make an acquisition by a third party more difficult. You should read the discussions under the heading "Description of Capital Stock -- Anti-takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws," "-- Stockholders Rights Plan" and "-- Anti-Takeover Statutes" for more information regarding these anti-takeover provisions.

                          Risks Related to Our Industry

Our operations are subject to numerous risks of crude oil and natural gas drilling and production activities.

         Crude oil and natural gas drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the following:

         o that no commercially productive crude oil or natural gas reservoirs will be found;
         o that crude oil and natural gas drilling and production activities may be shortened, delayed or canceled; and
         o that our ability to develop, produce and market our reserves may be limited by:
             - title problems,
             - weather conditions,
             - compliance with governmental requirements, and
             - mechanical difficulties or shortages or delays in the delivery of drilling rigs, work boats and other equipment.

         In the past, we have had difficulty securing drilling equipment in certain of our core areas. We cannot assure you that the new wells we drill will be productive or that we will recover all or any portion of our investment. Drilling for crude oil and natural gas may be unprofitable. Dry wells and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable. In addition, our properties may be susceptible to hydrocarbon draining from production by other operations on adjacent properties.

         Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, gas leaks, ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could have substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with industry practice, we maintain insurance against some, but not all, of the risks described above. We cannot assure you that our insurance will be adequate to cover losses or liabilities. Also, we cannot predict the continued availability of insurance at premium levels that justify its purchase.

We operate in a highly competitive industry which may adversely affect our operations.

         We operate in a highly competitive environment. Competition is particularly intense with respect to the acquisition of desirable undeveloped crude oil and natural gas properties. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. We compete with major and independent crude oil and natural gas companies for properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

         The principal resources necessary for the exploration and production of crude oil and natural gas are leasehold prospects under which crude oil and natural gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations. We must compete for such resources with both major crude oil and natural gas companies and independent operators. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future we cannot assure you that such materials and resources will be available to us.

         We face significant competition for obtaining additional natural gas supplies for gathering and processing operations, for marketing NGLs, residue gas, helium, condensate and sulfur, and for transporting natural gas and liquids. Our principal competitors include major integrated oil companies and their marketing affiliates and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major crude oil and natural gas companies, have capital resources and control supplies of natural gas substantially greater than ours. Smaller local distributors may enjoy a marketing advantage in their immediate service areas.

         We compete against other companies in our natural gas processing business both for supplies of natural gas and for customers to which we sell our products. Competition for natural gas supplies is based primarily on location of natural gas gathering facilities and natural gas gathering plants, operating efficiency and reliability and ability to obtain a satisfactory price for products recovered. Competition for customers is based primarily on price and delivery capabilities.

Our crude oil and natural gas operations are subject to various U.S. federal, state and local and Canadian federal and provincial governmental regulations that materially affect our operations.

         Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and unitization and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of crude oil and natural gas, these agencies have restricted the rates of flow of crude oil and natural gas wells below actual production capacity. Federal, state, provincial and local laws regulate production, handling, storage, transportation and disposal of crude oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations. To date, our expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant. We believe that we are in substantial compliance with all applicable laws and regulations. However, the requirements of such laws and regulations are frequently changed. We cannot predict the ultimate cost of compliance with these requirements or their effect on our operations.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the second lien notes, the Abraxas common stock or the contingent value rights by the selling security holders pursuant to this prospectus.

                                 CAPITALIZATION


         The following table sets forth our total consolidated capitalization at March 31, 2000, on a historical basis. This table should be read in conjunction with our Consolidated Financial Statements and the notes thereto and the other financial information included elsewhere in this prospectus.

                                                                                          March 31, 2000
                                                                                            (unaudited)
                                                                                -----------------------------------
                                                                                      (dollars in thousands)

     Total debt, including current maturities:
        Credit Facility due to a Canadian bank (1) .......................                    $  9,347
        12 7/8% Senior Secured Notes due 2003.............................                      63,500
        111/2% Senior Secured Notes due 2004, Series A (2)................                     193,758
        111/2% Senior Notes due 2004, Series D............................                       4,321
              Other long-term obligations.................................                       4,458
                                                                                             ----------
     Total debt...........................................................                     275,384
     Stockholders' equity:
        Common stock......................................................                         227
        Treasury stock, 171,015 shares....................................                        (886)
        Additional paid-in capital........................................                     127,423
        Foreign currency translation......................................                       1,711
        Accumulated deficit...............................................                    (112,669)
                                                                                             ----------

              Total stockholders' equity..................................                      15,806
                                                                                             ----------
              Total capitalization........................................                    $291,190
                                                                                             ==========

----------
(1)  Indebtedness of Grey Wolf, which is non-recourse to us.
(2) Includes $5.0 million of second lien notes issued to Houlihan and Jefferies as payment for their fees and expenses.

                       PRICE RANGE OF ABRAXAS COMMON STOCK


         Abraxas common stock is currently traded on the OTC Bulletin Board under the symbol "AXAS." Abraxas common stock was formerly listed on the NASDAQ Stock Market under the symbol "AXAS," however, effective June 16, 1999, Abraxas common stock was delisted from quotation on the NASDAQ Stock Market for failure to satisfy NASDAQ's listing and maintenance standards. As of May 18, 2000, Abraxas had 22,747,118 shares of common stock outstanding and had approximately 1,561 stockholders of record.

         The following table sets forth certain information as to the high and low bid quotations quoted on the NASDAQ Stock Market for 1997, 1998 and 1999 (through June 16, 1999) and on the OTC Bulletin Board for the remainder of 1999 and through May 16, 2000. Information with respect to over-the-counter bid quotations represents prices between dealers, does not include retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.



                  Period                                     High          Low

         1997
                  First Quarter.............................$14.00         $8.88
                  Second Quarter.............................14.13         10.00
                  Third Quarter..............................15.75         12.50
                  Fourth Quarter.............................19.50         13.88
         1998
                  First Quarter.............................$15.00         $7.00
                  Second Quarter.............................11.25          8.25
                  Third Quarter.............................. 9.50          5.31
                  Fourth Quarter............................. 7.56          4.00

         1999
                  First Quarter..............................$3.19         $1.19
                  Second Quarter..............................2.82          0.88
                  Third Quarter...............................2.97          0.88
                  Fourth Quarter..............................2.44          0.81

         2000

                  First Quarter..............................$2.81         $1.06
                  Second Quarter (through May 16, 2000)...... 2.38          1.59



                                 DIVIDEND POLICY

Abraxas has not paid any cash dividends on its common stock and it is not presently determinable when, if ever, Abraxas will pay cash dividends in the future. The first lien notes and second lien notes indentures prohibit the payment of cash dividends and stock dividends on Abraxas' common stock.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial information is derived from our historical financial statements set forth elsewhere in this prospectus and is adjusted to reflect the following:


         Our Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999, has been prepared assuming the sale of non-core properties held by Abraxas Wamsutter L.P., a limited partnership of which a subsidiary of Abraxas is the general partner, as well as other contiguous assets owned by Abraxas, to Samson Resources Company as if the transaction were consummated on December 31, 1999. Our Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999, has been prepared assuming the issuance of the first lien notes, the exchange offer and the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction were consummated on January 1, 1999. Our Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2000 has been prepared assuming the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction were consummated on January 1, 2000.


         The unaudited pro forma financial information should be read in conjunction with the notes thereto and our Consolidated Financial Statements and the notes thereto.

         Our unaudited pro forma financial information is not indicative of our financial position or results of operations which would actually have occurred if the sale of the first lien notes, the exchange offer and the Samson transaction had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, reductions in prices paid for crude oil and natural gas, future acquisitions and other factors.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2000

                                                    Abraxas
                                                   Petroleum         Samson
                                                  Corporation      adjustments      Pro Forma
                                                 --------------    -------------  --------------

                                                  (dollars in thousands except per share data)
Revenue:
  Oil and gas production revenues..........         $  15,626               --        $ 15,626
  Gas processing revenues..................               757               --             757
  Rig revenues.............................               131               --             131
  Other revenues...........................               203               --             203
                                                ---------------- ---------------- ---------------
         Total revenue.....................            16,717               --          16,717
Operating costs and expenses:
  Lease operating and production taxes.....             4,629               --           4,629
  Depreciation, depletion and amortization.             8,948               --           8,948
  Rig operations...........................               188               --             188
  General and administrative expense.......             1,439              113           1,552
                                                ---------------- ---------------- ---------------
        Total operating expenses..........             15,204              113          15,317
                                                ---------------- ---------------- ---------------
Operating income (loss)....................             1,513             (113)          1,400
Other (income) expense:
  Interest income..........................              (60)               --            (60)
  Amortization of deferred financing fee...               507               --             507
  Interest expense.........................             7,773               --           7,773
 Gain on sale of partnership interest......           (33,983)              --         (33,983)
 Other.....................................               436               --             436
                                                ---------------- ---------------- ---------------
         Total other (income) expenses.....           (25,327)               --        (25,327)
                                                ---------------- ---------------- ---------------
Income (loss) before tax...................            26,840            (113)          26,727
Income tax (expense) benefit:
  Current..................................               126               --             126
  Deferred.................................             (453)               --           (453)
Minority interest income (loss)............              (11)               --            (11)
                                                ---------------- ---------------- ---------------
Net (loss) applicable to common stockholders           27,156               --          27,043
                                                ---------------- ---------------- ---------------
Net income per common share                              1.20               --            1.20
                                                ================ ================ ===============
  Net income per common share -
   assuming dilution                                 $    .52               --        $    .51
                                                ================ ================ ===============


                                        See notes to unaudited pro forma financial information


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999

                                                    Abraxas
                                                   Petroleum         Offering       Exchange offer       Samson
                                                  Corporation      adjustments       adjustments       adjustments       Pro Forma
                                               ---------------- ----------------- ----------------- ---------------- --------------
                                                                  (dollars in thousands except per share data)
Revenue:
  Oil and gas production revenues..........        $   59,025    $         --      $         --         $      --        $   59,025
  Gas processing revenues..................             4,244              --                --                --             4,244
  Rig revenues.............................               444              --                --                --               444
  Other revenues...........................             3,057              --                --                --             3,057
                                                ---------------- ----------------- ----------------- ---------------- --------------
         Total revenue.....................            66,770              --                --                --            66,770
Operating costs and expenses:
  Lease operating and production taxes.....            17,938              --                --                --            17,938
  Depreciation, depletion and amortization.            34,811              --                --                --            34,811
  Proved property impairment...............            19,100              --                --                --            19,100
  Rig operations...........................               624              --                --                --               624
  General and administrative expense.......             5,269              --                --               597 (5)         5,866
                                                ---------------- ----------------- ----------------- ---------------- --------------
         Total operating expenses..........            77,742              --                --               597            78,339
                                                ---------------- ----------------- ----------------- ---------------- --------------
Operating income (loss)....................           (10,972)             --                --              (597)          (11,569)
Other (income) expense:
  Interest income..........................              (666)             --                --                --              (666)
  Amortization of deferred financing fee...             1,915              170 (1)           201  (3)          --             2,286
  Interest expense.........................            36,815            2,044 (2)        (8,730) (4)          --            30,129
                                                ---------------- ----------------- ----------------- ---------------- --------------
         Total other (income) expenses.....            38,064            2,214            (8,529)              --            31,749
                                                ---------------- ----------------- ----------------- ---------------- --------------
Income (loss) before tax...................           (49,036)          (2,214)            8,529             (597)          (43,318)
Income tax (expense) benefit:
  Current..................................              (491)             --                --                --              (491)
  Deferred.................................            13,116              --                --                --            13,116
Minority interest income (loss)............               269              --                --                --               269
                                                ---------------- ----------------- ----------------- ---------------- --------------
Net (loss) applicable to common stockholders       $  (36,680)   $       (2,214)   $       8,529        $    (597)      $  (30,962)
                                                ================ ================= ================= ================ ==============
Net (loss) per share.......................        $    (5.41)             --                --               --        $    (1.35)
                                                ================ ================= ================= ================ ==============

                              See notes to unaudited pro forma financial information


                                       20

                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                              As of December 31, 1999


                                                          Abraxas
                                                        Petroleum         Pro-forma
                                                        Corporation      adjustments       Pro Forma
                                                       -------------     -------------    -------------
                                                                  (dollars in thousands)
Assets:
  Cash.............................................      $   3,799     $        31,232 (1) $    35,031
  Accounts receivable..............................         14,352               --             14,352
  Other............................................            878               --                878
                                                       -------------- ------------------ --------------
         Total current assets......................         19,029              31,232          50,261
Property and equipment.............................        514,353               --            514,353
Less accumulated DD&A..............................        219,687               --            219,687
                                                       -------------- ------------------ --------------
  Net property and equipment.......................        294,666               --            294,666
Deferred financing fees............................          7,711               --              7,711
                                                                                 3,250 (1)
Other assets.......................................            878                (499)(2)       3,629
                                                       ============== ================== ==============
         Total assets..............................      $ 322,284     $        33,983     $   356,267
                                                       ============== ================== ==============

Liabilities and stockholders' equity (deficit):
Total current liabilities..........................      $  26,334     $          --       $    26,334

Long-term debt.....................................        273,421                --           273,421
Deferred income taxes..............................         16,935                --            16,935
Minority interest..................................         10,496                --            10,496
Future site restoration............................          4,603                --             4,603
Stockholders' equity (deficit):
  Common stock.....................................            227                --               227
  Additional paid-in capital.......................        127,562                --           127,562
  Accumulated deficit..............................       (139,825)           33,983 (3)      (105,842)
  Treasury stock...................................         (1,071)               --            (1,071)
  Accumulated other comprehensive income...........          3,602                --             3,602
                                                       -------------- ------------------ --------------
         Total stockholders' equity (deficit)......         (9,505)           33,983            24,478
                                                       ============== ================== ==============
         Total liabilities and stockholders' equity
         (deficit).................................      $ 322,284     $      33,983       $   356,267
                                                       ============== ================== ==============


             See notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


         Note 1. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1999, reflects the offering of the first lien notes, the exchange offer and the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction as if all were consummated on January 1, 1999 and thee Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2000, reflects the reversal of an overhead reimbursement received from Abraxas Wamsutter, L.P. associated with the Samson transaction as if all were consummated on January 1, 2000:


(1) Record additional amortization of deferred financing fees related to fees paid in connection with the offering of $63.5 million of the first lien notes.
(2)  Record additional interest expense on the first lien notes.
(3) Record additional amortization of deferred financing fees related to fees paid in connection with the exchange offer.
(4) Record reduction of interest related to reduced debt as result of exchange offer.
(5)  Reversal of overhead reimbursement received from partnership.


Note 2. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999, reflects the Samson transaction as if it were consummated on December 31, 1999:

(1)  Proceeds from sale of Wamsutter assets.
(2)  Cost basis of assets sold.

                       SELECTED HISTORICAL FINANCIAL DATA


         The following historical selected consolidated financial data are derived from, and qualified by reference to, our Consolidated Financial Statements and the notes thereto. The statement of operations data for the three months ended March 31, 2000, is not necessarily indicative of results of a full year. The consolidated financial data for each of the three months ended March 31, 1999 and 2000, are derived from our unaudited financial statements and, in the opinion of management, include all adjustments that are of a normal and recurring nature and necessary for a fair presentation. The selected historical consolidated financial information should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                       Three Months Ended
                                                     Year Ended December 31,                                March 31,
                                              1995        1996       1997        1998         1999        1999        2000
                                            --------    -------   ---------    --------    ---------    --------    -------
                                                    (in thousands, except per share data)
Consolidated Statements of Operations Data:
Operating revenue:
  Oil and gas production revenues......      $13,660    $25,749   $ 65,826    $ 54,263    $  59,025     $ 13,838    $15,626
  Gas processing revenues..............          --         600      3,568       3,159        4,244          865        755
  Other revenue........................         157         304      1,537       2,662        3,501        1,267        334
                                            -------     -------   --------    --------    ---------     ---------   -------
          Total operating revenue......      13,817      26,653     70,931      60,084        66,770      15,970     16,717
                                            -------     -------   --------    --------    ---------     ---------   -------
Operating costs and expenses:
Lease operating and production taxes...       4,333       6,120     16,133      18,091        17,938       4,758      4,629
Depreciation, depletion and
     amortization expense..............       5,434       9,605     30,581      31,226        34,811       9,146      8,948
  General and administrative expense...       1,042       1,933      4,171       5,522         5,269       1,323      1,439
  Other................................         125         169        296         521           624         139        188
  Proved property impairment...........          --          --      4,600      61,224        19,100         --         --
                                            -------     -------   --------    --------    ----------     ---------  -------
          Total operating expenses.....      10,934      17,827     55,781     116,584        77,742      15,366     15,204
                                            -------     -------   --------    --------    ---------     ---------   -------
Operating income (loss)................       2,883       8,826     15,150     (56,500)     (10,972)         604      1,513
Net interest expense...................       3,877       5,987     24,300      30,043        36,149       8,497      7,713
Amortization of deferred financing
    fees(1)............................         214         280      1,260       1,571         1,915         345        507
Gain on sale of partnership interest             --          --         --          --            --          --    (33,983)
Other (income) expense.................          --         443        (34)          4           269          --        436
                                            -------     -------   --------    --------    ---------     ---------   -------
Income (loss) from continuing
   operations before taxes and
   extraordinary items.................      (1,208)      2,116    (10,376)    (88,118)     (49,305)     (8,238)     26,840
Income tax (expense) benefit...........          --        (176)     3,891       4,158        12,625       1,937        327
Minority interest in income (loss) of
    consolidated foreign subsidiary....          --          --         --          --            --           7        (11)
                                            -------     -------   --------    --------    ---------     ---------   -------
Income (loss) before extraordinary
   items...............................      (1,208)      1,940     (6,485)    (83,960)     (36,680)      (6,294)    27,156
Extraordinary items(2).................          --        (427)        --          --            --                     --
                                            -------     -------   --------    --------     ---------    ---------   -------
Net income (loss)......................      (1,208)      1,513     (6,485)    (83,960)     (36,680)      (6,294)    27,156
Preferred dividends....................        (366)       (366)      (183)         --            --          --         --
                                            -------     -------   --------    --------     ---------    ---------   -------
Net income (loss) applicable to
   common  stockholders................   $  (1,574)    $ 1,147   $ (6,668)   $(83,960)    $(36,680)  $   (6,294)  $ 27,156
                                            ========     =======   ========   =========     =========   =========   =======


                                                                                            Three Months Ended
                                                   Year Ended December 31,                       March 31,
                                       --------------------------------------------------  --------------------
                                        1995       1996       1997       1998      1999       1999       2000
                                       -------    -------    -------    -------    ------    -------    -------
                                                            (in thousands, except per share data)
Earnings per share:
  Income (loss) from continuing
     operations...................     $  (0.34) $   0.23  $   (1.11) $  (13.26) $(5.41)   $  (.99)    $  1.20
  Discontinued operations.........         --         --         --         --        --         --         --
  Extraordinary items.............         --        (.06)       --         --        --         --         --
                                       --------  --------  --------   --------   -------   --------   --------
Net income (loss) per common share...  $  (0.34) $   0.20  $   (1.11) $  (13.26) $(5.41)   $  (.99)    $  1.20
                                       ========  ========  =========  =========  =======   ========   ========
Net Income (loss) per common share
  assuming dilution                         --        .17         --         --      --          --        .52
                                       ========  ========  =========  =========  =======   ========   ========

Weighted average shares
   outstanding assuming dilution..      4,635      6,794      6,025      6,331    6,784      6,333      52,572
                                       ========  ========  =========  =========  =======   ========   ========





                                                   Year Ended December 31,                    At March 31,
                                       -----------------------------------------------      ---------------
                                       1995      1996       1997       1998       1999      1999       2000
                                       ----      ----       ----       ----       ----      ----       ----
                                                           (dollars in thousands)
Consolidated Balance Sheet Data:
Total assets......................    $85,067   $304,842   $338,528  $ 291,498  $322,284   $355,461   $355,186
Long-term debt(3).................     41,557    215,000    248,617    299,698   273,421    344,889    275,384
Stockholders' equity (deficit)....     37,062     35,656     26,813    (63,522)   (9,505)   (66,654)    15,806
Other Data:
Capital expenditures (including
   acquisitions)..................     12,330    173,155     87,764     57,861   128,708     99,422     11,840
Ratio (deficiency) of earnings to
  fixed charges(4)                         --       1.34x        --         --        --         --         --

----------

(1) Consists of financing fees incurred in connection with the acquisition of crude oil and natural gas producing properties and financing.

(2)  Consists of loss incurred in connection with extinguishment of debt.

(3) Excludes current maturities of long-term debt and capital lease obligations. Includes the premium on the old notes and capital lease obligations.


(4) Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and premium on the old notes. Our earnings were inadequate to cover fixed charges in 1995, 1997, 1998, 1999, the three months ended March 31, 1999 and 2000 by $1.2 million, $10.0 million, $88.1 million, $49.0 million, 8.2 million and 6.7 million, respectively.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     The following is a discussion of our financial condition, results of operations, liquidity and capital resources. This discussion should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

General

     We have incurred net losses for a number of years. Our revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for crude oil and natural gas and the volumes of crude oil, natural gas and natural gas liquids we produce. Natural gas and crude oil prices weakened somewhat during 1997 and continued to decrease during 1998. Crude oil and natural gas prices increased somewhat in 1999.

     We incurred losses in 1997, 1998 and 1999, and there can be no assurance that operating income and net earnings will be achieved in future periods. Because our proved reserves will decline as crude oil, natural gas and natural gas liquids are produced, unless we are successful in acquiring properties containing proved reserves or conduct successful exploration and development activities, our reserves and production will decrease. Our ability to acquire or find additional reserves in the near future will be dependent, in part, upon the amount of available funds for acquisition, exploration and development projects. If crude oil and natural gas prices remain at depressed levels, or if our production levels decrease, our revenues, cash flow from operations and financial condition will be materially adversely affected.

Results of Operations

     The factors which most significantly affect our results of operations are:

         (1) the sales prices of crude oil, natural gas liquids and natural gas,

         (2) the level of total sales volumes of crude oil, natural gas liquids and natural gas,

         (3) the level of borrowings and interest rates thereon, and

         (4) the level and success of exploration and development activity.

         Selected Operating Data. The following table sets forth certain of our operating data for the periods presented:


                                                                                        Three Months Ended
                                                     Year Ended December 31,                 March 31,
                                                 1997        1998          1999         1999          2000
                                                       (dollars in thousands, except per unit data)
    Operating revenue:
      Crude oil sales.......................    $ 17,453    $   9,948    $  11,330   $     2,731  $     2,651
      NGLs sales............................      10,668        5,905        5,043           552        1,774
      Natural gas sales.....................      37,705       38,410       42,652        10,555       11,201
      Gas processing revenue................       3,568        3,159        4,244           865          757
      Other.................................       1,537        2,662        3,501         1,267          334
                                                --------    ---------  -----------   -----------  -----------
              Total operating revenue.......    $ 70,931    $  60,084  $    66,770   $    15,970  $    16,717
                                                ========    =========  ===========   ===========  ===========
    Operating income(loss)..................    $ 15,150    $ (56,500) $   (10,972)  $       604  $     1,403
    Crude oil production(MBbls).............       936.7        728.6        777.9           225        168.5
    NGLs production(MBbls)..................       992.3        867.4        376.5          73.3         82.5
    Natural gas production(MMcf)............    21,050.0     24,929.9     25,697.9       7,149.5        5,439
    Average crude oil sales prices(per Bbl).    $  18.63    $   13.65  $     14.57   $     12.14  $     15.73
    Average NGLs sales price(per Bbl).......    $  10.75    $    6.81  $     13.40   $      7.56  $     21.51
    Average natural gas sales price(per Mcf)    $   1.79    $    1.54  $      1.66   $      1.48  $      2.06



Comparison of Three Months Ended March 31, 2000 to Three Months Ended March 31, 1999

         Operating Revenue. During the three months ended March 31, 2000, operating revenue from crude oil, natural gas and natural gas liquid sales increased 12.9% to $15.6 million compared to $13.8 million in the three months ended March 31, 1999. The increase in revenue was primarily due to increased prices realized during the period, offset by a decline in production volumes. Increased prices contributed $4.9 million in revenue after deducing losses from hedging activities of $2.03 million while reduced production volumes had a $3.1 million negative impact on revenue. Average sales prices for the quarter ended March 31, 2000 were:

o        $15.73 per Bbl of crude oil,
o        $21.51 per Bbl of natural gas liquid, and
o        $2.06 per Mcf of natural gas

Average sales prices for the quarter ended March 31, 1999 were:

o        $12.14 per Bbl of crude oil,
o        $7.56 per Bbl of natural gas liquid, and
o        $1.48 per Mcf of natural gas

         Crude oil production volumes declined from 225.0 MBbls during the first quarter of 1999 to 168.5 MBbls for the same period of 2000, primarily as a result of the de-emphasis on crude oil drilling during 1999 and a natural decline in production. Natural gas production volumes declined to 5,439.9 MMcf for the first quarter of 2000 from 7,149.1 MMcf for the same period of 1999. During 1999 and the first quarter of 2000, a significant portion of our drilling activity was in the Edwards Trend in south Texas. Production volumes in this area increased from 789 MMcf in the first quarter of 1999 to 1,115.3 MMcf during the first quarter of 2000. Production in our other areas declined due to decreased drilling activity and the fields' natural decline in production. Natural gas liquids volumes increased from 73.3 MBbls during the first quarter of 1999 to 82.5 MBbls during the first quarter of 2000. During the first quarter of 1999, we elected not to process liquids in some areas due to depressed prices; we resumed production of liquids in the second quarter of 1999 and continued to process liquids during the first quarter of 2000.

         Lease Operating Expenses. Lease operating expenses and natural gas processing costs ("LOE") for the three months ended March 31, 2000, decreased slightly to $4.6 million from $4.7 million for the same period in 1999. Our LOE on a per Mcfe basis for the three months ended March 31, 2000, was $0.67 per Mcfe compared to $0.53 for the same period of 1999. The increase in the per Mcfe expense was due to a decline in production volumes in the first quarter of 2000 compared to the same period in 1999.

         G&A Expenses. G&A expenses increased from $1.3 million for the first three months of 1999 to $1.4 million for the first three months of 2000. G&A expense on a per Mcfe basis was $0.206 for the first quarter of 2000 compared to $0.148 for the same period of 1999. The increase in the per Mcfe G&A cost is due to the decline in production volumes during the first quarter of 2000 compared to the same period in 1999.

         Depreciation, Depletion and Amortization Expenses. Depreciation, depletion and amortization ("DD&A") expense declined by $198,000 to $8.9 million for the three months ended March 31, 2000, from $9.1 million in the same period of 1999. The decline is primarily due to decreased production during the first three months of 2000 and a reduction on the full cost pool relating to the write down of Canadian reserves at December 31, 1999. Our DD&A on a per Mcfe basis for the three months ended March 31, 2000, was $1.29 per MCFE compared to $1.02 in 1999. The per BOE increase is due to higher finding costs added to the full cost pool in 1999 and the first quarter of 2000 primarily relating to Canadian operations.

         Interest Expense . Interest expense decreased to $7.8 million for the first three months of 2000 from $8.7 million for the same period of 1999. This decrease is due to reduced debt levels during the first quarter of 2000 compared to the same period of 1999. The reduced debt level is the result of the exchange offer. The interest savings related to this exchange was partially offset by interest on our first lien notes. Long-term debt declined from $344.9 million at March 31, 1999, to $275.4 at March 31, 2000.

Comparison of Year Ended December 31, 1999 to Year Ended December 31, 1998

         Operating Revenue. During the year ended December 31, 1999, operating revenue from crude oil, natural gas and natural gas liquids sales, and natural gas processing revenues increased by $4.7 million from $54.3 million in 1998 to $59.0 million in 1999. This increase was primarily attributable to an increase in commodity prices. Increased prices contributed $8.1 million in additional revenue, which was offset by $3.4 million due to a decrease in production volumes.

         Natural gas liquids volumes declined from 867.4 MBbls in 1998 to 376.5 in 1999. The decline in natural gas liquids was primarily a result of the sale of oil and gas producing properties in Wyoming in late 1998. The Wyoming properties contributed 440.6 MBbls of natural gas liquids in 1998. Also contributing to the decline in natural gas liquids volumes was the closing of two gas processing plants in South Texas, one in late 1998 and one in January 1999 and our decision to stop processing gas in early 1999 due to depressed prices. We resumed processing natural gas in April 1999 as prices improved and third party facilities became available. Crude oil sales volumes increased by 6.8% from 728.6 MBbls in 1998 to 777.9 MBbls during 1999. Natural gas sales volumes increased by 13.8% from 24.9 Bcf in 1998 to 25.7 Bcf in 1999. The increase in crude oil and natural gas sales volumes was attributable to increased production attributable to our ongoing development program on existing and acquired properties. Average sales prices in 1999 were:

o        $14.57 per Bbl of crude oil,
o        $13.40 per Bbl of natural gas liquids, and
o        $1.66 per Mcf of natural gas.

    Average sales prices in 1998 were:

o        $13.65 per Bbl of crude oil,
o        $6.81 per Bbl of natural gas liquids, and
o        $1.54 per Mcf of natural gas.

We also had gas processing revenue of $4.2 million in 1999 as compared to $3.1 million in 1998.

         Lease Operating Expense. Lease operating expense ("LOE") and natural gas processing costs decreased by $0.2 million from $18.1 million for the year ended December 31, 1998, to $17.9 million for the same period of 1999. LOE on a per Mcfe basis for 1999 was $0.55 per Mcfe as compared to $0.52 per Mcfe in 1998. The increase in the per Mcfe LOE is due to the sale of low cost gas wells in Wyoming which were replaced with higher cost oil wells acquired in Canada with the acquisition of New Cache Petroleums, Ltd. in January 1999. The decrease was due primarily to the greater number of wells we owned for the year ended December 31, 1999, compared to the year ended December 31, 1998. LOE on a per Mcfe basis for 1999 was $0.55 per Mcfe as compared to $0.52 per Mcfe in 1998.

         G&A Expense. G&A expense decreased from $5.5 million for the year ended December 31, 1998, to $5.3 million for the year ended December 31, 1999. This is primarily a result of cost control measures implemented in the climate of depressed prices. Our G&A expense on a per Mcfe basis was unchanged at $0.16 per Mcfe in 1999 and 1998.

         DD&A Expense. Depreciation, depletion and amortization ("DD&A") expense increased by $3.6 million from $31.2 million for the year ended December 31, 1998, to $34.8 million for the year ended December 31, 1999. Our DD&A expense on a per Mcfe basis for 1999 was $1.07 per Mcfe as compared to $0.90 per Mcfe in 1998. The increase in DD&A is the result of higher finding and acquisition cost in 1998 and 1999, primarily related to Canadian operations.

         Interest Expense. Interest expense increased by $6.2 million from $30.8 million to $37.0 million for the year ended December 31, 1999, compared to 1998. This increase was attributable to our increased borrowings during 1999. In March 1999, we issued $63.5 million in principal amount of the first lien notes. In

December 1999, we consummated the exchange offer whereby $188.8 million in second lien notes, 16,078,990 shares of our common stock, and 16,078,990 CVRs were exchanged for $269.7 million of the old notes. Long-term debt decreased from $299.8 million at December 31, 1998, to $275.7 million at December 31, 1999.

         Ceiling Limitation Writedown. We record the carrying value of our crude oil and natural gas properties using the full cost method of accounting for oil and gas properties. Under this method, we capitalize the cost to acquire, explore for and develop oil and gas properties. Under the full cost accounting rules, the net capitalized cost of crude oil and natural gas properties less related deferred taxes, are limited by country, to the lower of the unamortized cost or the cost ceiling, defined as the sum of the present value of estimated unescalated future net revenues from proved reserves, discounted at 10%, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. If the net capitalized cost of crude oil and natural gas properties exceeds the ceiling limit, we are subject to a ceiling limitation writedown to the extent of such excess. A ceiling limitation writedown is a charge to earnings which does not impact cash flow from operating activities. However, such writedowns do impact the amount of our stockholders' equity.

         The risk that we will be required to writedown the carrying value of our oil and gas assets increases when oil and gas prices are depressed or volatile. In addition, writedowns may occur if we have substantial downward revisions in our estimated proved reserves or if purchasers or governmental action cause an abrogation of, or if we voluntarily cancel, long-term contracts for our natural gas. For the year ended December 31, 1999, we recorded a writedown of $19.2 million, $11.9 million after tax, related to our Canadian properties. We cannot assure you that we will not experience additional writedowns in the future. Should commodity prices decline, a further writedown of the carrying value of our crude oil and natural gas properties may be required. See Note 17 of Notes to Consolidated Financial Statements.

Comparison of Year Ended December 31, 1998 to Year Ended December 31, 1997

         Operating Revenue. During the year ended December 31, 1998, operating revenue from crude oil, natural gas and natural gas liquids sales, and natural gas processing revenues decreased by $12.0 million from $69.4 million in 1997 to $57.4 million in 1998, of which $11.8 million was attributable to the Wyoming Properties. This decrease was primarily attributable to a decline in commodity prices.

         Production volumes increased 5.8% from 32,622 MMcfe in 1997 to 34,505 MMcfe for the year ended December 1998, of which 8,609 MMcfe were attributable to the Wyoming Properties. Crude oil and natural gas liquids sales volumes decreased by 17.2% from 1,930 MBbls in 1997 to 1,596 MBbls during 1998, and natural gas sales volumes increased by 18.4% from 21.1 Bcf in 1997 to 38.4 Bcf in 1998. The increase in natural gas sales volumes was attributable to increased production attributable to our ongoing development program on existing and acquired properties. Crude oil sales volumes decreased 22.2% to 729 MBbls during 1998 from 937 MBbls in 1997. This decrease was due primarily to our decreased emphasis on crude oil development projects during 1998 in response to the continuing decline in crude oil prices.

         Natural gas liquids sales volumes decreased 12.6% to 867 MBbls in 1998 from 992 MBbls in 1997. Approximately 66 MBbls of the decline in natural gas liquids was attributable to the loss of production from the Wyoming Properties. In the ten and one-half months that we owned the Wyoming Properties during 1998, they contributed 89 MBbls of crude oil, 454 MBbls of natural gas liquids and 5.4 Bcf of natural gas production. Average sales prices in 1998 were:

o        $13.65 per Bbl of crude oil,
o        $6.81 per Bbl of natural gas liquids, and
o        $1.54 per Mcf of natural gas.

    Average sales prices in 1997 were:

o        $18.63 per Bbl of crude oil,
o        $10.75 per Bbl of natural gas liquids, and

o        $1.79 per Mcf of natural gas.

We also had natural gas processing revenues of $3.1 million in 1998 as compared to $3.6 million in 1997.

         Lease Operating Expense. LOE and natural gas processing costs increased by $2.0 million from $16.1 million for the year ended December 31, 1997 to $18.1 million for the same period of 1998, of which $2.0 million was attributable to the Wyoming Properties. The increase was due primarily to the greater number of wells we owned for the year ended December 31, 1998, compared to the year ended December 31, 1997. Our LOE on a per Mcfe basis for 1998 was $0.49 per Mcfe as compared to $0.46 per Mcfe in 1997. Natural gas processing costs remained constant at $1.2 million in 1998 as compared to $1.2 million in 1997.

         G&A Expense. G&A expense increased from $4.2 million for the year ended December 31, 1997, to $5.3 million for the year ended December 31, 1998, as a result of our hiring of additional staff. The sale of the Wyoming Properties did not have a material effect on G&A expense. Our G&A expense on a per Mcfe basis was $0.16 per Mcfe in 1998 compared to $0.13 per Mcfe for 1997.

         DD&A Expense. Due to the increase in sales volumes of crude oil and natural gas, DD&A expense increased by $600,000 from $30.6 million for the year ended December 31, 1997, to $31.2 million for the year ended December 31, 1998, of which $3.4 million was attributable to the Wyoming Properties. Our DD&A expense on a per Mcfe basis for 1998 was $0.90 per Mcfe as compared to $0.94 per Mcfe in 1997.

         Interest Expense and Preferred Dividends. Interest expense and preferred dividends increased by $6.2 million from $24.6 million to $30.8 million for the year end December 31, 1998, compared to 1997. This increase was attributable to our increased borrowings during 1998. In January 1998, Abraxas and Canadian Abraxas issued $60.0 million in principal amount of 11.5% Senior Notes due 2004, Series C ("Series C Notes"), and in June 1998, Abraxas and Canadian Abraxas exchanged all of their outstanding Series C Notes and their 11.5% Senior Notes due 2004, Series B in the original principal amount of $215.0 million ("Series B Notes") for $275.0 million of the old notes

         During 1998, we also made additional borrowings under our revolving credit facility (the "Credit Facility"). Long-term debt increased from $248.6 million at December 31, 1997, to $299.7 million at December 31, 1998. During 1998, we paid no preferred dividends as compared to $183,000 in 1997. Preferred dividends were eliminated on July 1, 1997 as the result of the conversion of all outstanding preferred stock into Abraxas common stock.

         Ceiling Limitation Writedown. We record the carrying value of our crude oil and natural gas properties using the full cost method of accounting for oil and gas properties. Under this method, we capitalize the cost to acquire, explore for and develop oil and gas properties. Under the full cost accounting rules, the net capitalized cost of crude oil and natural gas properties less related deferred taxes, are limited by country, to the lower of the unamortized cost or the cost ceiling, defined as the sum of the present value of estimated unescalated future net revenues from proved reserves, discounted at 10%, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. If the net capitalized cost of crude oil and natural gas properties exceeds the ceiling limit, we are subject to a ceiling limitation writedown to the extent of such excess. A ceiling limitation writedown is a charge to earnings which does not impact cash flow from operating activities. However, such writedowns do impact the amount of our stockholders' equity.

         The risk that we will be required to writedown the carrying value of our crude oil and natural gas assets increases when crude oil and natural gas prices are depressed or volatile. In addition, writedowns may occur if we have substantial downward revisions in our estimated proved reserves or if purchasers or governmental action cause an abrogation of, or if we voluntarily cancel, long-term contracts for our natural gas. For the year ended December 31, 1998, we recorded a writedown of $61.2 million related to our United States properties. No assurance can be given that we will not experience additional writedowns in the future. Should commodity prices continue to decline, a further writedown of the carrying value of our crude oil and natural gas properties may be required. See Note 17 of Notes to Consolidated Financial Statements.

Liquidity and Capital Resources


         General. Capital expenditures in 1997, 1998 and 1999 were $87.8 million, $57.9 million and $128.7 million, respectively. The table below sets forth the components of these capital expenditures on a historical basis for the three years ended December 31, 1997, 1998 and 1999, and for the three months ended March 31, 1999 and 2000.



                                                                                          Three Months Ended
                                               Year Ended December 31,                         March 31,
                                          -----------------------------------            -------------------
                                          1997             1998          1999            1999           2000
                                          ----             ----          ----            ----           ----
                                                                    (dollars in thousands)
Expenditure category:
      Property acquisitions (1)          $24,210        $ 2,729        $  89,743       $86,103    $       22
      Development                         61,414         51,821           37,344        13,319        11,541
      Facilities and other                 2,140          3,311            1,621            --           367
                                         -------        -------        ---------       --------    ---------
      Total                              $87,764        $57,861        $ 128,708       $99,422    $   11,840
                                         =======        ========       =========       =======    ==========


----------
(1) Acquisition cost includes 7,585,000 common shares and 4,000,000 special warrants of Grey Wolf valued at approximately $3.7 million in 1997 and 71,063 shares of Abraxas common stock valued at approximately $449,000 in 1998 related to the acquisition of certain crude oil and natural gas properties.

         During 1999, expenditures were primarily for the acquisition of New Cache Petroleums, Ltd. During 1997 and 1998, expenditures were primarily for the development of existing properties. These expenditures were funded through internally generated cash flow, the issuance of the Series C Notes and the first lien notes and borrowings under our credit facility.


         At March 31, 2000, we had current assets of $49.6 million and current liabilities of $29.3 million resulting in working capital of $20.3 million. This compares to a working capital deficit of $7.3 million at December 31, 1999, and a working capital deficit of $6.1 million at March 31, 1999. The material components of our current liabilities at March 31, 2000, include trade accounts payable of $8.4 million, revenues due third parties of $9.7 million and accrued interest of $9.9 million.

         Our current budget for capital expenditures for the last nine months of 2000 other than acquisition expenditures is approximately $37.8 million. Such expenditures will be made primarily for the development of existing properties. Additional capital expenditures may be made for acquisitions of producing properties if such opportunities arise, but we currently have no agreements, arrangements or undertakings regarding any material acquisitions. We have no material long-term capital commitments and are consequently able to adjust the level of our expenditures as circumstances dictate. Additionally, the level of capital expenditures will vary during future periods depending on market conditions and other related economic factors.

         Operating activities during the three months ended March 31, 2000, provided us $2.8 million cash compared to $7.8 million in the same period in 1999. Net income plus non-cash expense items during 2000 and net changes in operating assets and liabilities accounted for most of these funds. Investing activities provided $22.1 million net during the first three months of 2000, $34.0 million of which were proceeds from the sale of a partnership interest in Abraxas Wamsutter, L.P., a limited partnership of which one of our subsidiaries is the general partner, and certain contiguous assets we owned, and $11.8 million of which was utilized for the development of crude oil and natural gas properties and other facilities. This compares to $97.9 million required during the same period of 1999, $86.1 million of which was used for the purchase of New Cache Petroleums, Ltd. and $13.3 million of which was utilized for the development of crude oil and natural gas properties and other facilities. Financing activities provided $1.7 million for the first three months of 2000 compared to providing $43.5 million for the same period of 1999. Financing activities in 1999 include the proceeds of the $63.5 million from the issuance of the first lien notes in March 1999 and borrowings under a credit facility of $19.5 million, which were offset by the repayment of a credit facility in the amount of $35.2 million.

         Operating activities for the year ended December 31, 1999, provided us $3.9 million of cash. Investing activities used $111.2 million during 1999, $17.5 million was provided from the sale of oil and gas producing properties and $128.7 million was used primarily for the acquisition and development of producing properties. Financing provided $49.1 million during 1999.

         Operating activities for the year ended December 31, 1998, provided $4.8 million of cash to us. Investing activities provided $2.0 million in 1998, $59.4 million was provided from the sale of oil and gas producing properties, primarily the Wyoming Properties, and $57.4 million was used primarily for the acquisition and development of producing properties. Financing provided $52.5 million during 1998.

         Operating activities for the year ended December 31, 1997, provided $36.6 million of cash. Investing activities required $74.5 million primarily for the acquisition and development of producing properties. Financing activities provided $33.3 million during 1997.

         We are heavily dependent on crude oil and natural gas prices which have historically been volatile. Although we have hedged a portion of our natural gas production and substantially all of our crude oil production and intend to continue this practice, future crude oil and natural gas price declines would have a material adverse effect on our overall results, and therefore, our liquidity. Furthermore, low crude oil and natural gas prices could affect our ability to raise capital on terms favorable to us.

         Current Liquidity Needs. Since January 1999, we have sought to improve our liquidity in order to allow us to meet our debt service requirements and to maintain and increase existing production.

         Our sale in March 1999 of our first lien notes allowed us to refinance our bank debt, meet our near-term debt service requirements and make limited crude oil and natural gas capital expenditures.

         In October 1999, we sold a dollar denominated production payment for $4.0 million relating to existing natural gas wells in the Edwards Trend in South Texas to a unit of Southern Energy, Inc. and in January 2000, we sold an additional production payment for $2.0 million relating to additional natural gas wells in the Edwards Trend to Southern. We have the ability to sell up to $50 million to Southern for drilling opportunities in the Edwards Trend.

         In December 1999, Abraxas and our wholly-owned Canadian subsidiary, Canadian Abraxas Petroleum Limited, completed an exchange offer whereby we exchanged the second lien notes, common stock, and contingent value rights for approximately 98.43% of our outstanding old notes. The exchange offer reduced our long term debt by $76.6 million.

         In March 2000, we sold our interest in certain crude oil and natural gas properties that we owned and operated in Wyoming to Samson Resources Company. Simultaneously, a limited partnership of which one of our subsidiaries was the general partner sold its interest in crude oil and natural gas properties in the same area to Samson. Our net proceeds from these transactions were approximately $34.0 million.

         We are continuing to rationalize our significant non-core Canadian assets to allow us to continue to grow while reducing our debt. We may sell non-core assets or seek partners to fund a portion of the exploration costs of undeveloped acreage and are considering other potential strategic alternatives.

         We will have three principal sources of liquidity going forward: (i) cash on hand, including the proceeds from the Samson transaction, (ii) cash flow from operations, and (iii) the production payment with Southern. We also intend to sell certain non-core properties, although the terms of the first lien notes indenture, the second lien notes indenture and the old notes indenture substantially limit our use of proceeds from such sales. While the availability of capital resources cannot be predicted with certainty and is dependent upon a number of factors including factors outside of management's control, management believes that the net cash flow from operations plus cash on hand, cash available under the production payment and the proceeds from the sale of certain non-core properties will be adequate to fund operations and planned capital expenditures.

Long-Term Indebtedness

         Old Notes. On November 14, 1996, the Issuers consummated the offering of $215.0 million of their 11.5% Senior Notes due 2004, Series A, which were exchanged for the Series B Notes in February 1997. On January 27, 1998, the Issuers completed the sale of $60.0 million of the Series C Notes. The Series B Notes and the Series C Notes were subsequently exchanged for $275.0 million in principal amount of the old notes in June 1998.

         Interest on the old notes is payable semi-annually in arrears on May 1 and November 1 of each year at the rate of 11.5% per annum. The old notes are redeemable, in whole or in part, at the option of the Issuers, on or after November 1, 2000, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on November 1 of the years set forth below:


                  Year                                        Percentage

                  2000...................................      105.750%
                  2001...................................      102.875%
                  2002 and thereafter....................      100.000%


         The old notes are joint and several obligations of the Issuers and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Issuers. The old notes rank senior in right of payment to all future subordinated indebtedness of the Issuers. The old notes are, however, effectively subordinated to the first lien notes to the extent of the value of the collateral securing the first lien notes and the second lien notes to the extent of the value of the collateral securing the second lien notes. The old notes are unconditionally guaranteed, on a senior basis by Sandia. The guarantee is a general unsecured obligation of Sandia and ranks pari passu in right of payment to all unsubordinated indebtedness of Sandia and senior in right of payment to all subordinated indebtedness of Sandia. The guarantee is effectively subordinated to the first lien notes and the second lien notes to the extent of the value of the Collateral.

         Upon a Change of Control (as defined in the old notes indenture), each holder of the old notes will have the right to require the Issuers to repurchase all or a portion of such holder's old notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, the Issuers will be obligated to offer to repurchase the old notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain asset sales.

         First Lien Notes. In March 1999, Abraxas consummated the sale of $63.5 million of the first lien notes. Interest on the first lien notes is payable semi-annually in arrears on March 15 and September 15, commencing September 15, 1999. The first lien notes are redeemable, in whole or in part, at the option of Abraxas on or after March 15, 2001, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on March 15 of the years set forth below:


                    Year                                        Percentage

                    2001..................................     103.000%
                    2002 and thereafter...................     100.000%

         At any time, or from time to time, prior to March 15, 2001, Abraxas may, at its option, use all or a portion of the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate original principal amount of the fist lien notes at a redemption price equal to 112.875% of the aggregate principal amount of the first lien notes be redeemed, plus accrued and unpaid interest.

         The first lien notes are senior indebtedness of Abraxas secured by a first lien on substantially all of the crude oil and natural gas properties of Abraxas and the shares of Grey Wolf owned by Abraxas. The first lien notes are unconditionally guaranteed on a senior basis, jointly and severally, by Canadian Abraxas, Sandia and Wamsutter. The guarantees are secured by substantially all of the crude oil and natural gas properties of the guarantors and the shares of Grey Wolf owned by Canadian Abraxas.

         Upon a Change of Control, each holder of the first lien notes will have the right to require Abraxas to repurchase such holder's first lien notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas will be obligated to offer to repurchase the first lien notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption in the event of certain asset sales.

         The first lien notes indenture contains certain covenants that limit the ability of Abraxas and certain of its subsidiaries, including the guarantors of the first lien notes (the "Restricted Subsidiaries") to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Abraxas.

         The first lien notes indenture provides, among other things, that Abraxas may not, and may not cause or permit the Restricted Subsidiaries, to, directly or indirectly, create or otherwise cause to permit to exist or become effective any encumbrance or restriction on the ability of such subsidiary to pay dividends or make distributions on or in respect of its capital stock, make loans or advances or pay debts owed to Abraxas or any other Restricted Subsidiary, guarantee any indebtedness of Abraxas or any other Restricted Subsidiary or transfer any of its assets to Abraxas or any other Restricted Subsidiary except for such encumbrances or restrictions existing under or by reason of:

         (1) applicable law;

         (2) the first lien notes indenture;

         (3) customary non-assignment provisions of any contract or any lease governing leasehold interest of such subsidiaries;

         (4) any instrument governing indebtedness assumed by us in an acquisition, which encumbrance or restriction is not applicable to such Restricted Subsidiary or the properties or assets of such subsidiary other than the entity or the properties or assets of the entity so acquired;

         (5) agreements existing on the Issue Date (as defined in the first lien notes indenture) to the extent and in the manner such agreements were in effect on the Issue Date;

         (6) customary restrictions with respect to subsidiaries of Abraxas pursuant to an agreement that has been entered into for the sale or disposition of capital stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the first lien notes indenture or any Security Documents (as defined in the first lien notes indenture) solely in respect of the assets or capital stock to be sold or disposed of;

         (7) any instrument governing certain liens permitted by the first lien notes indenture, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such lien; or

         (8) an agreement governing indebtedness incurred to refinance the indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (1), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing indebtedness are no less favorable to the holders of the first lien notes in any material respect as determined by the Board of Directors of Abraxas in their reasonable and good faith judgment that the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause
(1), (4) or (5) and do not extend to or cover any new or additional property or assets and, with respect to newly created liens:

     o such liens are expressly junior to the liens securing the first lien notes,

     o the refinancing results in an improvement on a pro forma basis in Abraxas' Consolidated EBITDA Coverage Ratio (as defined in the first lien notes indenture), and

     o the instruments creating such liens expressly subject the foreclosure rights of the holders of the refinanced indebtedness to a stand-still of not less than 179 days.

         Second Lien Notes. In December 1999, the Issuers consummated an exchange offer whereby $188,778,000 of the second lien notes were exchanged for $269,699,000 of the old notes. An additional $5,000,000 of the second lien notes were issued to Houlihan and Jefferies in payment of fees and expenses. You should read the discussion under the heading "Summary of the Second Lien Notes" for more information regarding the second lien notes.

         Hedging Activities. Our results of operations are significantly affected by fluctuations in commodity prices and we seek to reduce our exposure to price volatility by hedging our production through swaps, options and other commodity derivative instruments.

         In November 1996, we assumed hedge agreements extending through October 2001 with a counterparty involving various quantities and fixed prices. These hedge agreements provided that we make payments to the counterparty to the extent the market prices, determined based on the price for crude oil on the NYMEX and the Inside FERC, Tennessee Gas Pipeline Co. Texas (Zone O) price for natural gas exceeded certain fixed prices and for the counterparty to make payments to us to the extent the market prices were less than such fixed prices. We accounted for the related gains or losses in crude oil and natural gas revenue in the period of the hedged production. We terminated these hedge agreements in January 1999 and were paid $750,000 by the counterparty for such termination. This amount is included in other income in the accompanying financial statements.

         In March 1998, we entered into a costless collar hedge agreement with Enron Capital and Trade Resources Corp. for 2,000 Bbls of crude oil per day with a floor price of $14.00 per Bbl and a ceiling price of $22.30 per Bbl for crude oil on the NYMEX. The agreement was effective April 1, 1998 and extended through March 31, 1999. Under the terms of the agreement we were paid when the average monthly price for crude oil on the NYMEX is below the floor price and will pay the counterparty when the average monthly price exceeds the ceiling price. During the year ended December 31, 1999, we realized a gain of $204,600 on this agreement, which is accounted for in crude oil and natural gas revenue. We have also entered into a hedge agreement with Barrett Resources Corporation ("Barrett") for the period November 1999 through October 2000. This agreement is for 1,000 Bbls per day with us being paid $20.30 and 1,000 barrels per day with a floor price of $18.00 per barrel and a ceiling of $22.00 per Bbl. Additionally, Barrett has a call on either 1,000 Bbls of crude oil or 20,000 MMBtu of natural gas per day at Barrett's option at fixed prices through October 31, 2002. We realized a loss of $1.8 million for the year ended December 31, 1999, in connection with this agreement, which is accounted for in crude oil and natural gas revenue.


         As of May 18, 2000, we had 22.5 MMBtupd hedged through to October 31, 2000, of which 2.5 MMBtupd is hedged at an average NYMEX price less $0.83 (approximately $2.28 per MMBtu as of April 24, 2000) and 20.0 MMBtupd with a ceiling of $2.39 and a floor of $2.07 based on an AECO index. Both of these hedges are with Barrett Resources. In connection with the 20.0 MMBtupd Barrett hedge, we realized a loss of $2.5 million for the year ended December 31, 1999, which is accounted for in crude oil and natural gas revenue.

         Net Operating Loss Carryforwards. At December 31, 1999, we had, subject to the limitations discussed below, $94.6 million of net operating loss carryforwards for U.S. tax purposes, of which approximately $7.3 million may be utilized before they expire, absent the application of Section 382(h) which allows built-in-gains to offset carry forwards otherwise limited by Section 382 of the Internal Revenue Code of 1986, as amended. These loss carryforwards will expire from 2002 through 2018 if not utilized. At December 31, 1999, we had approximately $10.3 million of net operating loss carryforwards for Canadian tax purposes which expire in varying amounts in 2001-2005. As a result of the acquisition of certain partnership interests and crude oil and natural gas properties in 1990 and 1991, an ownership change under Section 382, occurred in December 1991. Accordingly, it is expected that the use of $4.9 million in net operating loss carryforwards generated prior to December 31, 1991, will be limited to approximately $235,000 per year. As a result of the issuance of additional shares of common stock for acquisitions and sales of stock, an additional ownership change under Section 382 occurred in October 1993. Accordingly, it is expected that the use of all U.S. net operating loss carryforwards generated through October 1993, or $8.9 million, will be limited to approximately $1 million per year subject to the lower limitations described above. Of the $8.9 million net operating loss carryforwards, it is anticipated that the maximum net operating loss that may be utilized before it expires is $6.1 million. Future changes in ownership may further limit the use of our carryforwards. In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FASB Statement No. 109. Therefore, we have established a valuation allowance of $32.8 million and $36.1 million for deferred tax assets at December 31, 1999 and 1998, respectively.


Year 2000

         We assessed the impact of the Year 2000 issue on our operations, including developing and implementing project plans and cost estimates required to make our information system infrastructure, information systems and embedded technology Year 2000 compliant. We were advised by the vendors of each of our most material hardware and software systems that such systems were Year 2000 compliant. We also performed independent testing of critical applications to verify the accuracy of such assertions.

         In the area of third party suppliers and customers, we monitored and assessed the readiness of such third parties. We monitored third party readiness based on correspondence received from our major vendors and suppliers, review of Year 2000 disclosure in documents filed with the SEC and verbal communications. We did not identify any material problems associated with the Year 2000 readiness efforts of our major suppliers and customers and, other than correspondence, documents filed with the SEC and verbal communications, we did not receive any assurances that such customers and suppliers were Year 2000 compliant.

         We spent approximately $120,000 in replacing computer hardware and software we did not believe to be Year 2000 compliant, some of which we had already anticipated replacing for other reasons. Such expenditures were funded out of our operational cash flows. Based on existing information, we do not anticipate spending any further material amounts in connection with Year 2000 compliance and that any such required amounts would not have a material effect on our financial position, cash flows or results of operations.


         As of May 18, 2000, we have not and, to our knowledge, none of our third-party suppliers or customers have experienced any Year 2000 related failures. However, there is a continuing risk of such failures for both us and our third-party suppliers and customers. These failures could result in an interruption in or a failure of certain business activities or functions. Such failures could materially and adversely affect our results of operations, liquidity or financial condition. The principal areas of risk are thought to be oil and gas production control systems, other imbedded operations control systems and third party Year 2000 readiness. Furthermore, there can be no assurance that critical contractors, customers or other parties with which we do business will not experience failures.


         We believe that the "most reasonably likely worst case" scenarios are as follows: (i) unanticipated Year 2000 induced failures in information systems could cause a reliance on manual contingency procedures and significantly reduce efficiencies in the performance of certain normal business activities; (ii) unanticipated failures in embedded operations process control systems due to Year 2000 causes could result in temporarily suspending operations at certain operating facilities with consequent loss of revenue; and (iii) slowdowns or disruptions in the third party supply chain due to Year 2000 performance of certain normal business activities.

Quantitative and Qualitative Disclosures about Market Risk; Commodity Price Risk

Commodity Price and Market Risk

         Our exposure to market risks rest primarily with the volatile nature of crude oil, natural gas and natural gas liquids prices. We manage crude oil and natural gas prices through the periodic use of commodity price hedging agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". Assuming the production levels we attained during the year ended December 31, 1999, a 10% decline in crude oil, natural gas and natural gas liquids prices would have reduced our operating revenue, cash flow and net income (loss) by approximately $6.0 million for the year ended December 31, 1999.

         In order to manage our exposure to price risks in the marketing of our crude oil and natural gas, from time to time we have entered into fixed price delivery contracts, financial swaps and crude oil and natural gas futures contracts as hedging devices. To ensure a fixed price for future production, we may sell a futures contract and thereafter either (i) make physical delivery of crude oil or natural gas to comply with such contract or (ii) buy a matching futures contract to unwind our futures position and sell our production to a customer. Such contracts may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase or deliver the contracted quantities of crude oil or natural gas, or a sudden, unexpected event materially impacts crude oil or natural gas prices. Such contracts may also restrict our ability to benefit from unexpected increases in crude oil and natural gas prices. See "Management's Discussion and Analysis of Financial Condition And Results of Operations -- Liquidity and Capital Resources."

Interest rate risk


         At March 31, 2000, substantially all of our long-term debt is at fixed interest rates and not subject to fluctuations in market rates.


Foreign currency

         Our Canadian operations are measured in the local currency of Canada. As a result , our financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in the foreign markets. Canadian operations reported a pre tax loss of $6.4 million for the year ended December 31, 1999. It is estimated that a 5% change in the value of the U.S. dollar to the Canadian dollar would have changed our net income by approximately $1.3 million. We do not maintain any derivative instruments to mitigate the exposure to translation risk. However, this does not preclude the adoption of specific hedging strategies in the future.

                                    BUSINESS

General

         We are an independent energy company engaged primarily in the acquisition, exploration, exploitation and production of crude oil and natural gas. Since January 1, 1991, our principal means of growth has been through the acquisition and subsequent development and exploitation of producing properties and related assets.

         Abraxas was founded in 1977 by Robert L. G. Watson, our Chairman of the Board, President and Chief Executive Officer. Our principal offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232 and the telephone number is (210) 490-4788. Canadian Abraxas was formed in 1996. Canadian Abraxas' principal offices are located at 300 5th Avenue SW, #1200, Calgary, Alberta, Canada T2P 3C4 and the telephone number is (403) 262-1949.

Recent Developments

         In March 2000, we sold our interest in certain crude oil and natural gas properties that we owned and operated in Wyoming to Samson Resources Company. Simultaneously, a limited partnership of which one of our subsidiaries is the general partner sold its interests in crude oil and natural gas properties in the same area to Samson Resources Company. Our net proceeds from these transactions were approximately $34.0 million.

         On December 31, 1999, New Cache, which had been owned by Abraxas and Canadian Abraxas, was amalgamated or merged with Canadian Abraxas. New Cache originally guaranteed the second lien notes; however, as a result of the amalgamation, New Cache is no longer a guarantor of the second lien notes.

         In December 1999, Abraxas and Canadian Abraxas completed an exchange offer whereby they exchanged the second lien notes, Abraxas common stock, and contingent value rights for approximately 98.43% of their outstanding old notes.

The second lien notes are senior obligations of Abraxas and Canadian Abraxas and are jointly and severally guaranteed by Sandia and Wamsutter. The second lien notes and the guarantees are secured by a second lien or charge on substantially all of the crude oil and natural gas properties and natural gas processing plants owned by Abraxas, Canadian Abraxas, Sandia and Wamsutter, as well as the shares of common stock of Grey Wolf owned by Abraxas and Canadian Abraxas. The exchange offer reduced our long term debt by $76.6 million.

         In October 1999, we sold a dollar denominated production payment for $4.0 million relating to existing natural gas wells in the Edwards Trend in South Texas to a unit of Southern Energy, Inc. and in January 2000, we sold an additional production payment for $2.0 million relating to additional natural gas wells in the Edwards Trend to Southern. We have the ability to sell up to $50.0 million to Southern for drilling opportunities in the Edwards Trend.

Primary Operating Areas

         Our U.S. operations are concentrated in South and West Texas with over 99% of the PV-10 of our U.S. crude oil and natural gas properties at December 31, 1999, located in those two regions. We operate approximately 85% of our wells in Texas.

South Texas

         Our operations in South Texas are concentrated along the Edwards Trend in Live Oak and Dewitt Counties and in the Frio/Vicksburg area in San Patricio County. We own an average 87% working interest in 88 wells. These properties had average daily production of 671 net Bbls of crude oil and NGLs and 15,773 net Mcf of natural gas per day for the year ended December 31, 1999. During 1999, we drilled a total of 7 new wells (7 net) in South Texas, with a 100% success rate.

         Our wells in the Edwards Trend are characterized by high working interests and are substantially all natural gas. We have identified numerous drilling locations in the Edwards Trend and we believe that we have the necessary technical expertise and significant competitive advantage over other operations in the trend through our proprietary drilling techniques.

West Texas

         Our operations in West Texas are concentrated along the deep Devonian/Ellenberger formation and shallow Cherry Canyon sandstones in Ward County, the Spraberry Trend in Midland County and in the Sharon Ridge Clearfork Field in Scurry County. We own an average 73% working interest in our 23wells. These properties had average daily production of 879 net Bbls of crude oil and NGLs and 6,080 net Mcf of natural gas per day for the year ended December 31, 1999. During 1999, we drilled a total of 4 new wells (3.9 net) in West Texas with a 100% success rate. Our wells in West Texas have a drilling profile which is similar to that of the Edwards Trend we have identified several drilling locations in West Texas. Recent successful horizontal wells in similar fields by Texaco, Mobil, and Titan have enabled us to properly delineate our drilling prospects.

Canada

         We own producing properties in Western Canada, consisting primarily of natural gas reserves. We also own interests ranging from 10% to 100% in approximately 200 miles of natural gas gathering systems and 19 natural gas processing plants. As of December 31, 1999, Canadian Abraxas and Grey Wolf had estimated net proved reserves of 104,458 Mmcfe (80% natural gas) with a PV-10 of $121.5 million, 93.5% of which was attributable to proved developed reserves. We recorded a writedown of our Canadian reserves under the ceiling test rules of $19.1 million ($11.4 million after tax) as a result of a downward adjustment to our estimated proved reserves in Canada. This adjustment primarily affected the properties we acquired in January 1999 from New Cache. For the year ended December 31, 1999, the properties produced an average of approximately 1,563 net Bbls of crude oil and NGLs per day and 47,966 net Mcf of natural gas per day from 105.5 net wells. The natural gas processing plants had aggregate capacity of approximately 313gross MMcf of natural gas per day (121 net MMcf). During 1999, we drilled a total of 20 new wells (14.5 net) in Canada with a 60% (56.4% net) success rate.

         Grey Wolf manages the operations of Canadian Abraxas under a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf.

Exploratory and Developmental Acreage

         Our principal crude oil and natural gas properties consist of non-producing and producing crude oil and natural gas leases, including reserves of crude oil and natural gas in place. The following table indicates our interest in developed and undeveloped acreage as of December 31, 1999:


                                                      Developed and Undeveloped Acreage
                                                        As of December 31, 1999

                                        Developed Acreage                   Undeveloped Acreage
                                 ---------------------------------   -----------------------------------
                                  Gross Acres        Net Acres       Gross Acres          Net Acres
                                 ---------------   ---------------  ---------------   ------------------
  Canada                                217,654           123,788        1,064,768           681,487
  Texas                                  37,525            26,941           13,031            11,149
  N. Dakota                                 920               432                -                 -
  Oklahoma                                1,941             1,214                -                 -
  Kansas                                      -                 -            3,855             2,874
  Wyoming                                 9,138             7,553           57,540            49,470
  Alabama                                    40                 -                -                 -
                                 ===============   ===============  ===============   ==================
           Total                        267,218           159,928        1,139,194           744,980
                                 ===============   ===============  ===============   ==================

Productive Wells

         The following table sets forth our total gross and net productive wells, expressed separately for crude oil and natural gas, as of December 31, 1999:


                                                           Productive Wells
                                                        As of December 31, 1999

           State/Country                       Crude Oil                          Natural Gas
           ---------------------    --------------------------------   ----------------------------------
                                        Gross             Net              Gross              Net
                                    ---------------   --------------   ---------------   ----------------
           Canada                         128.0              43.8            225.0              92.1
           Texas                          233.0             180.3             90.0              68.8
           N. Dakota                        1.0               0.5               -                 -
           Oklahoma                         -                 -                4.0               2.6
           Wyoming                          -                 -               12.0               1.8
           Alabama                          1.0               -                 -                 -
                                    ===============   ==============   ===============   ================
                    Total                 363.0             224.6            331.0             165.3
                                    ===============   ==============   ===============   ================

Reserves Information

         The crude oil and natural gas reserves of Abraxas have been estimated as of January 1, 2000, January 1, 1999, and January 1, 1998, by DeGolyer and MacNaughton, of Dallas, Texas. The reserves of Canadian Abraxas and Grey Wolf as of January 1, 2000, January 1, 1999, and January 1, 1998, have been estimated by McDaniel & Associates Consultants Ltd. of Calgary, Alberta. Crude oil and natural gas reserves, and the estimates of the present value of future net revenues therefrom, were determined based on then current prices and costs. Reserve calculations involve the estimate of future net recoverable reserves of crude oil and natural gas and the timing and amount of future net revenues to be received therefrom. Such estimates are not precise and are based on assumptions regarding a variety of factors, many of which are variable and uncertain.

         The following table sets forth certain information regarding estimates of our crude oil, natural gas liquids and natural gas reserves as of January 1, 2000, January 1, 1999, and January 1, 1998:


                                                                            Estimated Proved Reserves
                                                          ----------------------------------------------------------
                                                              Proved             Proved                 Total
                                                             Developed         Undeveloped             Proved
                                                           --------------    ----------------     ------------------
              As of January 1, 1998(1)
                Crude oil (MBbls)....................            7,075                1,873               8,948
                NGLs (MBbls).........................            7,178                1,651               8,829
                Natural gas (MMcf) ..................          186,490               34,824             221,314

              As of January 1, 1999(1) (2) (3)
                Crude oil (MBbls) ...................            3,985                1,628               5,613
                NGLs (MBbls) ........................            1,834                  248               2,082
                Natural gas (MMcf) ..................          144,588               52,890             197,478

              As of January 1, 2000(1) (2) (3)(4)
                Crude oil (MBbls) ...................            5,513                1,606               7,119
                NGLs (MBbls) ........................            4,961                  562               5,523
                Natural gas (MMcf) ..................          154,221               35,894             190,115

------------------

     (1) Includes 128,900, 31,900 and 33,000 barrels of crude oil reserves owned by Grey Wolf of which 69,500, 16,400 and 16,900 barrels are applicable to the minority interests share of these reserves as of January 1, 1998, 1999 and 2000, respectively.
     (2) Includes 443,500, 443,500 and 236,000 barrels of natural gas liquids reserves owned by Grey Wolf of which 70,889, 227,600 and 121,098 barrels are applicable to the minority interests share of these reserves as of January 1, 1998, 1999 and 2000, respectively.
     (3) Includes 7,446, 28,610 and 21,710 Mmcf of natural gas reserves owned by Grey Wolf of which 4,020, 14,700 and 11,140 Mmcf are applicable to the minority interests share of these reserves as of January 1, 1998, 1999 and 2000, respectively.
     (4) Includes 343,941Bbls of crude oil reserves; 2,448.6 Mbbls of natural gas liguids reserves and 25,810 Mmcf of natural gas reserves, attributable to the Wyoming properties which were sold in March 2000. These reserves were estimated internally.

         The process of estimating crude oil and natural gas reserves is complex and involves decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. Therefore, these estimates are imprecise.

         Actual future production, crude oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves most likely will vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing crude oil and natural gas prices and other factors, many of which are beyond our control.

         You should not assume that the present value of future net revenues referred to in this annual statement is the current market value of our estimated crude oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the end of the year of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the end of the year of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of crude oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. For example, we reduced our 1999 capital expenditure budget. This reduction will delay cash flows and thereby reduce present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with us or the crude oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

         The estimates of our reserves are based upon various assumptions about future production levels, prices and costs that may not prove to be correct over time. In particular, estimates of crude oil and natural gas reserves, future net revenue from proved reserves and the PV-10 thereof for the crude oil and natural gas properties described in this report are based on the assumption that future crude oil and natural gas prices remain the same as crude oil and natural gas prices at December 31, 1999. The average sales prices as of such date used for purposes of such estimates were $24.88 per Bbl of crude oil, $14.79 per Bbl of NGLs and $2.11 per Mcf of natural gas. It is also assumed that we will make future capital expenditures of approximately $31.7 million in the aggregate, which are necessary to develop and realize the value of proved undeveloped reserves on our properties. Any significant variance in actual results from these assumptions could also materially affect the estimated quantity and value of reserves set forth herein.

         We file reports of our estimated crude oil and natural gas reserves with the Department of Energy and the Bureau of the Census. The reserves reported to these agencies are required to be reported on a gross operated basis and therefore are not comparable to the reserve data reported herein.

Crude Oil, NGLs and Natural Gas Production and Sales Prices

         The following table presents our net crude oil, net NGLs and our net natural gas production, the average sales price per Bbl of crude oil and NGLs and per Mcf of natural gas produced and the average LOE per Mcfe of production sold, for the years ended December 31, 1997, 1998 and 1999:


                                          1997           1998           1999
                                      ------------   ------------   ------------
      Production:(1)
        Crude oil (MBbls)........         936.7           728.6          777.9
        NGLs (MBbls).............         992.3           867.4          376.4
        Natural gas (MMcf).......      21,050.0        24,929.9       25,697.9
        Mmcfe(2).................      32,624.0        34,505.9         32,623
      Average Sales Price:(3)
        Crude oil (per Bbl)......       $ 18.63        $  13.65       $  14.57
        NGLs (per Bbl)...........         10.75            6.81          13.40
        Natural gas (per Mcf)....          1.79            1.54           1.66
        Per Mcfe.................          2.02            1.57           1.81
      LOE (per Mcfe).............       $  0.46        $   0.49        $  0.55
----------

     (1) Includes the following amounts with respect to Grey Wolf: 18 MBbls of crude oil, 8 MBbls of NGLs, 531 MMcf of natural gas and 686 MMcfe in 1997; and 21 MBbls of crude oil, 37 MBbls of NGLs, 3,262 MMcf of natural gas and 3,605 MMcfe in 1998; and 13.5 MBbls of crude oil, 40.6 MBbls of NGLs, 4,694 MMcf of natural gas and 5,018 Mmcfe in 1999.
     (2) Crude oil and natural gas were combined by converting crude oil and NGLs to Mcfe on the basis of 6 Mcf natural gas to 1 Bbl of crude oil.
     (3) Average sales prices include effects of hedging activities.

Drilling Activities

         The following table sets forth our gross and net working interests in exploratory, development, and service wells drilled during the three years ended December 31, 1997, 1998 and 1999.

                                    1997                 1998               1999
                             ---------------      ----------------    --------------
                             Gross       Net      Gross     Net       Gross     Net
                             -----      ----      ------   -------    ------   ------
Exploratory
   Productive
     Crude oil...........       --         --        1.0       1.0       2.0      2.0
     Natural gas.........     10.1        7.9        7.0       5.6       8.0      5.3
   Dry holes.............      2.0        1.8        9.0       7.3      11.0      6.2
                             -----      -----      -----     -----    ------   ------
         Total...........     12.0        9.7       17.0      13.9     21.0      13.5
                             =====      =====      =====     =====    =====    ======
Development
   Productive
     Crude oil...........     25.0       22.3        3.0       2.4       8.0      1.6
     Natural gas.........     20.0       14.9       30.0      23.9      20.0     13.1
   Service...............       --         --        1.0       1.0        --       --
   Dry holes.............      3.0        2.0        3.0       2.2       9.0      4.5
                             -----      -----      -----     -----
         Total...........     48.0       39.2       37.0      29.5      37.0     19.2
                             =====      =====      =====     =====    ======   ======

Markets and Customers

         The revenue generated by our operations is highly dependent upon the prices of, and demand for crude oil and natural gas. Historically, the markets for crude oil and natural gas have been volatile and are likely to continue to be volatile in the future. The prices we received for our crude oil and natural gas production and the level of such production are subject to wide fluctuations and depend on numerous factors beyond our control including seasonality, the condition of the United States economy (particularly the manufacturing sector), foreign imports, political conditions in other oil-producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic regulation, legislation and policies. Decreases in the prices of crude oil and natural gas have had, and could have in the future, an adverse effect on the carrying value of our proved reserves and our revenue, profitability and cash flow from operations.

         In order to manage our exposure to price risks in the marketing of our crude oil and natural gas, from time to time we have entered into fixed price delivery contracts, financial swaps and crude oil and natural gas futures contracts as hedging devices. To ensure a fixed price for future production, we may sell a futures contract and thereafter either (i) make physical delivery of crude oil or natural gas to comply with such contract or (ii) buy a matching futures contract to unwind our futures position and sell our production to a customer. Such contracts may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase or deliver the contracted quantities of crude oil or natural gas, or a sudden, unexpected event materially impacts crude oil or natural gas prices. Such contracts may also restrict our ability to benefit from unexpected increases in crude oil and natural gas prices. See "Management's Discussion and Analysis of Financial Condition And Results of Operations -- Liquidity and Capital Resources."

         Substantially all of our crude oil and natural gas is sold at current market prices under short term contracts, as is customary in the industry. During the year ended December 31, 1999, three purchasers accounted for approximately 58% of our crude oil and natural gas sales and approximately 56% of our gas processing revenues. We believe that there are numerous other companies available to purchase our crude oil and natural gas and that the loss of any or all of these purchasers would not materially affect our ability to sell crude oil and natural gas.

Competition

         We operate in a highly competitive environment. Competition is particularly intense with respect to the acquisition of desirable undeveloped crude oil and natural gas properties. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. We compete with major and independent crude oil and natural gas companies for properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

         The principal resources necessary for the exploration and production of crude oil and natural gas are leasehold prospects under which crude oil and natural gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations. We must compete for such resources with both major crude oil and natural gas companies and independent operators. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future we cannot assure you that such materials and resources will be available to us.

         We face significant competition for obtaining additional natural gas supplies for gathering and processing operations, for marketing NGLs, residue gas, helium, condensate and sulfur, and for transporting natural gas and liquids. Our principal competitors include major integrated oil companies and their marketing affiliates and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major crude oil and natural gas companies, have capital resources and control supplies of natural gas substantially greater than ours. Smaller local distributors may enjoy a marketing advantage in their immediate service areas.

         We compete against other companies in our natural gas processing business both for supplies of natural gas and for customers to which we sell our products. Competition for natural gas supplies is based primarily on location of natural gas gathering facilities and natural gas gathering plants, operating efficiency and reliability and ability to obtain a satisfactory price for products recovered. Competition for customers is based primarily on price and delivery capabilities.

Regulatory Matters

         Our operations are affected from time to time in varying degrees by political developments and federal, state, provincial and local laws and regulations. In particular, oil and gas production operations and economics are, or in the past have been, affected by price controls, taxes, conservation, safety, environmental, and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations.

Price Regulations

         In the recent past, maximum selling prices for certain categories of crude oil, natural gas, condensate and NGLs in the United States were subject to federal regulation. In 1981, all federal price controls over sales of crude oil, condensate and NGLs were lifted. In 1993, the Congress deregulated natural gas prices for all "first sales" of natural gas. As a result, all sales of our United States produced crude oil, natural gas, condensate and NGLs may be sold at market prices, unless otherwise committed by contract.

         Crude oil and natural gas exported from Canada is subject to regulation by the National Energy Board ("NEB") and the government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that export contracts in excess of two years must continue to meet certain criteria prescribed by the NEB and the government of Canada. Crude oil and natural gas exports for a term of less than two years must be made pursuant to an NEB order, or, in the case of exports for a longer duration, pursuant to an NEB license and Governor in Council approval.

         The provincial governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas that may be removed from these provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and marketing considerations.

The North American Free Trade Agreement

         On January 1, 1994, the North American Free Trade Agreement ("NAFTA") among the governments of the United States, Canada and Mexico became effective. In the context of energy resources, Canada remains free to determine whether exports to the U.S. or Mexico will be allowed provided that any export restrictions do not: (i) reduce the proportion of energy resources exported relative to the total supply of the energy resource (based upon the proportion prevailing in the most recent 36 month period); (ii) impose an export price higher than the domestic price; or (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

         NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

United States Natural Gas Regulation

         Historically, interstate pipeline companies in the United States generally acted as wholesale merchants by purchasing natural gas from producers and reselling the gas to local distribution companies and large end users. Commencing in late 1985, the Federal Energy Regulatory Commission (the "FERC") issued a series of orders that have had a major impact on interstate natural gas pipeline operations, services, and rates, and thus have significantly altered the marketing and price of natural gas. The FERC's key rule making action, Order No. 636 ("Order 636"), issued in April 1992, required each interstate pipeline to, among other things, "unbundle" its traditional bundled sales services and create and make available on an open and nondiscriminatory basis numerous constituent services (such as gathering services, storage services, firm and interruptible transportation services, and standby sales and gas balancing services), and to adopt a new ratemaking methodology to determine appropriate rates for those services. To the extent the pipeline company or its sales affiliate makes natural gas sales as a merchant, it does so pursuant to private contracts in direct competition with all of the sellers, such as us; however, pipeline companies and their affiliates were not required to remain "merchants" of natural gas, and most of the interstate pipeline companies have become "transporters only," although many have affiliated marketers. In subsequent orders, the FERC largely affirmed the major features of Order 636. By the end of 1994, the FERC had concluded the Order 636 restructuring proceedings, and, in general, accepted rate filings implementing Order 636 on every major interstate pipeline. The federal appellate courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to the individual pipelines. We do not believe that Order 636 and the related restructuring proceedings affect us any differently than other natural gas producers and marketers with which we compete.

         In recent years the FERC also has pursued a number of other important policy initiatives which could significantly affect the marketing of natural gas in the United States. Some of the more notable of these regulatory initiatives include:

         (1) a series of orders in individual pipeline proceedings articulating a policy of generally approving the voluntary divestiture of interstate pipeline owned gathering facilities by interstate pipelines to their affiliates (the so-called "spin down" of previously regulated gathering facilities to the pipeline's nonregulated affiliates),

         (2) the completion of rule-making involving the regulation of pipelines with marketing affiliates under Order No. 497,

         (3) various  FERC orders  adopting  rules  proposed by the Gas Industry
Standards   Board   which  are   designed   to  further   standardize   pipeline
transportation tariffs and business practices,

         (4) a notice of proposed rulemaking that, among other things, proposes
(a) to eliminate the cost-based price cap currently imposed on natural gas transactions of less than one year in duration, (b) to establish mandatory "transparent" capacity auctions of short-term capacity on a daily basis, and (c) to permit interstate pipelines to negotiate terms and conditions of service with individual customers,

         (5) a notice of inquiry which continues the FERC's review of its regulatory policies with respect to the pricing of long-term pipeline transportation services by presenting a range of questions to the industry dealing with current cost-based pricing of new and existing capacity and alternative rate mechanism options, including the desirability of pricing interstate pipeline capacity utilizing market-based rates, incentive rates, or indexed rates, and

         (6) a notice of proposed rulemaking that proposes generic procedures to expedite the FERC's handling of complaints against interstate pipelines with the goals of encouraging and supporting consensual resolutions of complaints and organizing the complaint procedures so that all complaints are handled in a timely and fair manner.

         Several of these initiatives are intended to enhance competition in natural gas markets, although some, such as "spin downs," may have the adverse effect of increasing the cost of doing business on some in the industry, including us, as a result of the monopolization of those facilities by their new, unregulated owners. As to all of these FERC initiatives, the ongoing, or, in some instances, preliminary and evolving nature of these regulatory initiatives makes it impossible at this time to predict their ultimate impact on our business. However, we do not believe that these FERC initiatives will affect us any differently than other natural gas procedures and marketers with which we compete.

         Since Order 636 FERC decisions involving onshore facilities have been more liberal in their reliance upon traditional tests for determining what facilities are "gathering" and therefore exempt from federal regulatory control. In many instances, what was once classified as "transmission" may now be classified as "gathering." We ship certain of our natural gas through gathering facilities owned by others, including interstate pipelines, under existing long term contractual arrangements. Although these FERC decisions have created the potential for increasing the cost of shipping our gas on third party gathering facilities, our shipping activities have not been materially affected by these decisions.

         Commencing in October 1993, the FERC issued a series of rules (Order Nos. 561 and 561-A) establishing an indexing system under which oil pipelines will be able to change their transportation rates, subject to prescribed ceiling levels. The indexing system, which allows or may require pipelines to make rate changes to track changes in the Producer Price Index for Finished Goods, minus one percent, became effective January 1, 1995. In certain circumstances, these rules permit oil pipelines to establish rates using traditional cost of service or other methods of rate making. We do not believe that these rules affect us any differently than other crude oil producers and marketers with which we compete.

         Additional proposals and proceedings that might affect the natural gas industry in the United States are considered from time to time by Congress, the FERC, state regulatory bodies and the courts. We cannot predict when or if any such proposals might become effective or their effect, if any, on our operations. The oil and gas industry historically has been very heavily regulated; thus there is no assurance that the less stringent regulatory approach recently pursued by the FERC and Congress will continue indefinitely into the future.

State and Other Regulation

         All of the jurisdictions in which we own producing crude oil and natural gas properties have statutory provisions regulating the exploration for and production of crude oil and natural gas, including provisions requiring permits for the drilling of wells and maintaining bonding requirements in order to drill or operate wells and provisions relating to the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of crude oil and natural gas properties. In this regard, some states and provinces allow the forced pooling or integration of tracts to facilitate exploration while other states and provinces rely on voluntary pooling of lands and leases. In addition, state and provincial conservation laws establish maximum rates of production from crude oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose certain requirements regarding the ratability of production. Some states, such as Texas and Oklahoma, have, in recent years, reviewed and substantially revised methods previously used to make monthly determinations of allowable rates of production from fields and individual wells. The effect of these regulations is to limit the amounts of crude oil and natural gas we can produce from our wells, and to limit the number of wells or the location at which we can drill.

         State and provincial regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take requirements, but does not generally entail rate regulation. In the United States, natural gas gathering has received greater regulatory scrutiny at both the state and federal levels in the wake of the interstate pipeline restructuring under Order 636. For example, on August 19, 1997, the Texas Railroad Commission enacted a Natural Gas Transportation Standards and Code of Conduct to provide regulatory support for the State's more active review of rates, services and practices associated with the gathering and transportation of gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.

         In the event we conduct operations on federal or Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies. In addition, in the United States, the Minerals Management Service ("MMS") has recently issued a final rule to clarify the types of costs that are deductible transportation costs for purposes of royalty valuation of production sold off the lease. In particular, MMS will not allow deduction of costs associated with marketer fees, cash out and other pipeline imbalance penalties, or long-term storage fees. Further, the MMS has been engaged in a three-year process of promulgating new rules and procedures for determining the value of oil produced from federal lands for purposes of calculating royalties owed to the government. The oil and gas industry as a whole has resisted the proposed rules under an assumption that royalty burdens will substantially increase. We cannot predict what, if any, effect any new rule will have on our operations.

Canadian Royalty Matters

         In addition to Canadian federal regulation, each province has legislation and regulations that govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of crude oil and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed preference prices, well productivity, geographical location, field discovery date and the type and quality of the petroleum product produced.

         From time to time the governments of Canada, Alberta and Saskatchewan have established incentive programs which have included royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging crude oil and natural gas exploration or enhanced planning projects.

         Regulations made pursuant to the Mines and Minerals Act (Alberta) provide various incentives for exploring and developing crude oil reserves in Alberta. Crude oil produced from horizontal extensions commenced at least five years after the well was originally spudded may qualify for a royalty reduction. A 24-month, 8,000 cubic metres exemption is available to production from a well that has not produced for a 12-month period, if resuming production after January 31, 1993. In addition, crude oil production from eligible new field and new pool wildcat wells and deeper pool test wells spudded or deepened after September 30, 1992, is entitled to a 12-month royalty exemption (to a maximum of CDN $1 million). Crude oil produced from low productivity wells, enhanced recovery schemes (such as injection wells) and experimental projects is also subject to royalty reductions.

         The Alberta government also introduced the Third Tier Royalty with a base rate of 10% and a rate cap of 25% from oil pools discovered after September 30, 1992. The new oil royalty reserved to the Crown has a base rate of 10% and a rate cap of 30% and for old oil a base rate of 10% and a rate cap of 35%.

         Effective January 1, 1994, the calculation and payment of natural gas royalties became subject to a simplified process. The royalty reserved to the Crown, subject to various incentives, is between 15% or 30%, in the case of new natural gas, and between 15% and 35%, in the case of old natural gas, depending upon a prescribed or corporate average reference price. Natural gas produced from qualifying exploratory gas wells spudded or deepened after July 1, 1985 and before June 1, 1988 continues to be eligible for a royalty exemption for a period of 12 months, or such later time that the value of the exempted royalty quantity equals a prescribed maximum amount. Natural gas produced from qualifying intervals in eligible natural gas wells spudded or deepened to a depth below 2,500 meters is also subject to a royalty exemption, the amount of which depends on the depth of the well.

         In Alberta, a producer of crude oil or natural gas is entitled to credit against the royalties payable to the Crown by virtue of the Alberta Royalty Tax Credit ("ARTC") program. The ARTC program is based on a price-sensitive formula, and the ARTC rate currently varies between 75% for prices for crude oil at or below CDN $100 per cubic metre and 35% for prices above CDN $210 per cubic metre. The ARTC rate is currently applied to a maximum of CDN $2.0 million of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on average "par price", as determined by the Alberta Department of Energy for the previous quarterly period. On December 22, 1997, the Government of Alberta gave notice that they intended to review the ARTC program with expected changes to take effect prior to 2001.

         The Government of Saskatchewan's fiscal regime for the oil and gas industry provides an incentive to encourage the drilling of new vertical oil wells through a revised royalty/tax structure for new vertical oil wells and incremental production from new or expanded water flood projects. This "third tier" Crown royalty rate is price sensitive and varies between heavy and non-heavy oil (from a minimum of 10% for heavy oil at a base price to a maximum of 35% for non-heavy oil at a price above the base price). Previous time-based royalty/tax holidays applicable to vertically drilled oil wells have been replaced with volume-based royalty/tax reduction incentives in which a maximum royalty of 5% will apply to various volumes depending on the depth and nature of the well (up to 25,000 cubic meters of oil in the case of deep exploratory wells). The maximum royalty applicable to the first 12,000 cubic meters of oil has been increased from 5% to 10% for production from certain horizontal wells. In addition, royalty/tax holidays for deep horizontal oil wells have been replaced with a 25,000 cubic meters volume incentive (5% maximum royalty). Oil production from qualifying reactivated oil wells are subject to a maximum new royalty rate of 5% for the first 5 years following re-activation in the case of wells reactivated after 1993 and shut-in or suspended prior to January 1, 1993. With respect to qualifying exploratory natural gas wells, the first 25 million cubic meters of natural gas produced will be subject to an incentive maximum royalty rate of 5%. On February 9, 1998, the Government of Saskatchewan announced further royalty incentive programs to encourage oil and gas exploration.

         Producers of oil and natural gas in British Columbia are also required to pay annual rental payments in respect of Crown leases and royalties and freehold production taxes in respect of oil and gas produced from Crown and freehold lands respectively. The amount payable as a royalty in respect of oil depends on the vintage of the oil (whether it was produced from a pool discovered before or after October 31, 1975), the quantity of oil produced in a month and the value of the oil. Oil produced from newly discovered pools may be exempt from the payment of a royalty for the first 36 months of production. The royalty payable on natural gas is determined by a sliding scale based on a reference price which is the greater of the amount obtained by the producer and at prescribed minimum price. Gas produced in association with oil has a minimum royalty of 8% while the royalty in respect of other gas may not be less than 15%.

Environmental Matters

         Our operations are subject to numerous federal, state, provincial and local laws and regulations controlling the generation, use, storage, and discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences; restrict the types, quantities, and concentrations of various substances that can be released into the environment in connection with drilling, production, and gas processing activities; suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, and other protected areas; require remedial measures to mitigate pollution from historical and on-going operations such as use of pits and plugging of abandoned wells; restrict injection of liquids into subsurface strata that may contaminate groundwater; and impose substantial liabilities for pollution resulting from our operations. Environmental permits required for our operations may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. Our management believes that we are in substantial compliance with current environmental laws and regulations, and that we will not be required to make material capital expenditures to comply with existing laws. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on us as well as the oil and gas industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

         In the United States, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as "Superfund," and comparable state statutes impose strict, joint, and several liability on certain classes of persons who are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of a disposal site or sites where a release occurred and companies that generated, disposed or arranged for the disposal of the hazardous substances released at the site. Under CERCLA such persons or companies may be retroactively liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is common for neighboring land owners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial civil and criminal penalties for failing to prevent surface and subsurface pollution, as well as to control the generation, transportation, treatment, storage and disposal of hazardous waste generated by oil and gas operations. Although CERCLA currently contains a "petroleum exclusion" from the definition of "hazardous substance," state laws affecting our operations impose cleanup liability relating to petroleum and petroleum related products, including crude oil cleanups. In addition, although RCRA regulations currently classify certain oilfield wastes which are uniquely associated with field operations as "non-hazardous," such exploration, development and production wastes could be reclassified by regulation as hazardous wastes thereby administratively making such wastes subject to more stringent handling and disposal requirements.

         We currently own or lease, and have in the past owned or leased, numerous properties that for many years have been used for the exploration and production of oil and gas. Although we utilized standard industry operating and disposal practices at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties we owned or leased or on or under other locations where such wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under our control. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA, and analogous state laws. Our operations are also impacted by regulations governing the disposal of naturally occurring radioactive materials ("NORM"). We must comply with the Clean Air Act and comparable state statutes which prohibit the emissions of air contaminants, although a majority of our activities are exempted under a standard exemption. Moreover, owners, lessees and operators of oil and gas properties are also subject to increasing civil liability brought by surface owners and adjoining property owners. Such claims are predicated on the damage to or contamination of land resources occasioned by drilling and production operations and the products derived therefrom, and are usually causes of action based on negligence, trespass, nuisance, strict liability and fraud.

         United States federal regulations also require certain owners and operators of facilities that store or otherwise handle oil, such as us, to prepare and implement spill prevention, control and countermeasure plans and spill response plans relating to possible discharge of oil into surface waters. The federal Oil Pollution Act ("OPA") contains numerous requirements relating to prevention of, reporting of, and response to oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate crude oil cleanup programs with respect to contaminated soil.

         Our Canadian operations are also subject to environmental regulation pursuant to local, provincial and federal legislation which generally require operations to be conducted in a safe and environmentally responsible manner. Canadian environmental legislation provides for restrictions and prohibitions relating to the discharge of air, soil and water pollutants and other substances produced in association with certain crude oil and natural gas industry operations, and environmental protection requirements, including certain conditions of approval and laws relating to storage, handling, transportation and disposal of materials or substances which may have an adverse effect on the environment. Environmental legislation can affect the location of wells and facilities and the extent to which exploration and development is permitted. In addition, legislation requires that well and facilities sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines or issuance of clean-up orders.

         Certain federal environmental laws that may affect us include the Canadian Environmental Assessment Act which ensures that the environmental effects of projects receive careful consideration prior to licenses or permits being issued, to ensure that projects that are to be carried out in Canada or on federal lands do not cause significant adverse environmental effects outside the jurisdictions in which they are carried out, and to ensure that there is an opportunity for public participation in the environmental assessment process; the Canadian Environmental Protection Act ("CEPA") which is the most comprehensive federal environmental statute in Canada, and which controls toxic substances (broadly defined), includes standards relating to the discharge of air, soil and water pollutants, provides for broad enforcement powers and remedies and imposes significant penalties for violations; the National Energy Board Act which can impose certain environmental protection conditions on approvals issued under the Act; the Fisheries Act which prohibits the depositing of a deleterious substance of any type in water frequented by fish or in any place under any condition where such deleterious substance may enter any such water and provides for significant penalties; the Navigable Waters Protection Act which requires any work which is built in, on, over, under, through or across any navigable water to be approved by the Minister of Transportation, and which attracts severe penalties and remedies for non-compliance, including removal of the work.

         In Alberta, environmental compliance has been governed by the Alberta Environmental Protection and Enhancement Act ("AEPEA") since September 1, 1993. In addition to consolidating a variety of environmental statutes, the AEPEA also imposes certain new environmental responsibilities on oil and natural gas operators in Alberta. The AEPEA sets out environmental standards and compliance for releases, clean-up and reporting. The Act provides for a broad range of liabilities, enforcement actions and penalties.

         British Columbia's Environmental Assessment Act became effective June 30, 1995. This legislation rolls the previous processes for the review of major energy projects into a single environmental assessment process which contemplates public participation in the environmental review.

         Saskatchewan's Environmental Management and Protection Act is the primary environmental legislation for that province. This Act provides significant enforcement and penalty provisions, and includes a compensation scheme respecting losses or damage from spills. The Clean Air Act provides a permitting scheme for certain industrial activities, broad enforcement provisions and significant penalties for non-compliance. The Environmental Assessment Act provides that certain development activities which can affect the environment must undergo environmental assessment and approval from the provincial government.

         We are not currently involved in any administrative, judicial or legal proceedings arising under domestic or foreign federal, state, or local environmental protection laws and regulations, or under federal or state common law, which would have a material adverse effect on our financial position or results of operations. Moreover, we maintain insurance against costs of clean-up operations, but we are not fully insured against all such risks. A serious incident of pollution may, as it has in the past, also result in the suspension or cessation of operations in the affected area.

         We have a Corporate Environmental Policy and a detailed Environmental Management System in place to ensure continued compliance with environmental, health and safety laws and regulations. We believe that we have obtained and are in compliance with all material environmental permits, authorizations and approvals.

Title to Properties

         As is customary in the crude oil and natural gas industry, we make only a cursory review of title to undeveloped crude oil and natural gas leases at the time we acquire them. However, before drilling commences, we require a thorough title search to be conducted, and any material defects in title are remedied prior to the time actual drilling of a well begins. To the extent title opinions or other investigations reflect title defects, we, rather than the seller of the undeveloped property, are typically obligated to cure any title defect at our expense. If we were unable to remedy or cure any title defect of a nature such that it would not be prudent to commence drilling operations on the property, we could suffer a loss of our entire investment in the property. We believe that we have good title to our crude oil and natural gas properties, some of which are subject to immaterial encumbrances, easements and restrictions. The crude oil and natural gas properties we own are also typically subject to royalty and other similar non-cost bearing interests customary in the industry. We do not believe that any of these encumbrances or burdens will materially affect our ownership or use of our properties.

Employees


         As of May 18, 2000, we had 48 full-time employees, including 3 executive officers, 2 non-executive officers, 3petroleum engineers, 1 geologist, 7 managers, 9 secretarial and clerical personnel and 23 field personnel. Additionally, we retain contract pumpers on a month-to-month basis. We retain independent geological and engineering consultants from time to time on a limited basis and expects to continue to do so in the future.

         As of May 18, 2000, Grey Wolf had 41 full-time employees, including 2 executive officers, 2 non-executive officers, 1 manager, 3 petroleum engineers, 4 geologists, 1 geophysicist, 14 secretarial and clerical personnel and 14 field personnel.


Office Facilities

         Our executive and administrative offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232. We also have an office in Midland, Texas. These offices, consisting of approximately 12,650 square feet in San Antonio and 960 square feet in Midland, are leased until March 2005 at an aggregate rate of $18,000 per month.

         Canadian Abraxas leases 7,427 square feet of office space in Calgary, Alberta pursuant to a lease which expires on July 1, 2001.

         Grey Wolf leases 8,683 square feet of office space in Calgary, Alberta pursuant to a lease which expires on December 31, 2001.

Other Properties

         We own 10 acres of land, an office building, workshop, warehouse and house in Sinton, Texas, 160 acres of land in Coke County, Texas and a 50% interest in approximately two acres of land in Bexar County, Texas. All three properties are used for the storage of tubulars and production equipment. We also own 19 vehicles which are used in the field by employees.

Litigation

         General. From time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on us.

         Hornburg Litigation. In May 1995, certain plaintiffs filed a lawsuit against us alleging negligence and gross negligence, tortious interference with contract, conversion and waste. In March 1998, a jury found against us and on May 22, 1998 final judgment in the amount of $1.3 million was entered. We filed an appeal and in March 2000, the Court of Appeals reduced the plaintiff's award to $362,495 plus post-judgment interest of $68,915. We fully and finally resolved the litigation on April 25, 2000, through a payment of $435,780.81 in the aggregate to the plaintiffs.

Enforceability Of Civil Liabilities Against Foreign Persons

         Canadian Abraxas is an Alberta corporation, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Canadian counsel, Osler, Hoskin & Harcourt, LLP, are residents of Canada. All or a substantial portion of the assets of Canadian Abraxas and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, Canadian Abraxas has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Chris
E. Williford, c/o Abraxas Petroleum Corporation, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232, Canadian Abraxas' United States agent appointed for that purpose. Canadian Abraxas has been advised by its Canadian counsel, Osler, Hoskin & Harcourt, LLP, that there is doubt as to the enforceability in Canada against Canadian Abraxas or against any of its directors, controlling persons, officers or experts who are not residents of the United States, in original actions for enforcement of judgments of United States courts, of liabilities predicated solely upon United States federal securities laws.

                                   MANAGEMENT

Directors and Executive Officers

         Set forth below are the names, ages, years of service and positions of the executive officers and directors of Abraxas, as well as certain executive officers of Grey Wolf and Canadian Abraxas. The term of the Class I directors of Abraxas expires in 2000, the term of the Class II directors expires in 2002 and the term of the Class III directors expires in 2001.

  Name                           Age                             Office                            Class
  ----                          ---------  -------------------------------------------------      ------
  Robert L. G. Watson.......    49         Chairman of the Board, President and Chief Executive   III
                                           Officer of  Abraxas;  Chairman of the
                                           Board  and  director  of  Grey  Wolf;
                                           Chairman of the Board,  President and
                                           director of Canadian Abraxas
  Chris E. Williford........    48         Executive Vice President, Chief Financial Officer,     --
                                           and Treasurer of Abraxas; Vice President and
                                           Assistant Secretary of Canadian Abraxas
  Robert W. Carington, Jr...    38         Executive Vice President of Abraxas                    --
  Craig S. Bartlett, Jr.....    66         Director of Abraxas                                    II
  Franklin A. Burke.........    66         Director of Abraxas                                    I
  Ralph F. Cox .............    67         Director of Abraxas                                    II
  Frederick M. Pevow, Jr....    37         Director of Abraxas                                    II
  James C. Phelps...........    77         Director of Abraxas                                    III
  Joseph A. Wagda...........    56         Director of Abraxas                                    II



         Robert L. G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Since May 1996, Mr. Watson has also served as Chairman of the Board and a director of Grey Wolf. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas. In January 1999, Mr. Watson was elected Chairman of the Board and director of New Cache and served in that position until the amalgamation of New Cache with and into Canadian Abraxas in December 1999. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In January 1999, Mr. Williford was elected Assistant Secretary of New Cache and served in that position until the amalgamation of New Cache with and into Canadian Abraxas in December 1999. In December 1999, Mr. Williford resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December, 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990.

         Craig S. Bartlett Jr., a director of Abraxas since December 1999, has over forty years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett continues to serve on numerous boards and is active in independent consulting roles. Mr. Bartlett is a graduate of Princeton University with an advanced Management Degree from Pennsylvania State University.

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke also serves as a director of NB Instruments, Inc., an instrument products company, Omega Institute, a job training entity, and Starkey Chemical Process Co., a chemical processing company. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over thirty of which was with Arco. Mr. Cox retired from Arco in 1985 after having become Vice Chairman. Mr. Cox then joined what is now Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue his consulting business. Mr. Cox has in the past and continues to serve on many boards including Arco, Fidelity Investments, and the Kansas City Federal Reserve Board. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

         Frederick M. Pevow, Jr., a director of Abraxas since December 1999, has almost fifteen years of investment banking experience with firms such as Smith Barney, Dillon Read, Salomon Smith Barney, and most recently CIBC World Markets where he was Managing Director and headed the worldwide Investment Banking practice covering the oilfield services and equipment industries. Mr. Pevow currently pursues capital market transactions through Pevow & Associates, a boutique investment and merchant banking firm. Mr. Pevow holds an undergraduate degree from the University of Texas with further studies at Rice University.

         James C. Phelps, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps has served as a director of Grey Wolf since January 1996. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Grey Wolf, and from January 1996 to May 1996, he served as President of Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has had a varied twenty-five year career involving the financial and legal aspects of private and corporate business transactions. Currently a practicing attorney and president of Altamont Capital Management, Inc., Mr. Wagda's business emphasizes special situation consulting and investing, including involvement in distressed investments and venture capital opportunities. Previously, Mr. Wagda was a senior managing director and cofounder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received an undergraduate degree from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

         Messrs. Bartlett, Cox, Pevow and Wagda were elected to the Board of Directors of Abraxas in December 1999 in connection with the exchange offer. In connection with their election, Messrs. Carington, Carter, Gershen, Kleberg, Powell, Riggs and Williford submitted resignations of their director positions.

                             EXECUTIVE COMPENSATION
Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 1997, 1998 and 1999 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Stephen T. Wendel, Abraxas' Vice President-Land and Marketing, and to Lee T. Billingsley, Abraxas' Vice President-Exploration for the fiscal year ended December 31, 1999. Abraxas did not have any executive officers other than Messrs. Watson, Williford, and Wendel whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1997, Messrs. Watson, Williford, Carington and Wendel for the year ended December 31, 1998, and Messrs. Watson, Williford, Carington, and Wendel and Dr. Billingsley for the year ended December 31, 1999.

                                          SUMMARY COMPENSATION TABLE
                                                                                       Long Term
                                                                                      Compensation
                                                                                   ------------------
                                              Annual Compensation                      Awards
                                 ------------------------------------------------- ------------------
                                                                                        Options
 Name and Principal                                                                     /SARs
 Position                       Year     Salary ($)           Bonus ($)                  (#)
 ------------------------------ -------- -------------------- ------------------- ------------------
 Robert L. G. Watson,           1997     $211,154              $39,373 (1)             100,000
 Chairman  of  the  Board  and  1998     $253,367                --                    140,000
 President                      1999     $259,615              $43,750                       0

 Chris E. Williford,            1997     $148,269              $26,250 (1)              40,000
 Executive Vice President,      1998     $155,770                --                     35,000
 Chief Financial Officer        1999     $155,769              $26,250                       0
 and Treasurer

 Robert  W.  Carington,   Jr.,  1998     $103,846                --                    320,000
 Executive Vice President       1999     $207,629              $35,000                       0

 Lee T. Billingsley             1998     $ 31,154                --                          0
 Vice President - Exploration   1999     $124,615              $22,500                  30,000

 Stephen T. Wendel,             1997     $106,731              $13,750 (1)              25,000
 Vice President - Land and      1998     $114,231                --                     20,000
 Marketing                      1999     $114,231              $13,750                  15,000
 ------------------------------ -------- -------------------- ------------------- ------------------

(1)      One-half paid in cash and one-half in stock awards.


Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 1999

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan") and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

The Compensation Committee did not grant any stock options to Messrs. Watson, Williford or Carington during 1999. The table below contains certain information concerning stock options granted to Dr. Billingsley and Mr. Wendel during 1999:


                                          OPTION GRANTS IN FISCAL YEAR
   --------------------------------------------------------------------------------------------------------------
                                 % of Total                                       Potential Realizable Value
                                   Options     Exercise Price                     at Assumed Annual Rates of
                     Options     Granted to       Per Share                        Stock Price Appreciation
        Name         Granted      Employees       (Price at     Expiration Date         for Option Term
                                                   Grant)
   =============== ============ ============== ================ ================= ============= ==============
                                                                                       5%            10%
   Lee T.           30,000(1)       20.69           $1.41           11/18/09        $26,700        $67,500
   Billingsley

   Stephen T.       15,000(1)       16.34           $1.41           11/18/09        $13,350        $33,750
   Wendel
--------------

(1) One-fourth of the options become exercisable on each of the first four anniversaries of the date of grant.


Aggregated Option Exercises and Values for the Fiscal Year Ended December 31,
1999

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 1999, by Messrs. Watson, Williford, Carington and Wendel and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wendel and Dr. Billingsley.

                   Aggregated Option Exercises in Fiscal 1999
                        and Fiscal Year End Option Values

                                                                                                           Value of
                                                                                   Number of             Unexercised
                                                                              Unexercised Options        in-the-Money
                                                                              on December 31,1998         Options on
                                                                                      (#)                December 31,
                                                                                 Exercisable/              1998 ($)
                                Shares Acquired By                               Unexercisable            Exercisable/
            Name                   Exercise (#)        Value Realized ($)                               Unexercisable
            ----                   ------------        --------------         --------------------      -------------


Robert L. G. Watson                       0                      0               275,000/165,000             0 / 0

Chris E. Williford                        0                      0              102,500/52,500              0 / 0

Robert W. Carington, Jr.                  0                      0              80,000/240,000              0 / 0

Lee T. Billingsley                        0                      0               63,995/44,665              0 / 0

Stephen T. Wendel                         0                      0               14,500/73,500              0 / 0

----------------

Long Term Incentive Plan Awards During the Fiscal Year Ended December 31, 1999

         We did not make any awards to any of Messrs. Watson, Williford, Carington or Wendel or Dr. Billingsley under a long term incentive plan during the fiscal year ended December 31, 1999.

Employment Agreements

         We have entered into employment agreements with each of Messrs. Watson, Williford, Carington and Wendel as well as with Dr. Lee T. Billingsley, Abraxas' Vice President of Exploration, pursuant to which each of Messrs. Watson, Williford, Carington, Wendel and Dr. Billingsley will receive compensation as determined from time to time by the Board in its sole discretion

         The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2002, and shall be automatically extended for additional one-year terms unless we give Messrs. Watson, Williford, and Carington 120 days notice prior of the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of Messrs. Watson's, Williford's and Carington's employment agreements, Messrs. Watson, Williford or Carington's employment is terminated other than for cause or disability, by reason of Messrs. Watson's, Williford's or Carington's death or retirement or by Messrs. Watson, Williford or Carington, as the case may be, other than for good reason, then Messrs. Watson, Williford and Carington will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by us or (b) his annual base salary for the remainder of the term of each of his respective employment agreements.

         If a change of control occurs during the term of Messrs. Watson's Williford's and Carington's employment agreements, and if subsequent to such change of control, Messrs. Watson, Williford, or Carington's employment is terminated other than for cause or disability by reason of Messrs. Watson's, Williford's or Carington's death or retirement or by Messrs. Watson, Williford or Carington, as the case may be, other than for good reason, then Mr. Watson will be entitled to the following:

         (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;

         (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;

         (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and

         (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

          Under such circumstances, Messrs. Williford and Carington will be entitled to the following:

         (1) if such termination occurs prior to the end of the first year of the initial term of his respective employment agreement, a lump sum payment equal to four times his annual base salary;

         (2) if such termination occurs after the end of the first year of the initial term of his respective employment agreement but prior to the end of the second year of the initial term of his respective employment agreement, a lump sum payment equal to three times his annual base salary; and

         (3) if such termination occurs after the end of the second year of the initial term of his respective employment agreement, a lump sum payment equal to
2.99 times his annual base salary.

         The employment agreements for Mr. Wendel and Dr. Billingsley, originally scheduled to terminate on December 31, 1998, have been automatically extended for two years and will terminate on December 31, 2000, and may be automatically extended for an additional year if by December 1 of the prior year neither us nor Mr. Wendel or Dr. Billingsley, as the case may be, has given notice that he or it, as the case may be, does not wish to extend the term. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wendel's and Dr. Billingsley's employment is at will and may be terminated by us for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wendel's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, Mr. Wendel's or Dr. Billingsley's employment is terminated other than for cause or disability by reason of Mr. Wendel's or Dr. Billingsley's death or retirement or by Mr. Wendel or Dr. Billingsley, as the case may be, other than for good reason, then Mr. Wendel and Dr. Billingsley will each be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Carington, Wendel or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wendel or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.


                              CERTAIN TRANSACTIONS

         Wind River Resources Corporation ("Wind River"), all of the capital stock of which is owned by Mr. Watson, owns a twin-engine airplane. The airplane is available for business use by our employees from time to time at Wind River's cost. We paid Wind River a total of $336,482 for use of the plane during 1999.

         Grey Wolf owns a 10% interest in certain producing properties owned by Canadian Abraxas and in Canadian Abraxas' natural gas processing plants and manages the operations of Canadian Abraxas under a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf. In 1999, Canadian Abraxas paid CDN $2,267,770 to Grey Wolf pursuant to the management agreement.

         Abraxas has adopted a policy that transactions, including loans, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors.


                             PRINCIPAL STOCKHOLDERS


         Based upon information received from the persons concerned, each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, each director, each of the named executive officers and all of our directors and officers as a group, owned beneficially as of May 15, 2000, the number and percentage of outstanding shares of our Common Stock indicated in the following table:



Name and Address of
Beneficial Owner                                           Number of Shares (1)        Percentage

Halcyon/Alan B. Slifka Management Company LLC              2,957,549 (2)               13.04%
     477 Madison Avenue, 8th Floor
     New York, NY 10022

Franklin Resources, Inc.                                   3,081,079 (3)               13.7%
     777 Mariners Island Blvd., 6th Floor
     San Mateo, CA 94404

Robert L. G. Watson                                        601,558                     2.62%

Franklin A. Burke                                          602,584                     2.67%

James C. Phelps                                            188,487                     *

Chris E. Williford                                         130,503                     *

Stephen T. Wendel                                          73,549                      *

Lee T. Billingsley                                         61,775                      *

Robert W. Carington, Jr.                                   118,518(10)                 *

Craig S. Bartlett, Jr.                                     4,000 (11)                  *

Ralph F. Cox                                               68,000 (11)                 *

Frederick M. Pevow, Jr.                                    0 (11)                      *

Joseph A. Wagda                                            0 (11)                      *

All Officers and Directors as a                            1,848,974                   7.97%
Group (11 persons)                                         (4)(5)(6)(7)(8)(9)(10)

                                                           (11)
---------
    *  Less than 1%

     (1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.

     (2) 2,957,549 shares of common stock beneficially owned by various Halcyon limited partnerships managed by Halcyon/Alan B. Slifka Management Company LLC, over which the manager disclaims beneficial ownership, as reported on Schedule 13G filed with the SEC on January 6, 2000. An additional 509,260 shares of common stock are owned by a Halcyon limited partnership managed by an affiliate of Halcyon/Alan B. Slifka Management Company LLC, over which such affiliate disclaims beneficial ownership.

     (3) Owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients.

         The voting and investment powers held by Franklin Mutual Advisers, LLC ("FMA"), formerly Franklin Mutual Advisers, Inc., an indirect wholly owned investment advisory subsidiary of FRI, are exercised independently from FRI and from all other investment advisor subsidiaries of FRI (FRI, its affiliates and investment advisor subsidiaries other than FMA are collectively referred to herein as "FRI affiliates"). Furthermore, FMA and FRI internal policies and procedures establish informational barriers that prevent the flow between FMA and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective advisory clients.

         Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities and Exchange Act of 1934, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest of beneficial ownership in any of the securities covered by this statement.

         FRI, the Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of
         Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries.

     (4) Includes 20,316 shares owned by Wind River Resources Corporation, a corporation owned by Mr. Watson, as to which Mr. Watson has sole voting and investment power, 30,459 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 269,541 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan. Does not include a total of 75,880 shares owned by the Robert L. G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.

     (5) Includes 8,900 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Non-Qualified Stock Option Plan and 8,250 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan").

     (6) Includes 150,000 shares owned by Marie Phelps, Mr. Phelps' wife and 9,250 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

     (7) Includes 1,786 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, 18,214 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 87,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

     (8) Includes 10,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 66,660 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

     (9) Includes 14,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 1,000 shares in a retirement account.

     (10) Includes 80,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

     (11) Does not include 75,000 shares issuable upon exercise of certain options (none of which will vest within sixty (60) days of the filing of this registration statement).

                            SELLING SECURITY HOLDERS

         The following table sets forth certain information concerning each of the selling security holders. Assuming that the selling security holders offer all of their securities, the selling security holders will not have any beneficial ownership of Abraxas' securities. The second lien notes, Abraxas common stock and contingent value rights are being registered to allow the selling security holders to offer the second lien notes, Abraxas common stock and contingent value rights for resale from time to time. See the heading entitled "Plan of Distribution."

                                                 Second Lien Notes

                                    Principal Amount of
                                     Second Lien Notes            Principal Amount             Principal Amount
   Selling Security Holder        Owned Prior to Offering              Offered               Owned After Offering
------------------------------    -----------------------         ----------------           --------------------
Houlihan  Lokey Howard & Zukin          $1,718,000                   $1,718,000                       $ 0
Capital

Jefferies & Company, Inc.               $3,282,000                   $3,282,000                       $ 0

                                                Abraxas Common Stock

                                  Number of Shares Owned                                    Number of Shares Owned
   Selling Security Holder           Prior to Offering        Number of Shares Offered          After Offering
--------------------------        ----------------------      ------------------------      ----------------------
Houlihan Lokey Howard                     163,354                      163,354                         0
& Zukin Capital

                                               Contingent Value Rights

                                   Number of CVRs Owned                                         Number of CVRs

  Selling Security Holder           Prior to Offering         Number of CVRs Offered        Owned After Offering
-------------------------         --------------------        ----------------------        --------------------
Houlihan Lokey Howard                     163,354                      163,354                         0
& Zukin Capital

         Since 1993, Jefferies has acted in various material roles relating to us. Jefferies acted as one of the initial purchasers in the sale of the old notes, as the initial purchaser of the first lien notes and served as our financial advisor during the recent exchange offer.

         At our request and cost, Houlihan acted as financial advisor to an informal committee of holders of the old notes during the exchange offer. Other than such role, Houlihan has not had any material relationships with us.

         The second lien notes, Abraxas common stock and contingent value rights offered pursuant to this prospectus were issued to Jefferies and Houlihan as payment of fees and expenses related to the exchange offer. In connection with such issuance, Jefferies and Houlihan were granted registration rights covering the second lien notes, Abraxas common stock and contingent value rights pursuant to a registration rights agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. This registration statement is intended to satisfy such registration rights.

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

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale of the second lien notes, the shares of Abraxas common stock and the contingent value rights by the selling security holders. The selling security holders may sell their second lien notes, shares of Abraxas common stock and contingent value rights under this prospectus:

         o through one or more broker-dealers acting as either principal or agent;
         o    through underwriters;
         o    directly to investors; or
         o    any combination of these methods.

The selling security holders will fix a price or prices, and they may change the price, of the second lien notes, shares of Abraxas common stock and contingent value rights offered based upon:

         o    market prices prevailing at the time of sale;
         o    prices related to those market prices; or
         o    negotiated prices.

These sales may be effected in one or more of the following transactions (which may involve crosses and block transactions):

         o on any securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;
         o    in the over-the-counter market;
         o    in private transactions;
         o through the writing of options, whether the options are listed on an
         o    option exchange or otherwise; or
         o    through the settlement of short sales.

         Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions from the selling security holders or the purchasers. These discounts, concessions or commissions may be more than those customary for the transaction involved. If any broker-dealer purchases the notes, shares of common stock or contingent value rights as principal, it may effect resales of the shares through other broker-dealers, and other broker-dealers may receive compensation from the purchasers for whom they act as agents.

         To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         Any securities covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. A selling security holder may not sell any securities described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

         To the extent required, the specific securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         Under Abraxas' registration rights agreement with the selling security holders, we have agreed to indemnify the selling security holders and each underwriter, if any, against certain liabilities, including certain liabilities under the Securities Act, or will contribute to payments the selling security holders or underwriters may be required to make in respect of those liabilities.

         We have agreed to pay substantially all of the expenses in connection with the registration, offering and sale of the securities covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         We have agreed to keep the registration statement, of which this prospectus is a part, effective for one year from the time this registration statement becomes effective, subject to extension for any suspension or blackout periods during which securities covered by this prospectus can not be sold.


                      DESCRIPTION OF THE SECOND LIEN NOTES

    You can find definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Issuers" refer to Abraxas and Canadian Abraxas and not to any of their subsidiaries.

    The Issuers issued the second lien notes under an indenture entered into among the Issuers, the Subsidiary Guarantors and Firstar Bank, National Association, as Trustee . The indenture is governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The terms of the second lien notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.


    The indenture provides for issuance of up to $196.8 million of second lien notes. The Issuers issued an aggregate principal amount of approximately $188.8 million of second lien notes in exchange for the old notes in the exchange offer and $5.0 million in payment of certain fees incurred in connection with the exchange offer. The following description is a summary of the material provisions of the second lien notes, the indenture and the documents providing for the security interests of the holders of the second lien notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the security documents because they, not this description, define your rights as holders of the second lien notes. A copy of the form of indenture and the security documents may be obtained from the Issuers.


Brief Description of the Second Lien Notes and the Guarantees

The Second Lien Notes

    The second lien notes:

    o   are general obligations of the Issuers;

    o are secured by a second lien and a second fixed or floating charge on substantially all of the Oil and Gas Assets of Abraxas and its Wholly Owned Restricted Subsidiaries and the common stock of Grey Wolf owned by the Issuers;

    o rank equally with all of the Issuers' current and future senior Indebtedness;

    o rank senior to all of the Issuers' current future Subordinated Indebtedness; and

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

 o   are be unconditionally guaranteed by the Subsidiary Guarantors.

The Guarantees

    The second lien notes are jointly and severally guaranteed (the "Guarantees") by the following subsidiaries of the Issuers:

    o   Sandia; and

    o   Wamsutter.

        The Guarantees of the second lien notes:

    o   are general obligations of each Subsidiary Guarantor;

    o are senior in right of payment to all existing and future Subordinated Indebtedness of each Subsidiary Guarantor;

    o are on an equal basis with all existing and future Senior Indebtedness of each Subsidiary Guarantor;

    o are secured by a second lien or charge on all of the Oil and Gas Assets of the Subsidiary Guarantors; and

    o are limited for each Subsidiary Guarantor to the maximum amount which will result in each Guarantee's not being a fraudulent conveyance or fraudulent transfer.

    Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a prorata amount based on the net assets of each Subsidiary Guarantor.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Issuers or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with or to other Persons upon the terms and conditions set forth in the indenture. See the description of the covenant in "Merger, Consolidation and Sale of Assets" below. In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Issuers and/or one or more of their Restricted Subsidiaries and the sale complies with the provisions set forth in "Limitation on Asset Sales," such Subsidiary Guarantor's Guarantee and any related Collateral will be released.

Principal, Maturity and Interest

    The indenture provides for the issuance of up to $196.8 million of second lien notes thereunder. The second lien notes are issued in full registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The second lien notes mature on November 1, 2004.

    Interest on the second lien notes accrues at the rate of 11.5% per annum and is payable semi-annually on each November 1 and May 1, commencing on May 1, 2000, to the Persons who are registered holders at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest shall accrue and be payable both before and after the filing of any bankruptcy petition at the rate of 11.5% per annum.

    Interest on the second lien notes accrues from and including the most recent date to which interest has been paid on the old notes with interest beginning to accrue on November 1, 1999. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Taxes

    All payments made by Canadian Abraxas or any Subsidiary Guarantor under or with respect to the second lien notes or its Subsidiary Guarantee will be made

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
free and clear of any tax, duty, levy, impost, assessment or other Canadian government or provincial charges. These items are sometimes collectively called "Taxes" in this "Description of the Second Lien Notes."

    If Canadian Abraxas or any Subsidiary Guarantor or any successor, as the case may be, were required to withhold or deduct any Taxes from any payment made under or with respect to the second lien notes or any Subsidiary Guarantee, Canadian Abraxas or such Subsidiary Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (an "Excluded Holder") in respect of a beneficial owner:

    o with which the Issuers or such Subsidiary Guarantor does not deal at arm's-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment; or

    o which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the second lien notes or the receipt of payments thereunder.

    Canadian Abraxas and the Subsidiary Guarantors will also:

    o   make such withholding or deduction; and

    o remit the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law.

    If Canadian Abraxas and the Subsidiary Guarantors pay these Taxes, they will furnish certified copies of tax receipts evidencing such payment within 30 days of payment to the holders.

    Canadian Abraxas and the Subsidiary Guarantors will, jointly and severally, indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of :

    o any Taxes so levied or imposed on and paid by such holder as a result of payments made under or with respect to the second lien notes or any Subsidiary Guarantee,

    o any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and

    o any Taxes imposed with respect to any reimbursement under the two clauses above so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

    Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control payment, purchase price, interest or any other amount payable under or with respect to any of the second lien notes, it also includes the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

    The Issuers will also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the second lien notes or any other document or instrument in relation thereto, or from the receipt of any payments with respect to the second lien notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of either of the Issuers or any jurisdiction in which a paying agent is located, and have agreed to indemnify the holders for any such taxes paid by such holders.

    The foregoing obligations will survive any termination, defeasance or discharge of the indenture and the payment of all amounts owing under or with respect to the second lien notes and any Subsidiary Guarantee.

Paying Agent and Registrar; Transfer and Exchange

    Initially, the Trustee will act as registrar for the second lien notes and as paying agent. The second lien notes may be presented for registration of transfer and exchange at the office of the registrar, which currently is the Trustee's corporate trust office at 101 East 5th Street, St. Paul, Minnesota 55101. The Issuers will pay principal (and premium, if any) and interest on the second lien notes at the office of the paying agent in the Borough of Manhattan in the City of New York, State of New York. In addition, in the event the second lien notes do not remain in book-entry form, interest may be paid, at the Issuers' option, by wire transfer or check mailed to the registered addresses of the holders as shown on the note register. The Issuers may change the paying agent and registrar without notice to holders of the second lien notes. The second lien notes will be treated as a single class of securities under the indenture.

Redemption

Optional Redemption

    The Issuers may redeem the second lien notes, at their option, in whole at any time or in part from time to time, on and after December 1, 2000, at the redemption prices expressed as percentages of the principal amount set forth below. If the Issuers redeem the second lien notes, the Issuers must also pay interest accrued and unpaid to the applicable redemption date. The redemption prices during the twelve-month period beginning on December 1 of the years indicated are set forth below:

                  Year                                    Percentage

                  2000..................................    105.750%
                  2001..................................    102.875%
                  2002 and thereafter...................    100.000%

    In addition, prior to December 1, 2000, the Issuers may redeem up to 50% of the aggregate principal amount of the second lien notes at a redemption price of 111.50% of the principal amount, plus accrued and unpaid interest to the date of redemption with the net proceeds of one or more Equity Offerings. The Issuers may not cause a redemption from the proceeds of an Equity Offering unless:

    o at least 50% of the aggregate principal amount of the second lien notes remains outstanding immediately after giving effect to any such redemption (with second lien notes owned by the Issuers or any of their Affiliates deemed not to be outstanding); and

    o redemption occurs within 60 days after the consummation of any such Equity Offering.

    If the Issuers redeem less than all of the second lien notes, selection of second lien notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the second lien notes are listed or, if the second lien notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. The Issuers will not redeem second lien notes in principal amounts of less than $1,000. In addition, if a partial redemption is made with the proceeds of an Equity Offering, selection of second lien notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. The Issuers will mail notice of redemption at least 30 and not more than 60 days before the redemption date. The notice will describe the amount of second lien notes being redeemed, if less than the entire principal amount. Interest will cease to accrue on second lien notes which are redeemed on the redemption date.

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
Security

    All of the Obligations of the Issuers under the second lien notes and the indenture are secured by a second priority Lien, but subject to Permitted Liens, on substantially all of the Oil and Gas Assets of the Issuers and the Subsidiary Guarantors, and by a second priority Lien, subject to Permitted Liens, on substantially all of any Oil and Gas Assets acquired thereafter (other than assets securing Acquired Indebtedness to the extent granting additional Liens would be prohibited by the terms of the instruments relating to such Acquired Indebtedness), as well as the Capital Stock of Grey Wolf owned by the Issuers, such Lien being junior to the Liens securing the First Lien Notes. The Oil and Gas Assets that initially secure such Obligations represent approximately 99% of the PV-10 value at December 31, 1998.

    If the second lien notes become due and payable prior to maturity or are not paid in full at maturity, the Trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the Collateral in accordance with the security documents and applicable law. The right to foreclose on the Collateral is, however, subject to a 180-day standstill period in favor of the holders of the First Lien Notes described below. Subject to the right of the holders of the First Lien Notes, the proceeds received from the sale of any Collateral that is the subject of a foreclosure or collection suit will be applied first to pay the expenses of such foreclosure or suit and amounts then payable to the Trustee and thereafter to pay the principal of and interest on the second lien notes. The Trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the holders' interest in, the Collateral.

    If an Event of Default has occurred, the Trustee or a holder, as the case may be, must give the First Lien Notes Representative written notice prior to taking action to enforce its foreclosure rights with respect to any of the Collateral in connection with such Event of Default, with such notice stating that an Event of Default has occurred under the indenture and stating that such notice is being given to commence a Standstill Period. The Trustee and such holder will not be allowed to take a foreclosure action with respect to such Event of Default until 180 days have elapsed since the date the notice is given by the Trustee or the holder to the First Lien Notes Representative, unless the First Lien Notes Representative consents to the taking of the foreclosure action. The First Lien Notes Representative has the authority to give such consent on behalf of the holders of the First Lien Notes pursuant to the First Lien Indenture. The foregoing provisions of this paragraph will cease to be applicable upon the payment in full of all Indebtedness under the First Lien Notes and the First Lien Indenture.

    We cannot assure you that the Trustee will be able to sell the Collateral without substantial delays or compromises in addition to the 180-day standstill or that the proceeds obtained will be sufficient to pay all amounts owing to holders of the second lien notes. You should read the discussion under the heading "Risk Factors --The security for the second lien notes may be inadequate to satisfy all amounts due and owing under the first lien notes and the second lien notes" for a further discussion regarding the adequacy of the collateral securing the second lien notes. Third parties that have Permitted Liens (including, without limitation, the holders of the First Lien Notes) may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. You should read the discussion under the heading "Risk Factors" For more information regarding these bankruptcy law limitations.

    The collateral release provisions of the indenture will permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "Possession, Use and Release of Collateral." As described under the summary of the covenant "Limitation on Asset Sales," the Net Cash Proceeds of certain Asset Sales may under specified circumstances be required to be utilized to make an offer to purchase second lien notes.

Change of Control

    If a Change of Control occurs, each holder will have the right to require that the Issuers purchase all or a portion of such holder's second lien notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

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
     The Issuers must mail a notice of any Change of Control to each holder and the Trustee no later than 30 days after the Change of Control occurs. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). A Change of Control Offer must remain open for a period of 20 Business Days or such longer period as may be required by law. Holders electing to have a second lien note purchased pursuant to a Change of Control Offer will be required to surrender the second lien note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the second lien note completed, to the paying agent for the second lien notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

     The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer at the Change of Control purchase price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases the second lien notes validly tendered and not withdrawn under such Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the second lien notes that might be delivered by holders seeking to accept the Change of Control Offer. In addition, the First Lien Notes Indenture and the 11 1/2% Senior Notes due 2004, Series D indenture have substantially identical change of control provisions as the indenture, which may further restrict the ability of the Issuers to purchase the second lien notes. In the event the Issuers are required to purchase second lien notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third party financing to the extent they do not have available funds to meet their purchase obligations. However, there can be no assurance that the Issuers would be able to obtain such financing.

     Neither the Board of Directors of Abraxas nor the Trustee may waive the covenant relating to the Issuers' obligation to make a Change of Control Offer. Restrictions in the indenture described in this Description of the Second Lien Notes on the ability of the Issuers and their Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuers, whether favored or opposed by the management of the Issuers. Consummation of any such transaction in certain circumstances may require repurchase of the second lien notes, and there can be no assurance that the Issuers or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuers by the management of the Issuers. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of second lien notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of second lien notes pursuant to a Change of Control Offer. These rules require that the Issuers keep the offer open for 20 Business Days. They also require that the Issuers notify holders of second lien notes of changes in the offer and extend the offer for specified time periods if we amend the offer. If the provisions of any securities laws or regulations conflict with the "Change of Control" provisions in the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the "Change of Control" provisions of the indenture.

Certain Covenants

         The indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

     Other than the Permitted Indebtedness, Abraxas may not, and may not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively,

"incur") any Indebtedness. However, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuers and the Subsidiary Guarantors or any of them may incur Indebtedness (including any Acquired Indebtedness), in each case, if at the time of such event and after giving effect thereto on a pro forma basis, both:

     o Abraxas' Consolidated EBITDA Coverage Ratio would have been at least equal to 2.5 to 1.0; and

     o Abraxas' Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the aggregate consolidated Indebtedness of Abraxas and its Restricted Subsidiaries.


         For purposes of determining any particular amount of Indebtedness under
this   covenant,   guarantees  of   Indebtedness   otherwise   included  in  the
determination of the amount of Indebtedness shall not also be included.

         Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into Abraxas or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by Abraxas or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition.

         The Issuers will not, and will not permit any Subsidiary Guarantor, to incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of such Issuer or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the second lien notes or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of such Issuer or such Subsidiary Guarantor, as the case may be.

Limitation on Restricted Payments

         The indenture defines the following as Restricted Payments if done by Abraxas or any of its Restricted Subsidiaries:

     o declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of Abraxas) on or in respect of shares of Abraxas' Capital Stock to holders of such Capital Stock;

     o purchase, redeem or otherwise acquire or retire for value any Capital Stock of Abraxas or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of Abraxas or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of Abraxas;

     o make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of an Issuer or a Subsidiary Guarantor; or

     o   make any Investment (other than a Permitted Investment).

         The Issuers may not make a Restricted Payment, if at the time of such Restricted Payment or immediately after giving effect to the Restricted Payment:

     o   a Default or an Event of Default shall have occurred and be continuing;

     o Abraxas is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "Limitation on Incurrence of Additional Indebtedness" above; or

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

     o the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Abraxas) shall exceed the sum of:

             (i) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Abraxas earned subsequent to the Issue Date and on or prior to the last date of Abraxas' fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period), plus

             (ii) 100% of the aggregate net cash proceeds received by Abraxas from any Person (other than a Restricted Subsidiary of Abraxas) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Abraxas, plus

             (iii) without duplication of any amounts included in clause(ii) above, 100% of the aggregate net cash proceeds of any equity contribution received by Abraxas from a holder of Abraxas' Capital Stock (excluding, in the case of clauses (ii) and (iii), any net cash proceeds from an Equity Offering to the extent used to redeem the second lien notes), plus

             (iv) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to Abraxas or to any Restricted Subsidiary of Abraxas from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of Abraxas), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the covenant described under "Limitation on Designation of Unrestricted Subsidiaries" below), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Abraxas or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the indenture, plus

             (v) without duplication of the immediately preceding subclause
         (iv), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of Abraxas).

         However, the Issuers may take the following actions:

     o the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration,

     o if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Abraxas, either:

             (A) solely in exchange for shares of Qualified Capital Stock of Abraxas, or

             (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of Abraxas) of shares of Qualified Capital Stock of Abraxas,

     o if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Abraxas or a Subsidiary Guarantor that is subordinate or junior in right of payment to the second lien notes or such Subsidiary Guarantor's Guarantee, as the case may be, either:

                      (A) solely in exchange for shares of Qualified Capital Stock of Abraxas, or

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                      (B)  through  the   application   of  net  proceeds  of  a
              substantially concurrent sale for cash (other than to a Restricted Subsidiary of Abraxas) of (I) shares of Qualified Capital Stock of Abraxas or (II) Refinancing Indebtedness; and

     o the initial designation of Western Associated Energy Corporation and Grey Wolf as Unrestricted Subsidiaries under the indenture.

         In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended for the payment of any dividend or redemption payment, as described above, and for the acquisition of any shares of Capital Stock of Abraxas through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of Abraxas) of shares of Qualified Capital Stock of Abraxas, as described above, shall be included in such calculation.

Limitation on Asset Sales

         Abraxas may not, and may not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the consideration received is at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by Abraxas' Board of Directors or senior management of Abraxas, and at least 75% of the consideration received is cash or Cash Equivalents and is received at the time of such disposition.

         Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale plus such additional time as may be necessary to complete a net proceeds offer under the terms of the First Lien Indenture with respect to such Asset Sale ("Net Cash Proceeds Application Period"), Abraxas or such Restricted Subsidiary must apply the Net Cash Proceeds of such Asset Sale as follows:

         o to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness so repaid; and

         o with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph and any Net Cash Proceeds received from an Asset Sale involving Collateral, Abraxas must make an offer to purchase (the "Net Proceeds Offer") from all holders up to a maximum principal amount (expressed as an integral multiple of $1,000) of second lien notes equal to the Available Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

         Abraxas will not, however, be required to apply Net Cash Proceeds received from any Asset Sale to make a Net Proceeds Offer if, and only to the extent that such Net Cash Proceeds are applied, within the Net Cash Proceeds Application Period for such Asset Sale:

         o to repay or prepay any Indebtedness outstanding under the First Lien Notes or the First Lien Indenture;

         o to repay or prepay any Indebtedness of Abraxas that is secured by a Lien permitted to be incurred pursuant to the section "Covenants--Limitation on Liens";

         o to pay interest on the second lien notes in an aggregate amount not to exceed 5.75% of the aggregate original principal amount of the second lien notes;

         o to an investment or investments in Crude Oil and Natural Gas Related Assets; or

         o to an investment or investments in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the Crude Oil and Natural Gas Business of Abraxas and its Restricted Subsidiaries ("Replacement Assets"), with the properties or assets


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             constituting such Crude Oil and Natural Gas Related Assets or
             Replacement Assets and any non-cash consideration received being made subject to the Lien of the indenture and the security documents to the extent the Net Cash Proceeds used to purchase such properties or assets arose from the sale of properties or assets that were subject to such Lien, provided that any such properties or assets that are Oil and Gas Assets shall be made subject to such Lien in any event.

         In addition, if at the end of the Net Cash Proceeds Application Period for such Asset Sale, Abraxas or one of its Restricted Subsidiaries has delivered to the Trustee an officer's certificate:

         o   otherwise in compliance with the terms of the indenture;

         o stating that attached thereto is a definitive, executed purchase and sale agreement for a Crude Oil and Natural Gas Related Assets investment or for Replacement Assets; and

         o setting forth the aggregate cash consideration to be paid in connection with such purchase from the Available Proceeds Amount;

then Abraxas shall have an additional period of time during which it may defer making a Net Proceeds Offer with respect to the Available Proceeds Amount the subject of such purchase and sale, such additional period of time ending on the earlier of:

         o 90 days after the end of the Net Cash Proceeds Application Period, and

         o the date such purchase and sale agreement is terminated or cancelled.

         If at any time any consideration (other than cash or Cash Equivalents) received in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be treated like an Asset Sale and the Net Cash Proceeds will be applied as described above.

         Abraxas may defer the Net Proceeds Offer until there is an aggregate unutilized Available Proceeds Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time the entire unutilized Available Proceeds Amount, and not just the amount in excess of $5,000,000, will be applied as required pursuant to this paragraph). If the amount of second lien notes tendered is less than the amount of second lien notes that the Issuers offered to purchase, Abraxas may obtain a release of the unutilized portion of the Collateral Proceeds from the Lien of the indenture and the security documents.

         Notwithstanding the terms of the six preceding paragraphs above, Abraxas and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent:

         o the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets; and

         o   such Asset Sale is for fair market value.

         Any consideration not constituting Replacement Assets and Crude Oil and Natural Gas Related Assets received by Abraxas or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will be treated as Net Cash Proceeds and, to the extent that the property transferred or conveyed constitutes an Oil and Gas Asset, the property received in exchange will constitute an Oil and Gas Asset.

         All Collateral Proceeds delivered to the Trustee will constitute Trust Moneys, and all Collateral Proceeds will be delivered by Abraxas:

         o so long as any Indebtedness under the First Lien Notes remains outstanding, to the First Lien Notes Representative; and

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         o   otherwise to the Trustee and all Collateral Proceeds delivered to the Trustee will be deposited in the Collateral Account in accordance with the indenture. These Collateral Proceeds may be withdrawn from the Collateral Account for application by Abraxas as set forth above or otherwise pursuant to the indenture as summarized in "Deposit; Use and Release of Trust Moneys."

         In the event of the transfer of substantially all (but not all) of the consolidated assets of Abraxas as an entirety to a Person in a transaction permitted under the covenant described in "Merger, Consolidation and Sale of Assets," the successor corporation will be deemed to have sold the consolidated assets of Abraxas not so transferred and must comply with the provisions of this covenant as if it were an Asset Sale. In addition, the fair market value of the consolidated assets of Abraxas deemed to be sold will be deemed to be Net Cash Proceeds.

         The Issuers will be required to mail notice of a Net Proceeds Offer to the holders and the Trustee not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Offer, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their second lien notes in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. To the extent holders properly tender second lien notes in an amount exceeding the Available Proceeds Amount, second lien notes will be repurchased on a pro rata basis (based on amounts tendered).

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of second lien notes as a result of a Net Proceeds Offer. These rules require that the Issuers keep the offer open for 20 Business Days. They also require that the Issuers notify holders of second lien notes of changes in the offer and extend the offer for specified time periods if the Issuers amend the offer. If the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Asset Sale" provisions of the indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         Abraxas may not, and may not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction (each, a "Payment Restriction") on the ability of any Restricted Subsidiary to:

         o pay dividends or make any other distributions on or in respect of its Capital Stock;

         o make loans or advances, or to pay any Indebtedness or other obligation owed, to Abraxas or any other Restricted Subsidiary;

         o guarantee any Indebtedness or any other obligation of Abraxas or any Restricted Subsidiary; or

         o transfer any of its property or assets to Abraxas or any other Restricted Subsidiary.

         The preceding will not apply, however, to encumbrances or restrictions existing under or by reason of the following (which are excluded from the term "Payment Restriction"):

         (1) applicable law;

         (2) the indenture, the indenture governing the old notes, the indenture governing the First Lien Notes, any security document or any of the security documents entered into in connection with the indenture governing the old notes or the indenture governing the First Lien Notes;

         (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

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         (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired;

         (5) agreements existing on the Issue Date to the extent and in the manner such agreements were in effect on the Issue Date;

         (6) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the indenture solely in respect of the assets or Capital Stock to be sold or disposed of;

         (7) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or

         (8) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the holders in any material respect as determined by the Board of Directors of Abraxas in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause
(2), (4) or (5).

Limitation on Preferred Stock of Restricted Subsidiaries

         The Restricted Subsidiaries may not issue any Preferred Stock (other than to Abraxas or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than Abraxas or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

Limitation on Liens

         Abraxas may not, and may not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens:

         o upon any item of Collateral other than the Liens created by the indenture and the security documents and the Liens expressly permitted by the applicable security documents, and any Liens securing the First Lien Notes or any other Indebtedness under the First Lien Indenture;

         o upon any other properties or assets of Abraxas or of any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than, with respect to this clause:

                (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date,

                (ii) Permitted Liens, and

                (iii) any Liens securing the First Lien Notes or any other
             Indebtedness under the First Lien Indenture.

Merger, Consolidation and Sale of Assets

         Abraxas may not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Abraxas' assets (determined on a consolidated basis for Abraxas and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless:

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         o either

                (A) Abraxas or such Restricted Subsidiary, as the case may be, shall be the surviving or continuing corporation or

                (B) the Person (if other than Abraxas) formed by such
             consolidation or into which Abraxas is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of Abraxas and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")

                    (i) shall be a corporation organized and validly existing
             under the laws of the United States or any state thereof or the District of Columbia; and

                    (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the second lien notes and the performance of every covenant of the second lien notes, the indenture, and the security documents on the part of Abraxas to be performed or observed;

         o immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), Abraxas or such Surviving Entity, as the case may be,

                (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Abraxas immediately prior to such transaction and

                (B) shall be able to incur at least $1.00 of additional
             Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described in "Limitation on Incurrence of Additional Indebtedness";

         o immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

         o Abraxas or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the assets of Abraxas, shall be deemed to be the transfer of all or substantially all of the assets of Abraxas.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of Abraxas in accordance with the foregoing, in which Abraxas is not the continuing corporation, the successor Person formed by such consolidation or into which Abraxas is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Abraxas under the indenture and the second lien notes and thereafter (except in the case of a lease), Abraxas will be relieved of all further obligations and covenants under the indenture and the second lien notes.

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         Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose
Guarantee is to be released in accordance with the terms of the Guarantee and the indenture in connection with any transaction complying with the provisions of the indenture described under "Merger, Consolidation and Sale of Assets") may not, and Abraxas may not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than an Issuer or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary unless:

         o the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia (or if such Restricted Subsidiary was formed under the laws of Canada or any province or territory thereof, such Surviving Entity shall be a corporation organized and validly existing under the laws of Canada or any province or territory thereof);

         o such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee;

         o immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

         o immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Abraxas could satisfy the Consolidated Net Worth and incurrence of Additional Indebtedness provisions set forth above.

         Any merger or consolidation of a Subsidiary Guarantor with and into either of the Issuers (with either of the Issuers being the Surviving Entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with the officer's certificate and opinion of counsel provisions set forth above.

Limitations on Transactions with Affiliates

         Abraxas may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with any of their respective Affiliates unless:

         o such transaction or series of related transactions is on terms that are fair and reasonable to Abraxas or the applicable Restricted Subsidiary and are no less favorable to Abraxas or the applicable Restricted Subsidiary than would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; and

         o with respect to a transaction or series of related transactions involving aggregate payments or other property with a fair market value in excess of $1,000,000, Abraxas obtains Board approval which is evidenced by a resolution stating that the Board has determined that such transaction complies with the foregoing provisions.

         In addition, if the transaction or series of related transactions involves an aggregate fair market value of more than $10,000,000, Abraxas must, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Abraxas or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

         The foregoing shall not apply to

         o reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Abraxas or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of Abraxas or such Restricted Subsidiary, as the case may be;

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o             transactions  exclusively  between or among Abraxas and any of its
              Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries if such transactions are not otherwise prohibited by the indenture; and

o        Restricted Payments permitted by the indenture.

Limitation on Restricted and Unrestricted Subsidiaries

         The indenture provides that the Board of Directors of Abraxas may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that

         o any such redesignation shall be deemed to be an incurrence by Abraxas and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary under the covenant described in "Limitation on Incurrence of Additional Indebtedness" above;

         o unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, Abraxas could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described in "Limitation on Incurrence of Additional Indebtedness" above; and

         o such Subsidiary assumes all of the obligations of a Subsidiary Guarantor under a Guarantee.

         The Board of Directors of Abraxas also may, if no Default or Event of Default shall have occurred and be continuing or would arise from such a designation, designate any Restricted Subsidiary none of whose Properties are subject to any Liens of any security documents to be an Unrestricted Subsidiary if:

         o such designation is at that time permitted under the covenant described in "Limitation on Restricted Payments" above; and

         o immediately after giving effect to such designation, Abraxas could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described in "Limitation on Incurrence of Additional Indebtedness" above.

         Any such designation by such Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an officer's certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Guarantee will be released.

         For purposes of the covenant described under "Limitation on Restricted Payments" above:

         o an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to Abraxas' equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary;

         o at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Abraxas' equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted


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             Subsidiary, the amount of Investments previously made by Abraxas and its Restricted Subsidiaries in such Unrestricted Subsidiary with, "net worth" calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and

         o any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         Notwithstanding the foregoing, such Board of Directors may not designate any Subsidiary of Abraxas to be an Unrestricted Subsidiary if, after such designation,

         o   Abraxas or any Restricted Subsidiary

                 (A) provides credit support for, or a guarantee of, any
             Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or

                 (B) is directly or indirectly liable for any Indebtedness of such Subsidiary, or

         o such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         The Subsidiaries of Abraxas that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. All Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

Additional Subsidiary Guarantees

         If Abraxas or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if Abraxas or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $500,000 that is not a Subsidiary Guarantor, then such transferee or acquired or other Restricted Subsidiary shall:

         o execute and deliver to the Trustee a Guarantee in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' obligations under the second lien notes and the indenture on the terms set forth in the indenture;

         o grant to the Trustee a second Lien on substantially all its Oil and Gas Assets; and

         o deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

         Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the indenture.

Limitation on Impairment of Security Interest

         Neither Abraxas nor any of its Subsidiaries may take or omit to take any action which would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the holders, with respect to the Collateral, and neither Abraxas nor any of its Subsidiaries may grant to any Person, or suffer any Person (other than Abraxas and its Restricted Subsidiaries) to have (other than to the Trustee on behalf of the Trustee and the holders) any interest whatsoever in the Collateral other than Permitted Liens. Neither Abraxas nor any of its Subsidiaries may enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than Indebtedness under the First Lien Notes or under the First Lien Indenture and the security documents entered into in connection therewith, and other than pursuant to the indenture and the security documents.

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Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         Abraxas may not, and may not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:

         o   to Abraxas or a Wholly Owned Restricted Subsidiary of Abraxas; or

         o if all shares of Capital Stock of such Restricted Subsidiary owned by Abraxas and its Restricted Subsidiary are sold or otherwise disposed of.

         In connection with any sale or disposition of Capital Stock of any Restricted Subsidiary, Abraxas will be required to comply with the covenant described under the caption "Limitation on Asset Sales."

Limitation on Conduct of Business

         Abraxas will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business.

Reports to Holders

         Abraxas will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Abraxas is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that Abraxas may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, Abraxas will file with the SEC, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Abraxas will also comply with the other provisions of
Section 314(a) of the TIA.

Events of Default

         Each of the following is an Event of Default:

         o the failure to pay interest (including any Additional Interest) on any second lien notes when the same becomes due and payable and the default continues for a period of 30 days;

         o the failure to pay the principal on any second lien notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase second lien notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

         o a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 30 days after either of the Issuers or any Subsidiary Guarantor receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding principal amount of the second lien notes (except in the case of a default with respect to observance or performance of any of the terms or provisions of the covenants described above under "Change of Control" or "Merger, Consolidation and Sale of Assets" or "Limitation on Asset Sales" which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         o a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Abraxas or of any Restricted Subsidiary (or the payment of which is guaranteed by Abraxas or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default:

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

                      (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness (a "payment default"), or

                      (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $5,000,000;

         o one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) are rendered against Abraxas or any of its Restricted Subsidiaries and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         o   certain events of bankruptcy; or

         o any of the Guarantees or any of the security documents cease to be in full force and effect or any of the Guarantees or any of the security documents are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the indenture) or any obligor or any Related Person denies or disaffirms its liability under any security document to which it is a party.

         If any Event of Default (other than the Event of Default relating to certain events of bankruptcy) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding second lien notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the second lien notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default relating to certain events of bankruptcy occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding second lien notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

         After a declaration of acceleration with respect to the second lien notes as described in the preceding paragraph, the holders of a majority in principal amount of the second lien notes may rescind and cancel such declaration if:

         o   the rescission would not conflict with any judgment or decree;

         o all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

         o to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

         o the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

         o the Trustee shall have received an officer's certificate and an opinion of counsel that such Event of Default has been cured or waived in the event of the cure or waiver of an Event of Default relating to certain events of bankruptcy.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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
         Prior to the declaration of acceleration of the second lien notes, the holders of a majority in principal amount of the second lien notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any second lien notes.

         Holders of the second lien notes may not enforce the indenture or the second lien notes except as provided in the indenture and under the TIA. During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding second lien notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         The Issuers are required to provide an officer's certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Possession, Use and Release of Collateral

         Unless an Event of Default shall have occurred and be continuing, the Issuers and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the second lien notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee in the Collateral Account or with the First Lien Notes Representative and other than as set forth in the security documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

         Upon compliance by the Issuers with the conditions set forth below in respect of any sale, transfer or other disposition, the Trustee will release the Released Interests (as defined below) from the Lien of the indenture and the security documents and reconvey the Released Interests to the Issuers or the grantor of the Lien on such property. The Issuers will have the right to obtain a release of items of Collateral (the "Released Interests") subject to any sale, transfer or other disposition, or owned by a Restricted Subsidiary the Capital Stock of which is sold in compliance with the indenture such that it ceases to be a Restricted Subsidiary, upon compliance with the condition that the Issuers deliver to the Trustee the following:

         o   a notice from Abraxas requesting the release of Released Interests:

                      (A) describing the proposed Released Interests,

                      (B) specifying the value of such Released Interests or
             such Capital Stock, as the case may be, on a date within 60 days of the Abraxas notice (the "Valuation Date"),

                      (C) stating that the consideration to be received is at
             least equal to the fair market value of the Released Interests,

                      (D) stating that the release of such Released Interests
             will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral,

                      (E) confirming the sale or exchange of, or an agreement to sell or exchange, such Released Interests or such Capital Stock, as the case may be, is a bona fide sale to or exchange with a Person


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

             that is not an Affiliate of the Issuers or, in the event that such sale or exchange is to or with a Person that is an Affiliate, confirming that such sale or exchange is made in compliance with the provisions summarized in the description of certain covenants under "Limitation on Transactions with Affiliates," and

                      (F) in the event there is to be a contemporaneous
             substitution of property for the Collateral subject to the sale, transfer or other disposition, specifying the property intended to be substituted for the Collateral to be disposed of;

         o   an officer's certificate of Abraxas stating that:

                      (A) such sale, transfer or other disposition complies with the terms and conditions of the indenture, including the provisions summarized in the description of certain covenants under " Limitation on Asset Sales," "Limitation on Transactions with Affiliates," "Limitation on Restricted and Unrestricted Subsidiaries" and "Limitation on Restricted Payments" above, to the extent any of the foregoing are applicable,

                      (B) all Net Cash Proceeds from the sale, transfer or other disposition of any of the Released Interests or such Capital Stock, as the case may be, will be applied pursuant to the provisions of the indenture in respect of the deposit of proceeds into the Collateral Account or with the First Lien Notes Representative as contemplated by the indenture and in respect of Asset Sales, to the extent applicable,

                      (C) there is no Default or Event of Default in effect or
             continuing on the date thereof or the date of such sale, transfer or other disposition,

                      (D) the release of the Collateral will not result in a
             Default or Event of Default under the indenture,

                      (E) upon delivery of such officer's certificate, all
             conditions precedent in the indenture relating to the release in question will have been complied with,

                      (F) such sale, transfer or other disposition is not
             between Abraxas or any Restricted Subsidiary or between Restricted Subsidiaries, and

                      (G) such sale, transfer or other disposition is not a
             sale, transfer or other disposition that is excluded from the definition of "Asset Sale" because it was a sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Abraxas in a transaction which made in compliance with the provisions of the covenants described under "Merger, Consolidation and Sale of Assets;" and

         o all documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a contemporaneous substitution of property for the Collateral subject to such sale, transfer or other disposition, all documentation necessary to effect the substitution of such new Collateral.

         Notwithstanding the provisions described above, so long as no Event of Default shall have occurred and be continuing, the Issuers may, without satisfaction of the conditions described above, dispose of Hydrocarbons or other mineral products for value in the ordinary course and engage in any number of ordinary course activities in respect of the Collateral, in limited dollar amounts specified by the TIA, upon satisfaction of certain conditions. For example, among other things, subject to certain dollar limitations and conditions, the Issuers would be permitted to:

         o sell or otherwise dispose of any property subject to the Lien of the indenture and the security documents, which may have become worn out or obsolete;

         o abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the indenture or any of the security documents;

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
         o surrender or modify any franchise, license or permit subject to the Lien of the indenture or any of the security documents which it may own or under which it may be operating;

         o alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances;

         o demolish, dismantle, tear down or scrap any obsolete Collateral or abandon any portion thereof; and

         o grant farm-outs, leases or sub-leases in respect of real property to the extent the foregoing does not constitute an Asset Sale.

Deposit; Use and Release of Trust Moneys

         The Net Cash Proceeds associated with any Asset Sale and any Net Cash Proceeds associated with any sale, transfer or other disposition of Collateral, to the extent such sale, transfer or other disposition is not an Asset Sale by virtue of clause (H) of the definition thereof, insurance proceeds and condemnation (or similar) proceeds shall be deposited so long as any Indebtedness under the First Lien Notes remains outstanding, with the First Lien Notes Representative and otherwise into a securities account maintained by the Trustee at its corporate trust offices or at any securities intermediary selected by the Trustee having a combined capital and surplus of at least $250,000,000 and having a long-term debt rating of at least "A3" by Moody's and at least "A--" by S&P styled the "Abraxas Collateral Account" (such account being the "Collateral Account") which shall be under the exclusive dominion and control of the Trustee. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested by the Trustee, at the direction of the Issuers, in Cash Equivalents. The Issuers will not have the right to withdraw funds or assets from the Collateral Account except in compliance with the terms of the indenture and all assets credited to the Collateral Account shall be subject to a Lien in favor of the Trustee and the holders.

         Any funds deposited with the Trustee may be released to the Issuers by their delivering to the Trustee an officer's certificate stating:

         o no Event of Default has occurred and is continuing as of the date of the proposed release;

                      (A) if such Trust Moneys represent Collateral Proceeds in
             respect of an Asset Sale, that such funds are otherwise being applied in accordance with the covenant "Limitation on Asset Sales," above, or

                      (B) if such Trust Moneys represent proceeds in respect of
             a casualty, expropriation or taking, such funds will be applied to repair or replace property subject of a casualty or condemnation or reimburse the Issuers for amounts spent to repair or replace such property and that attached thereto are invoices or other evidence reflecting the amounts spent or to be spent, or

                      (C) if such Trust Moneys represent proceeds derived from
             any other manner, that such amounts are being utilized in connection with business of Abraxas and its Restricted Subsidiaries in compliance with the terms of the indenture; and

         o all conditions precedent in the indenture relating to the release in question have been complied with; and

         o all documentation required by the TIA, if any, prior to the release of such Trust Moneys by the Trustee has been delivered to the Trustee.

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
         Notwithstanding the foregoing,

         o if the maturity of the second lien notes has been accelerated, and the acceleration has not been rescinded as permitted by the indenture, the Trustee shall apply the Trust Moneys credited to the Collateral Account to pay the principal of, premium, if any and accrued and unpaid interest on the second lien notes to the extent of such Trust Moneys;

         o if the Issuers so elect, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to the Collateral Account to the payment of interest due on any interest payment date; and

         o if the Issuers so elect, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to the Collateral Account to the payment of the principal of, and premium, if any, and accrued and unpaid interest on any second lien notes on the maturity or upon redemption or to the purchase of second lien notes upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with the indenture.


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
Legal Defeasance and Covenant Defeasance

    As long as the Issuers take steps to make sure that holders receive all of their payment under the second lien notes and are able to transfer the second lien notes, the Issuers can elect to legally release themselves and any of the Subsidiary Guarantors for any Obligations on the second lien notes (called "Legal Defeasance") other than:

    o the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the second lien notes when such payments are due;

    o the Issuers' obligations with respect to the second lien notes to issue temporary second lien notes, register second lien notes, replace mutilated, destroyed, lost or stolen second lien notes and the maintenance of an office or agency for payments;

    o  the rights, powers, trust, duties and immunities of the Trustee; and

    o  the Legal Defeasance provisions of the indenture.

    In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Subsidiary Guarantors, if any, released with respect to certain covenants that are described in the indenture ("Covenant Defeasance"). In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the second lien notes. The occurrence of either Legal Defeasance or Covenant Defeasance would result in a release of all Collateral from the Lien of the indenture and the security documents.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

    o the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars and/or non-callable U.S. government obligations in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the second lien notes on their various due dates:

    o in the case of Legal Defeasance, the Issuers must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

       (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or

       (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    o in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    o no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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
   o such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other agreement or instrument to which Abraxas or any of its Restricted Subsidiaries is a party or by which Abraxas or any of its Restricted Subsidiaries is bound;

    o the Issuers must deliver an officer's certificate to the Trustee stating that the deposit was not made by the Issuers with the intent of preferring the holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

    o the Issuers must deliver an officer's certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

    o the Issuers must deliver an opinion of counsel to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. o

Satisfaction and Discharge

    The Issuers and the Subsidiary Guarantors will have no further obligations under the indenture, the security documents and the Guarantees as to all outstanding second lien notes, other than surviving rights of registration of transfer or exchange of the second lien notes, when

    o  either

       (A) all the second lien notes have been delivered to the Trustee for cancellation except lost, stolen or destroyed second lien notes which have been replaced or paid and second lien notes which the Issuers have deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, or

       (B) all second lien notes have become due and payable and the Issuers have deposited with the Trustee funds in sufficient to pay and discharge the entire Indebtedness on the second lien notes on their various due dates;

    o the Issuers have paid all other sums payable under the indenture by the Issuers; and

    o the Issuers have delivered to the Trustee an officer's certificate and an opinion of counsel stating that the Issuers have complied with all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture.

Modification of the Indenture

    From time to time, the Issuers, the Subsidiary Guarantors and the Trustee, without the consent of the holders, may amend the indenture, the second lien notes, the guarantees or any security document for certain specified purposes, including curing ambiguities, defects or inconsistencies, to comply with any requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA or to make any change that would provide any additional benefit or rights to the holders or that does not adversely affect the rights of any holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

    Other modifications and amendments of the indenture or any security document may be made with the consent of the holders of not less than a majority of the principal amount of the then outstanding second lien notes issued under the indenture, except that, without the consent of each holder affected thereby, no amendment may:

    o reduce the amount of second lien notes whose holders must consent to an amendment;


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    o   reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any second lien notes;

    o reduce the principal of or change or have the effect of changing the fixed maturity of any second lien notes, or change the date on which any second lien notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

    o make any second lien notes payable in money other than that stated in the second lien notes;

    o make any change in provisions of the indenture or any security document protecting the right of each holder to receive payment of principal of and interest on such second lien note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of second lien notes to waive Defaults or Events of Default;

    o amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

    o modify or change any provision of the indenture, any security document or the related definitions affecting ranking of the second lien notes or any Guarantee in a manner which adversely affects the holders; or

    o release any Subsidiary Guarantor from any of its obligations under its Guarantee, in any case otherwise than in accordance with the terms of the indenture.

    The provisions of the indenture concerning the 180 day standstill period with respect to foreclosure actions and the provisions of the indenture concerning the giving of notices of Default or an Event of Default to the First Lien Notes Representative may not be amended without the consent of the First Lien Notes Representative.

Governing Law

    The indenture, the second lien notes, the Guarantees and the security documents relating to Collateral located in the U.S. are governed by, and construed in accordance with, the laws of the State of New York, except to the extent the laws of another jurisdiction may be mandatorily applicable to certain matters under the security documents. The security documents relating to Collateral located in Canada are governed by Alberta law.

Concerning The Trustee

    Firstar Bank, National Association acts as Trustee. Its address is 101 East 5th Street, St. Paul, Minnesota 55101, attn: Corporate Trust Department.

    Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The indenture and the provisions of the TIA incorporated by reference into the indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers or any Subsidiary Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions. If the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.


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Certain Definitions

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries

        (1) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidateswith us, or

        (2) which becomes our Indebtedness in connection with the acquisition of assets from such Person.

Acquired Indebtedness does not include Indebtedness incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination the sum of:

        (1) Discounted future net revenues from our proved oil and gas reserves, calculated in accordance with SEC guidelines but before any state or federal income tax, as estimated by a nationally recognized firm of independent petroleum engineers as of a date no earlier than the date of our latest annual consolidated financial statements.

        Discounted future net revenues will be increased under clauses (a) and
     (b) below and decreased under clauses (c) and (d) below, as of the date of determination, by the estimated discounted future net revenues, calculated in accordance with SEC guidelines but before any state of federal income taxes and utilizing the prices utilized in our year-end reserve report, from:

               (a) estimated proved oil and gas reserves acquired since the date of our year-end reserve report;

               (b) estimated oil and gas reserves attributable to upward
            revisions of estimates of proved oil and gas reserves since the date of our year-end reserve report due to exploration, development or exploitation activities,

               (c) estimated proved oil and gas reserves produced or disposed of since the date of our year-end reserve report; and

               (d) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of our year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions.


     In the case of each of the determinations made under clauses (a) through
(d), all increases and decreases will be as estimated by our petroleum engineers, except that in the event that there is a Material Change as a result of acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause will be confirmed by a nationally recognized firm of independent petroleum engineers.

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        (2) The capitalized costs that are attributable to our oil and gas properties to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements.

        (3) The Net Working Capital on a date no earlier than the date of our latest consolidated annual or quarterly financial statements.

        (4)The greater of

            (a) the net book value of our other tangible assets on a date no earlier than the date of our latest consolidated annual or quarterly financial statements, or

            (b) the appraised value, as estimated by independent appraisers, of our other tangible assets as of a date no earlier than the date of our latest audited financial statements.

         Minus the sum of

         (1) Minority interests; and

         (2) Any of our gas balancing liabilities as reflected in our latest audited financial statements.

     In calculating "Adjusted Consolidated Net Tangible Assets" we will also give effect, on a pro forma basis, to:

        o Any Investment in another person that becomes our Restricted Subsidiary and which is not prohibited by the indenture, to and including the date of the transaction for which we would need to calculate Adjusted Consolidated Net Tangible Assets .

        o The acquisition, to and including the date of the transaction, of any business or assets, including, Permitted Industry Investments.

        o Any sales or other dispositions of assets permitted by the indenture except for sales of Hydrocarbons or other mineral products in the ordinary course of business), occurring on or after the date of the transaction.

    "Affiliate" of any specified Person means,

        (1) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or under common control with, such specified Person; and

        (2) any Related Person of such Person.

For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


    "Asset Acquisition" means:

        (1) an Investment by us in any other Person in which such Person becomes our Restricted Subsidiary, or merges with us; or

        (2) the acquisition by us of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.



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    "Asset Sale" means any sale, issuance, conveyance, transfer, exchange, lease
(other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us to any Person other than us of:

        (1) any Capital Stock of any Restricted Subsidiary; or

        (2) any of our other property or assets and any interests therein, including any disposition by a merger, consolidation or similar transaction.

For purposes of this definition, the term "Asset Sale" does not include:

        (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Abraxas in a transaction which is made in compliance with the provisions of the covenant described in "Merger, Consolidation and Sale of Assets;"

        (4) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of the covenant described in "Limitation on Restricted Payments" above;

        (5) disposals or replacements of obsolete equipment in the ordinary course of business;

        (6) the sale, lease, conveyance, disposition or other transfer by us of assets or property to Abraxas or one or more Wholly Owned Restricted Subsidiaries;

        (7) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business;

        (8) the abandonment, surrender, termination, cancellation, release, farmout, lease or sublease of undeveloped oil and gas properties in the ordinary course of business or oil and gas properties which are not capable of production in economic quantities;

        (9) the contemporaneous trade or exchange by us of any oil and gas property or interest therein owned or held by such Person for any oil and gas property or interest therein owned or held by another Person which Abraxas' Board of Directors determines to be of approximately equal value, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that:

        o such cash and Cash Equivalents are subject to the covenant described in "Limitation on Asset Sales";

        o to the extent not prohibited by the terms of any Acquired Indebtedness associated with the property received, that the property received by us is made subject to the Lien of the indenture and the security documents to the extent that such property traded or exchanged was subject to such Lien, provided that any such property received that constitutes Oil and Gas Assets shall be made subject to such Lien in any event; and

        o to the extent the property traded or exchanged by uscontains proved reserves, the property received contains an approximately equal value of proved reserves, including cash or Cash Equivalents to achieve an exchange of equivalent value; or

        (10) the sale, lease, conveyance, disposition or other transfer by us of assets or property in the ordinary course of business if the total fair market value of all the assets and property sold, leased, conveyed, disposed or transferred since the Issue Date under this exception does not exceed $1,000,000 in any one year.

    "Available Proceeds Amount" means:

     (1) The sum of all Collateral Proceeds and all Non-Collateral Proceeds remaining after application to repay any Indebtedness secured by the assets that are the subject of the Asset Sale giving rise to such Non-Collateral Proceeds.

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     (2)For the purpose of determining whether we must make a Net Proceeds Offer and for determining the amount of such offer an amount equal to the amount set forth under clause (1) above minus the total amount of all of those Asset Sale proceeds previously spent in compliance with the terms of the section described under "Deposit; Use and Release of Trust Moneys."

     "Capitalized Lease Obligation" means the discounted present value of the rental obligations under a lease or similar agreement that is required to be classified and accounted for as a capital lease under GAAP.

    "Capital Stock" means:

        (1) with respect to a corporation, any and all shares, interests, participations or other equivalents of corporate stock, including each class of Common Stock and Preferred Stock and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and

        (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "Cash Equivalents" means:

        (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by one of its agencies and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

        (2) marketable direct obligations issued by any state of the United States of America or any of its political subdivisions or public instrumentalities maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

        (3) commercial paper maturing no more than one year from its date of creation and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any domestic bank having capital and surplus of at least $250,000,000;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) money market mutual or similar funds having assets in excess of $100,000,000.

    "Change of Control" means the occurrence of  any of the following:

        (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Abraxas to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act;

        (2) the adoption of any plan or proposal for the liquidation or dissolution of Abraxas;



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        (3) any Person or group becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Abraxas; or

        (4) the replacement of a majority of the Board of Directors of Abraxas over a two-year period from the directors who constituted the Board of Directors of Abraxas at the beginning of such period with directors whose replacement was not approved by a vote of at least a majority of the Board of Directors of Abraxas then still in office who either were members at the beginning of such period or whose election as a member was previously so approved.

     "Collateral" means, collectively, all of the property and assets (including Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of the indenture or any of the security documents.

     "Collateral Proceeds" means any Net Cash Proceeds received from an Asset Sale of Collateral.

     "Consolidated EBITDA" means, for any period, the sum (without duplication), on a consolidated basis and determined in accordance with GAAP, of:

        (1) Consolidated Net Income, and

        (2) to the extent Consolidated Net Income has been reduced thereby,

           (a) all income taxes paid or accrued by us in accordance with GAAP for such period except for income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business,

           (b) Consolidated Interest Expense,

           (c) the amount of any Preferred Stock dividends paid by us, and

           (d) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such periods.

    "Consolidated EBITDA Coverage Ratio" means the ratio of:

        (1) Consolidated EBITDA during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to

        (2) Consolidated Fixed Charges for the Four Quarter Period.

     For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect, without duplication, on a pro forma basis for the calculation periodto:

        (1) the incurrence or repayment of

        (a) Indebtedness giving rise to the need to make such calculation, and



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        (b) other Indebtedness other than the incurrence or repayment of
     Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, occurred on the first day of the Four Quarter Period, and

        (2) any Asset Sales or Asset Acquisitions occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. If we guarantee Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if we had directly incurred or otherwise assumed such guaranteed Indebtedness.

     In addition, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the Consolidated EBITDA Coverage Ratio:

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

        (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period;

        (3) notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Fixed Charges" means the sum, without duplication, of:

        (1) Consolidated Interest Expense including any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity and

        (2) the product of

           (a) the amount of all dividend payments on any series of our Preferred Stock (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" for a period means the sum, without duplication, of:

        (1) our total interest expense for such period determined on a consolidated basis in accordance with GAAP, including

           (a) any amortization of original issue discount,

           (b) the net costs under Interest Swap Obligations,

           (c) all capitalized interest, and

           (d) the interest portion of any deferred payment obligation;

plus

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        (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by us during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to us for any period, our aggregate net income (or loss) for such period on a consolidated basis, determined in accordance with GAAP. The following will, however, be excluded from such calculation:

        (1) after-tax gains from Asset Sales or abandonments or reserves relating thereto,

        (2) after-tax items classified as extraordinary or nonrecurring gains,

        (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with us,

        (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise,

        (5) the net income of any Person in which Abraxas has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to us by such Person,

        (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and

        (7) in the case of a successor to Abraxas by consolidation or merger or as a transferee of Abraxas' assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

    "Consolidated Net Worth" of any Person as of any date means

        (1) the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication)

        (2) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, for any period, our total depreciation, depletion, amortization and other non-cash expenses reducing our Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP, but excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person.

     "Crude Oil and Natural Gas Business" means

        (1) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties located in North America, and

        (2) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties of Abraxas or those of others.



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     "Crude Oil and Natural Gas Hedge Agreements" means any oil and gas agreements and other agreements or arrangements entered into by a Person in the ordinary course of business and that is designed to provide protection against oil and natural gas price fluctuations.

     "Crude Oil and Natural Gas Properties" means all Properties, including equity or other ownership interests in those Properties, owned by any Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

     "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by us which is related to our business as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us against fluctuations in currency values.

     "Default" means an event or condition that is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the second lien notes.

     "Equity Offering" means an offering of Abraxas' Qualified Capital Stock.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Abraxas acting reasonably and in good faith; provided, however, that

        (1) if the aggregate non-cash consideration to be received by us from any Asset Sale shall reasonably be expected to exceed $5,000,000 or

        (2) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000,

then fair market value shall be determined by an Independent Advisor.

     "First Lien Indenture" means the Indenture dated March 26, 1999 executed by Abraxas, as issuer, and Norwest Bank Minnesota, National Association, as trustee, or any successor or replacement agreement, whether by the same or any other trustee, agent, note holder or group of note holders, lender or group of lenders, together with the related documents (including, without limitation, any guarantee agreements and security documents), in each case as such indenture and documents have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extended the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

     "First Lien Notes" means the $63,500,000 12-7/8% Senior Notes due 2003 of Abraxas issued pursuant to the First Lien Indenture as such notes have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such notes.

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     "First Lien Notes Representative" means the trustee under the First Lien
Indenture or any other Person designated to the Trustee in a written notice of a change in the identity and/or address of the First Lien Notes Representative.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products processed therefrom.

     "Indebtedness" means with respect to any Person, without duplication:

        (1) all Obligations for borrowed money,

        (2) all Obligations evidenced by bonds, debentures, notes or other similar instruments,

        (3) all Capitalized Lease Obligations,

        (4) all Obligations for the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement but excluding trade accounts payable,

        (5) all Obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction,

        (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

        (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

        (8) all Obligations under Currency Agreements and Interest Swap Obligations, and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price.

    For purposes of this definition:

        (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be determined reasonably and in good faith by the Board of Directors of Abraxas.

        (2) The "amount" or "principal amount" of Indebtedness at any time will be:

               (a) for any Indebtedness issued at a price that is less than its principal amount at maturity the face amount of the liability,

               (b) for any Capitalized Lease Obligation, the amount determined in accordance with its definition above,

               (c) for any Interest Swap Obligations included in the definition of Permitted Indebtedness, zero,



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               (d) for all other unconditional obligations, the amount
     determined in accordance with GAAP, and

               (e) for all other contingent obligations, the maximum liability at such date of such Person.

     "Independent Advisor" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm which:

        (1) does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in Abraxas, and

        (2) in the judgment of the Board of Directors of Abraxas, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligation" means obligations under interest rate swaps, caps, floors, collars and similar agreements, whereby, directly or indirectly, a Person is entitled to receive payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by another Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

     "Investment" by a Person means any direct or indirect:

        (1) loan, advance or other extension of credit (including a guarantee) or capital contribution,

        (2) purchase or acquisition of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by another Person ,

        (3) guarantee or assumption of the Indebtedness of another Person (other than the guarantee or assumption of Indebtedness of the Person or a Restricted Subsidiary of the Person which is made in compliance with the provisions of "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" above), and

        (4) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

     Notwithstanding the foregoing, "Investment" excludes extensions of trade credit by us on commercially reasonable terms in accordance with our normal trade practices. The amount of any Investment will not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to that Investment. If we sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of Abraxas, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the second lien notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, floating or other charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from our proved oil and gas reserves (before any state or federal income tax); provided, however, that the following will be excluded from the calculation of Material Change:

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        (1) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist,

        (2) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in "Limitation on Asset Sales," and

        (3) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

     "Mortgage" means a mortgage or deed of trust dated as of the Issue Date granted by us for the benefit of the Trustee and the holders, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the indenture.

     "Net Cash Proceeds" means the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by us from any Asset Sale, sale, transfer or other disposition net of:

        (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, sale, transfer or other disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions),

        (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

        (3) appropriate amounts (determined by the Chief Financial Officer of Abraxas) to be provided by us, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale, sale, transfer or other disposition and retained by us, as the case may be, after such Asset Sale, sale, transfer or other disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, sale, transfer or other disposition (but excluding any payments which, by the terms of the indemnities will not, be made during the term of the second lien notes), and

        (4) the aggregate amount of cash and Cash Equivalents so received which is used to retire any then existing Indebtedness (other than Indebtedness under the First Lien Notes, the old notes or the second lien notes) which is secured by a Lien on the property subject of the Asset Sale, sale, transfer or other disposition.

     "Net Working Capital" means:

        (1) all of our current assets, minus

        (2) all of our current liabilities, except current liabilities included in Indebtedness,

         in each case as set forth in our financial statements prepared in accordance with GAAP.

     "Non-Recourse Indebtedness" with respect to any Person means Indebtedness for which:

        (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property, and

        (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness;



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provided, however, that any such Indebtedness shall not cease to be
"Non-Recourse Indebtedness" only because such Indebtedness could become recourse upon:

        (a) fraud or misrepresentation by the Person in connection with such Indebtedness,

        (b) such Person failing to pay taxes or other charges that result in the creation of liens on any portion of the specific property securing such Indebtedness or failing to maintain any insurance on such property required under the instruments securing such Indebtedness,

        (c) the conversion of any of the collateral for such Indebtedness,

        (d) such Person failing to maintain any of the collateral for such Indebtedness in the condition required under the instruments securing the Indebtedness,

        (e) any income generated by the specific property securing such Indebtedness being applied in a manner not otherwise allowed in the instruments securing such Indebtedness,

        (f) the violation of any applicable law or ordinance governing hazardous materials or substances or otherwise affecting the environmental condition of the specific property securing the Indebtedness, or

        (g) the rights of the holder of such Indebtedness to the specific property becoming impaired, suspended or reduced by any act, omission or misrepresentation of such Person;

provided, further, that upon the occurrence of any of the foregoing clauses (a) through (g) above, any such Indebtedness which shall have ceased to be "Non-Recourse Indebtedness" shall be deemed to have been Indebtedness incurred by such Person at such time.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Oil and Gas Assets" means our Crude Oil and Natural Gas Properties and natural gas processing facilities.

     "Permitted Indebtedness" means, without duplication, each of the following:

        (1) Indebtedness under the second lien notes, the indenture, the Guarantees and the security documents;

        (2) Our obligations under Interest Swap Obligations covering our Indebtedness if these Interest Swap Obligations are entered into to protect us from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligations is not greater than the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (3) Indebtedness of a Restricted Subsidiary to Abraxas or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by Abraxas or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than Abraxas or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than Abraxas or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (4) Indebtedness of Abraxas to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that

          (a) any Indebtedness of Abraxas to any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to Abraxas' Obligations under the indenture and the second lien notes, and



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        (b) if as of any date any Person other than a Wholly Owned Restricted
     Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Abraxas;

        (5) Indebtedness arising from a bank or other financial institution inadvertently honoring a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

        (6) Our Indebtedness represented by letters of credit for our account, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (7) Refinancing Indebtedness;

        (8) Our Capitalized Lease Obligations outstanding on the Issue Date;

        (9) Our Capitalized Lease Obligations and Purchase Money Indebtedness not exceeding $5,000,000 at any one time;

        (10) Permitted Operating Obligations;

        (11) Obligations arising in connection with our Crude Oil and Natural Gas Hedge Agreements;

        (12) Non-Recourse Indebtedness;

        (13) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase our Indebtedness outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (14) Additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the sum of (i) $5,000,000 plus (ii) 5.0% of Adjusted Consolidated Net Tangible Assets; and

        (15) Indebtedness outstanding on the Issue Date except to the extent the Indebtedness thereunder was taken up by the second lien notes.

    "Permitted Industry Investments" means:

        (1) capital expenditures, including acquisitions of Abraxas Properties and interests therein;

        (2) (a) operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection with such agreements, interests or arrangements, in each case made or entered into in the ordinary course of the oil and gas business,

        and

        (b) exchanges of Abraxas' Properties for other Abraxas Properties of at least equivalent value as determined in good faith by the Board of Directors of Abraxas; and

        (3) Investments of operating funds on behalf of co-owners of our Crude Oil and Natural Gas Properties pursuant to joint operating agreements.

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
    "Permitted Investments" means:

        (1) Investments by us in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into Abraxas or a Restricted Subsidiary that is not subject to any Payment Restriction;

        (2) Investments in Abraxas by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to Abraxas' Obligations under the second lien notes and the indenture;

        (3) investments in cash and Cash Equivalents;

        (4) Investments made by Abraxas or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with "Certain Covenants -- Limitation on Asset Sales" above; and

        (5) Permitted Industry Investments.

    "Permitted Liens" means:

        (1) Liens arising under the indenture or the security documents;

        (2) Liens securing the second lien notes and the Guarantees;

        (3) Liens arising under the First Lien Notes Indenture or the security documents entered into in connection with the First Lien Notes Indentures;

        (4) Liens securing the First Lien Notes and the guarantees thereunder;

        (5) Liens for taxes, assessments or governmental charges or claims that are either

         (a) not delinquent or

         (b) contested in good faith by appropriate proceedings and as to which we, have set aside on our books such reserves as may be required pursuant to GAAP;

        (6) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, builders, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (7) Liens incurred on deposits made in the ordinary course of business:

          (a) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or

          (b) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);



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

        (8) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of our business;

        (9) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any Property which is not leased Property subject to such Capitalized Lease Obligation;

        (10) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (11) Liens encumbering deposits made to secure our obligations arising from statutory, regulatory, contractual, or warranty requirements, including rights of offset and set-off;

        (12) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements;

        (13) Liens on our pipeline or pipeline facilities, Hydrocarbons or Properties which arise out of operation of law;

        (14) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, revisionary interests, production payments, production sales contracts, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to our Properties or otherwise as are customary in the oil and gas business;

        (15) with respect to any of our Properties, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that we determine in good faith to be necessary for the economic development of such Property;

        (16) any

               (a) interest or title of a lessor or sublessor under any lease,

               (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, builders' liens, tax liens, and easements), or

               (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

        (17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to our money or instruments on deposit with or in possession of such bank;

        (18) Liens securing Non-Recourse Indebtedness;

        (19) judgment and attachment Liens not giving rise to an Event of Default;

        (20) Liens securing Acquired Indebtedness incurred in accordance with "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" above; provided, however, that

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to our incurrence of such Acquired Indebtedness and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by us, and

               (b) such Liens do not extend to or cover any of our property or assets other than the property or assets that secured the Acquired


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
     Indebtedness prior to the time such Indebtedness became our Acquired Indebtedness and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us.

        (21) Liens existing on the Issue Date;

        (22) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness permitted under the indenture and which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens

               (a) are no less favorable to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

               (b) do not extend to or cover any of our Property not securing the Indebtedness so Refinanced;

    and

        (23) Liens securing our Indebtedness in an aggregate principal amount at any time outstanding not to exceed the sum of

                  (a) $5,000,000.00 plus

                  (b) 5.0% of Adjusted Consolidated Net Tangible Assets.

     "Permitted Operating Obligations" means our Indebtedness in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, us in the ordinary course of business (excluding obligations related to the purchase by us of Hydrocarbons for which we have contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

     "Pledge Agreement" means the Security Agreements (Pledge) pursuant to which the Capital Stock of Grey Wolf owned by us is pledged to the Trustee for the benefit of the holders, as the same may be amended, modified or supplemented from time to time.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Property" or "property" means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.

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     "Refinancing Indebtedness" means any Refinancing by us of Indebtedness incurred in accordance with the covenant described in "Limitation on Incurrence of Additional Indebtedness" above (other than pursuant to clause (2), (3), (4), (5), (6), (9), (10), (11), (13) or (14) of the definition of Permitted
Indebtedness), in each case that does not:

        (1) result in an increase in the total principal amount of Indebtedness of such Person as of the date of such proposed Refinancing plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by us in connection with such Refinancing, or

        (2) create Indebtedness with

               (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

               (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that

                    (i) if such Indebtedness being Refinanced is Indebtedness of Abraxas or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of Abraxas and/or such Subsidiary Guarantor, and

                    (ii) if such Indebtedness being Refinanced is subordinate or junior to the second lien notes or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the second lien notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

     "Restricted Subsidiary" means any Subsidiary of Abraxas (including, without limitation, Canadian Abraxas and Sandia) that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to us of any property, whether owned by us at the Issue Date or later acquired which has been or is to be sold or transferred by us to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "security documents" means, collectively, the Mortgages, the Pledge Agreement and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of the indenture.

     "Subordinated Indebtedness" means Indebtedness of Abraxas or a Subsidiary Guarantor that is subordinated or junior in right of payment to the second lien notes, the relevant Subsidiary Guarantee and the security documents, as applicable, under a written agreement to that effect.

     "Subsidiary" means:

        (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by a Person, or

        (2) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by a Person.

     "Subsidiary Guarantor" means Sandia and Wamsutter and each of Abraxas' Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the indenture.

     "Trust Moneys" means all cash or Cash Equivalents received by the Trustee:

        (1) upon the release of Collateral from the Lien of the indenture and the security documents, including investment earnings thereon; or

        (2) pursuant to the provisions of any Mortgage; or

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

        (3) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the indenture or any of the security documents or otherwise; or

        (4) for application under the indenture as provided for in the indenture or the security documents, or whose disposition is not elsewhere specifically provided for in the indenture or in the security documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to any Change of Control Offer, Net Proceeds Offer or redemption or defeasance of any second lien notes.

     "Unrestricted Subsidiary" means any Subsidiary of Abraxas designated as such pursuant to and in compliance with the covenant described in "Limitation on Restricted and Unrestricted Subsidiaries" above; provided, however, that Unrestricted Subsidiaries shall initially include Western Associated Energy Corporation, a Texas corporation, and Grey Wolf, to the extent, if any, it now or hereafter constitutes a "Subsidiary". Any such designation may be revoked by a Board Resolution of Abraxas delivered to the Trustee, subject to the provisions of such covenant.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the then outstanding aggregate principal amount of such Indebtedness into

        (2) the sum of the total of the products obtained by multiplying:

            (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by Abraxas or another Wholly Owned Restricted Subsidiary.

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                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         Abraxas is currently authorized to issue 50,000,000 shares of common stock, par value $.01 per share. However, the Board of Directors of Abraxas has made a proposal in Abraxas' proxy statement for its annual meeting of stockholders to increase the number of authorized shares of common stock to 200,000,000. The Board has made this proposal so that Abraxas will have adequate shares of common stock available for issuance to the holders of the CVRs if such issuance becomes necessary and for general corporate purposes. The holders of the common stock will vote on this proposal, in person or by proxy, at the 2000 annual meeting of stockholders currently scheduled to be held on May 26, 2000.


         At May 15, 2000, there were 22,747,118 shares of Abraxas common stock issued and outstanding. Holders of the common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulate votes for the election of directors. Holders of common stock do not have preemptive rights to subscribe for additional shares of common stock issued by Abraxas.


         Holders of the common stock are entitled to receive dividends as may be declared by the Board of Directors out of funds legally available therefor. Under the terms of the first lien notes indenture and the second lien notes indenture, Abraxas may not pay dividends on shares of the common stock. In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of Abraxas' assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of Preferred Stock. All of the outstanding shares of the common stock are fully paid and nonassessable.

         References herein to Abraxas' common stock include the common share purchase rights distributed by Abraxas to its stockholders on November 17, 1994, as long as they trade with the common stock. See "-- Stockholder Rights Plan."

Preferred Stock

         Abraxas' Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock, par value $.01 per share, in one or more series. The Board of Directors is authorized, without any further action by the stockholders, to determine the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and other rights, preferences, privileges and restrictions of any series of Preferred Stock, the number of shares constituting any such series, and the designation thereof. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future.

Contingent Value Rights

         General. The CVRs were issued under a CVR Agreement between Abraxas and American Stock Transfer & Trust Company. The following description is a summary of the material provisions of the CVRs and the CVR Agreement. It does not restate the CVR Agreement in its entirety. We urge you to read the CVR Agreement because it, not this description, defines your rights as a holder of CVRs. A copy of the CVR Agreement may be obtained from Abraxas. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."

         Issuance of Shares at Maturity Date or Extended Maturity Date. The CVR Agreement provides that, subject to adjustment as described under "Antidilution" below, Abraxas will be required to issue to each holder of the CVRs on December 21, 2000, unless Abraxas will, in its sole discretion, extend the Maturity Date to May 21, 2001, then on the Extended Maturity Date, for each CVR held by such CVR Holder, a number of shares of Abraxas common stock, if any, equal to (a) the Target Price minus the Current Market Value divided by (b) the Current Market Value. The CVR Agreement provides that in no event shall more than 62,014,179 shares of Abraxas common stock be issued in exchange for the CVRs, in the aggregate, at the Maturity Date or more than 104,365,326 shares of Abraxas

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common stock be issued in exchange for the CVRs, in the aggregate, at the
Extended Maturity Date. However, subsequent to the issuance of the CVRs, Abraxas' common stock traded at a price per share of $2.01 or higher for 30 Trading Days during the 45 consecutive Trading Days beginning on February 8, 2000, and ending on April 10, 2000. As a result, under the formula discussed above, the maximum number of shares which holders of the CVRs could be entitled to receive has been reduced to 26,400,000 shares of common stock, such maximum number of shares being subject to adjustment as described under "Antidilution" below. In addition, in the event Abraxas' commons tock trades at a price per share higher than $2.01 for 30 Trading Days during any future 45 consecutive Trading Days, the number of shares of Abraxas common stock issuable under the CVRs would decrease correspondingly to a number below 26,400,000. The determination by Abraxas of the number of shares of common stock issuable under the CVRs, absent manifest error, will be final and binding on Abraxas and the CVR Holders.

         Abraxas may at its option extend the Maturity Date to the Extended Maturity Date. Such option will be exercised by (i) publishing notice of an extension in the Authorized Newspaper or (ii) furnishing notice to the CVR Holders of such extension, in each case, not less than one business day preceding the Maturity Date; provided, however, that no defect in any such notice will affect the validity of the extension of the Maturity Date to the Extended Maturity Date, and that any notice when published and mailed to a CVR Holder whether or not actually received by such CVR Holder.

         If the number of shares ultimately issuable under the CVRs is greater than the number of authorized and unissued shares Abraxas has available at that time and the proposal to increase the number of authorized shares is not approved at the upcoming annual meeting of stockholders, Abraxas will be required to effect a reverse stock split in order to increase the number of authorized and unissued shares of Abraxas common stock to an amount sufficient to satisfy the number of shares issuable under the CVRs. The agreement governing the CVRs does not contemplate any alternative in lieu of issuing additional shares of common stock for satisfying the requirements of the CVRs.

         Determination that No Shares are Issuable With Respect to the CVRs. If the Current Market Value of a share of the Abraxas common stock equals or exceeds $5.68 on the Maturity Date or $5.97 on the Extended Maturity Date, as the case may be, no shares of Abraxas common stock will be issuable with respect to the CVRs. In addition, the CVRs will terminate if the average of the Per Share Market Value equals or exceeds the Target Price for any period of 30 Trading Days during any 45 consecutive Trading Days.

         In the event that Abraxas determines that no shares of Abraxas common stock are issuable with respect to the CVRs to the CVR Holders, Abraxas will give to the CVR Holders notice of such determination. Upon making such determination and absent manifest error, the CVRs will terminate and become null and void and the CVR Holders will have no further rights with respect thereto. The failure to give such notice or any defect therein will not affect the validity of such determination.

         Antidilution. In the event Abraxas in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the number of outstanding shares of Abraxas common stock, Abraxas will similarly subdivide or combine the CVRs and will appropriately adjust the Target Price and the maximum number of shares issuable on the Maturity Date and on the Extended Maturity Date. Whenever such an adjustment is made, Abraxas will:

         o promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
         o promptly file with American Stock Transfer a copy of such certificate, and
         o   mail a brief summary thereof to each CVR Holder.

         American Stock Transfer will be fully protected in relying on any such certificate and on any adjustment therein contained. Such adjustment absent manifest error will be final and binding on Abraxas and the CVR Holders. Each outstanding CVR Certificate will thenceforth represent that number of adjusted CVRs necessary to reflect such subdivision or combination and reflect the adjusted Target Price.

         Consolidation, Merger and Sale of Assets. The CVR Agreement provides that Abraxas may, without the consent of the holders of any of the outstanding CVRs, consolidate or merge with or into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, provided that (i) the Surviving Person assumes Abraxas' obligations under the CVRs and the CVR Agreement and (ii) Abraxas delivers to American Stock Transfer an officer's certificate regarding compliance with the foregoing. For the purposes hereof, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of Abraxas' total revenues as reported in Abraxas' last available periodic financial report (quarterly or annual, as the case may be) filed with the SEC.

         In the event that Abraxas were merged out of existence, liquidated or subject to some other event resulting in the lack of any market for the Abraxas common stock, the holders of the CVRs would be entitled to receive securities of the Surviving Person or such other consideration that holders of shares of Abraxas common stock received in such a transaction based upon the price per share received by holders of shares of Abraxas common stock or, if the Current Market Value is higher, then based upon the Current Market Value.

         Prohibition on Short Positions in the Abraxas Common Stock. During the Valuation Period, holders of CVRs will be prohibited under the terms of the CVR Agreement from establishing short positions in Abraxas common stock or in derivatives of Abraxas common stock.

         Certain Definitions.

         "Authorized Newspaper" means The Wall Street Journal, or if The Wall Street Journal shall cease to be published, or, if the publication or general circulation of The Wall Street Journal shall be suspended for whatever reason, such other English language newspaper we select with general circulation in The City of New York, New York.

         "Current Market Value" means with respect to the Maturity Date and the Extended Maturity Date, the average of the highest closing bid prices during normal trading hours in the over-the-counter market as reported on the OTC Bulletin Board (or, if shares of Abraxas are traded over-the-counter as reported on by the NASDAQ Stock Market or the NASDAQ Small Cap Market or listed on a securities exchange, in such over-the-counter market or on such exchange) of shares of Abraxas common stock for any 30 Trading Days during any 45 consecutive Trading Day period that begins and ends in the Valuation Period.

         "Extended Maturity Date" means May 21, 2001.

         "Maturity Date" means December 21, 2000.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Per Share Market Value" means on any particular date

         (a) the closing bid price per share of Abraxas common stock on such date on the principal stock exchange on which Abraxas common stock has been listed or, if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or

         (b) if Abraxas common stock is not listed on any stock exchange, the average of the high and low sales prices for a share of Abraxas common stock in the over-the-counter market, as reported by the NASDAQ Stock Market or the NASDAQ Small Cap Market for such date, or, if there is no such price on such date, then the average of the high and low sales prices on the date nearest preceding such date, or

         (c) if Abraxas common stock is not quoted on the NASDAQ Stock Market or the NASDAQ Small Cap Market, the average of the final bid and final asked prices for a share of Abraxas common stock in the over-the-counter market as reported on the OTC Bulletin Board (or any similar organization or agency succeeding to its functions of reporting prices), or

         (d) if Abraxas common stock is no longer publicly traded, as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of Abraxas) selected in good faith by the Board of Directors of Abraxas.

         "Surviving Person" means any other Person into which Abraxas shall consolidate with or merge into or the Person which acquires by conveyance or transfer or which leases, the properties and assets of Abraxas substantially as an entirety.

         "Target Price" means:

         (a) the price determined by multiplying $5.03 plus daily interest at an annual rate of 11.5% divided by the number of shares of Abraxas common stock issued in the exchange offer,
         (b) at the Maturity Date, $5.68, and
         (c) at the Extended Maturity Date, $5.97.

         In each case, upon each occurrence of an event specified under "Antidilution" above, such amounts, as they may have been previously adjusted, shall be adjusted as described under "Antidilution" above.

         "Trading Day" means:

         (a) a day on which Abraxas common stock is traded on the principal stock exchange on which Abraxas common stock has been listed, or
         (b) if Abraxas common stock is not listed on any stock exchange, a day on which Abraxas common stock is traded in the over-the-counter market, as reported by the NASDAQ Stock Market or the NASDAQ Small Cap Market, or
         (c) if Abraxas common stock is not traded on the NASDAQ Stock Market or the NASDAQ Small Cap Market, a day on which Abraxas common stock is traded in the over-the-counter market as reported on the OTC Bulletin Board (or any similar organization or agency succeeding to its functions of reporting prices).

         "Valuation Period" means the period beginning on the date of the closing of the exchange offer and ending on the Maturity Date or the Extended Maturity Date, as the case may be.

Warrants

         Abraxas has warrants outstanding to purchase an aggregate of 13,500 shares of Abraxas common stock. Associated Energy Managers, Inc. ("AEM"), has Warrants to purchase 13,500 shares at an exercise price of $7.00 per share. AEM has certain registration rights with respect to shares of the Abraxas common stock issued pursuant to the exercise of such warrants. See " -- Registration Rights."

         All outstanding warrants contain provisions that protect AEM against dilution by adjusting the price at which the warrants are exercisable and the number of shares of the Abraxas common stock issuable upon exercise thereof upon the occurrence of certain events, including payment of stock dividends and distributions, stock splits, recapitalizations, reclassifications, mergers, consolidations or the issuance or sale of common stock or options, rights or securities convertible into shares of the common stock at less than the current market price. A holder of warrants has no rights as a stockholder of Abraxas until the warrants are exercised. All warrants are currently exercisable, although none have been exercised as of the date hereof.

Option Plans


         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan") and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), We grant to our employees and officers (including our directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan and the LTIP are administered by the compensation committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option. At May 15, 2000, there were options to purchase 3,844,024 shares of Abraxas common stock outstanding, of which 746,327 were fully vested at an average exercise price of $2.06 per share. Abraxas intends to adopt a new stock-based incentive plan providing for the issuance of incentive stock options, non-qualified stock options and other stock-based incentive compensation representing up to ten percent of the number of fully diluted shares outstanding as of the time of adoption of the plan.


Registration Rights

         Under the terms of its warrants, AEM has the right to unlimited piggyback registrations. Abraxas has agreed to pay all expenses in connection with piggyback registrations by AEM; provided, however, all underwriting discounts and selling commissions shall be borne by AEM.

         Under the terms of a Registration Rights Agreement with Halcyon/Alan B. Slifka Management Company LLC and Franklin Resources, Inc., in the event that Abraxas proposes to register any shares of its common stock or debt securities under the Securities Act for its own account, except in certain circumstances, Halcyon and Franklin are entitled to unlimited incidental registrations, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration. Halcyon and Franklin each have the additional right to require Abraxas to effect one demand registration of all of the second lien notes, Abraxas common stock and contingent value rights (and any securities issuable pursuant to the terms thereof) issued to them pursuant to the exchange offer, subject to certain conditions and limitations including the right of the underwriters of such an offering to limit the number of shares included in such registration. In addition, Abraxas has agreed to pay all expenses in connection with a demand or incidental registration except for underwriting discounts and selling commissions which shall be borne by Halcyon and Franklin. Abraxas has agreed to customary indemnities including an agreement to indemnify, subject to certain limited exceptions, Halcyon and Franklin in connection with a demand registration and an incidental registration.

Anti-takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws

         Abraxas' Articles of Incorporation and Bylaws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. The Articles of Incorporation and Bylaws provide that the Board of Directors will consist of not less than three nor more than twelve members, with the exact number to be determined from time to time by the affirmative vote of a majority of directors then in office. The Board of Directors, and not the stockholders, has the authority to determine the number of directors, and could prevent any stockholder from obtaining majority representation on Abraxas' Board of Directors by enlarging the Board of Directors and by filling the new directorships with the stockholder's own nominees. In addition, directors may be removed by the stockholders only for cause.

         The Articles of Incorporation and Bylaws provide that special meetings of stockholders of Abraxas may be called only by the Chairman of the Board, the President or a majority of the members of the Board of Directors. This provision may make it more difficult for stockholders to take actions opposed by the Board of Directors.

         The Articles of Incorporation and Bylaws provide that any action required to be taken or which may be taken by holders of Abraxas common stock must be effected at a duly called annual or special meeting of such holders, and may not be taken by any written consent of such stockholders. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the persons set forth above. The provisions of the Articles of Incorporation and Bylaws prohibiting stockholder action by written consent could prevent the holders of a majority of the voting power of Abraxas from using the written consent procedure to take stockholder action and taking action by consent without giving all the stockholders of Abraxas entitled to vote on a proposed action the opportunity to participate in determining such proposed action.

Stockholder Rights Plan

         On November 17, 1994, the Board of Directors of Abraxas adopted a stockholder rights plan (the "Stockholder Rights Plan"). Under the terms of the Stockholder Rights Plan, the Board of Directors of Abraxas declared a dividend of one common share purchase right ("Stockholder Right") on each share of the Abraxas common stock outstanding on November 17, 1994. Each Stockholder Right entitles the holder thereof to buy one share of Abraxas common stock at an exercise price of $40 per share, subject to adjustment.

         The Stockholder Rights are not exercisable until the occurrence of specified events. Upon the occurrence of such an event (which events are generally those which would signify the commencement of a hostile bid to acquire Abraxas), the Stockholder Rights then become exercisable (unless redeemed by the Board of Directors) for a number of shares of Abraxas common stock having a market value of four times the exercise price of the Stockholder Right. If the acquiror were to conclude the acquisition of Abraxas, the Stockholder Rights would then become exercisable for shares of the controlling/surviving corporation having a value of four times the exercise price of the Stockholder Rights. If the Stockholder Rights were exercised at any time, significant dilution would result, thus making the acquisition prohibitively expensive for the acquiror. In order to encourage a bidder to negotiate with the Board of Directors, the Stockholder Rights Plan provides that the Stockholder Rights may be redeemed under prescribed circumstances by the Board of Directors.

         The Stockholder Rights are not intended to prevent a takeover of Abraxas and will not interfere with any tender offer or business combination approved by the Board of Directors. The Stockholder Rights Plan is intended to protect the stockholders in the event of (a) an unsolicited offer to acquire Abraxas, including offers that do not treat all stockholders equally, (b) the acquisition in the open market of shares constituting control of Abraxas without offering fair value to all stockholders and (c) other coercive takeover tactics which could impair the Board's ability to fully represent the interests of the stockholders.

Anti-Takeover Statutes

         The Nevada General Corporation Law (the "Nevada GCL") contains two provisions, described below as "Combination Provisions" and the "Control Share Act," that may make more difficult the accomplishment of unsolicited or hostile attempts to acquire control of a corporation through certain types of transactions.

Restrictions on Certain Combinations Between Nevada Resident Corporations and Interested Stockholders

         The Nevada GCL includes certain provisions (the "Combination Provisions") prohibiting certain "combinations" (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a resident domestic corporation and an "interested stockholder" (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the corporation), except those combinations which are approved by the board of directors before the interested stockholder first obtained a 10% interest in the corporation's stock. There are additional exceptions to the prohibition, which apply to combinations if they occur more than three years after the interested stockholder's date of acquiring shares. The Combination Provisions apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto, or in its bylaws. Abraxas' Articles of Incorporation and Bylaws do not currently contain a provision rendering the Combination Provisions inapplicable.

Nevada Control Share Act

         Nevada's Control Share Acquisition Act (the "Control Share Act") imposes procedural hurdles on and curtails greenmail practices of corporate raiders. The Control Share Act temporarily disenfranchises the voting power of "control shares" of a person or group ("Acquiring Person") purchasing a "controlling interest" in an "issuing corporation" (as defined in the Nevada
GCL) not opting out of the Control Share Act. In this regard, the Control Share Act will apply to an "issuing corporation" unless, before an acquisition is made, the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest provide that it is inapplicable. Abraxas' Articles of Incorporation and Bylaws do not currently contain a provision rendering the Control Share Act inapplicable.

         Under the Control Share Act, an "issuing corporation" is a corporation organized in Nevada which has 200 or more stockholders, at least 100 of whom are stockholders of record (which for this purpose includes registered and beneficial owners) and residents of Nevada, and which does business in Nevada directly or through an affiliated company. The status of Abraxas at the time of the occurrence of a transaction governed by the Control Share Act (assuming that Abraxas' Articles of Incorporation or Bylaws have not theretofore been amended to include an opting out provision) would determine whether the Control Share Act is applicable.

         The Control Share Act requires an Acquiring Person to take certain procedural steps before he or it can obtain the full voting power of the control shares. "Control shares" are the shares of a corporation (1) acquired or offered to be acquired which will enable the Acquiring Person to own a "controlling interest," and (2) acquired within 90 days immediately preceding that date. A "controlling interest" is defined as the ownership of shares which would enable the Acquiring Person to exercise certain graduated amounts (beginning with one-fifth) of all voting power of the corporation. The Acquiring Person may not vote any control shares without first obtaining approval from the stockholders not characterized as "interested stockholders" (as defined below).

         To obtain voting Rights in control shares, the Acquiring Person must file a statement at the principal office of the issuer ("Offeror's Statement") setting forth certain information about the acquisition or intended acquisition of stock. The Offeror's Statement may also request a special meeting of stockholders to determine the voting Rights to be accorded to the Acquiring Person. A special stockholders' meeting must then be held at the Acquiring Person's expense within 30 to 50 days after the Offeror's Statement is filed. If a special meeting is not requested by the Acquiring Person, the matter will be addressed at the next regular or special meeting of stockholders.

         At the special or annual meeting at which the issue of voting rights of control shares will be addressed, "interested stockholders" may not vote on the question of granting voting rights to control the corporation or its parent unless the articles of incorporation of the issuing corporation provide otherwise. Abraxas' Articles of Incorporation do not currently contain a provision allowing for such voting power.

         If full voting power is granted to the Acquiring Person by the disinterested stockholders, and the Acquiring Person has acquired control shares with a majority or more of the voting power, then (unless otherwise provided in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest) all stockholders of record, other than the Acquiring Person, who have not voted in favor of authorizing voting rights for the control shares, must be sent a notice advising them of the fact and of their right to receive "fair value" for their shares. Abraxas' Articles of Incorporation and Bylaws do not provide otherwise. Within 20 days of the mailing of the notice, any such stockholder may demand to receive from the corporation the "fair value" for all or part of his shares. "Fair value" is defined in the Control Share Act as "not less than the highest price per share paid by the Acquiring Person in an acquisition."

         The Control Share Act permits a corporation to redeem the control shares in the following two instances, if so provided in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest: (1) if the Acquiring Person fails to deliver the Offeror's Statement to the corporation within 10 days after the Acquiring Person's acquisition of the control shares; or (2) an Offeror's Statement is delivered, but the control shares are not accorded full voting rights by the stockholders. Abraxas' Articles of Incorporation and Bylaws do not address this matter.

                                  LEGAL MATTERS

         The validity of the second lien notes, the Abraxas common stock and the contingent value rights offered hereby will be passed upon for Abraxas by Cox & Smith Incorporated, San Antonio, Texas and the validity of the second lien notes will be passed upon for Canadian Abraxas by Osler, Hoskin and Harcourt LLP, Calgary, Alberta, Canada.

                                     EXPERTS

         The consolidated financial statements of Abraxas Petroleum Corporation at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The historical reserve information prepared by DeGolyer and MacNaughton and McDaniel & Associates Consultants Ltd. included in this prospectus has been included herein in reliance upon the authority of those firms as experts with respect to matters contained in such reserve reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         Abraxas and Canadian Abraxas have filed the registration statement regarding the second lien notes, the Abraxas common stock and the contingent value rights with the SEC. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

         Abraxas files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Abraxas files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

                                GLOSSARY OF TERMS

         Unless otherwise indicated in this prospectus, natural gas volumes are stated at the legal pressure base of the State or area in which the reserves are located at 60 degrees Fahrenheit. Natural gas equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or NGLs.

         The following definitions shall apply to the technical terms used in this prospectus.

         "BOPD" means barrels of crude oil per day.

         "Charge" means an encumbrance, lien, claim or other interest in property securing payment or performance of an obligation.

         "DD&A" means depletion, depreciation and amortization.

         "Developed acreage" means acreage which consists of acres spaced or assignable to productive wells.

         "Development well" means a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of stratigraphic horizon (rock layer or formation) known to be productive for the purpose of extraction of proved crude oil or natural gas reserves.

         "Dry hole" means an exploratory or development well found to be incapable of producing either crude oil or gas in sufficient quantities to justify completion as a crude oil or natural gas well.

         "Exploratory well" means a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be producing crude oil or natural gas in another reservoir, or to extend a known reservoir.

         "Gross" natural gas and crude oil wells or "gross" wells or acres is the number of wells or acres in which we have an interest.

         "LOE" means lease operating expenses and production taxes.

         "MMBTU" means million British Thermal Units.

         "MMBTUpd" means million British Thermal Units per day.

         "MMcfpd" means million cubic feet per day.

         "Net" natural gas and crude oil wells or "net" acres are determined by multiplying "gross" wells or acres by the our working interest in such wells or acres.

         "Productive wells" mean producing wells and wells capable of production.

         "Proved reserves" or "reserves" means natural gas and crude oil, condensate and NGLs on a net revenue interest basis, found to be commercially recoverable.

         "Proved undeveloped reserves" includes those proved reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

         "Service Well" is a well used for water injection in secondary recovery projects or for the disposal of produced water.

         "Undeveloped acreage" means leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas, regardless whether or not such acreage contains proved reserves.

                          INDEX TO FINANCIAL STATEMENTS

                                                                     Page
Abraxas Petroleum Corporation and Subsidiaries

Report of Independent Auditors ......................................F-2

Consolidated Balance Sheets at December 31, 1998 and 1999 ...........F-3

Consolidated Statements of Operations for the years ended
   December 31, 1997, 1998 and 1999 .................................F-5

Consolidated Statements of Stockholders' Equity (Deficit) for
   the years ended December 31, 1997, 1998 and 1998 .................F-6

Consolidated Statements of Cash Flows for the years ended
   December 31, 1997, 1998 and 1999 .................................F-8

Notes to Consolidated Financial Statements ..........................F-10


Unaudited Consolidated Balance Sheets as of March 31, 2000
   and December 31, 1999.............................................F-35

Unaudited Consolidated Statement of Operations for the three months ended March 31, 2000 and 1999..............................F-37

Unaudited Consolidated Statement of Stockholders Equity
   (deficit) at March 31, 2000 and December 31, 1999.................F-38

Unaudited Consolidated Statement of Cash Flows for the
   Three months ended March 31, 2000 and 1999........................F-39

The Board of Directors and Stockholders
Abraxas Petroleum Corporation

        We have audited the accompanying consolidated balance sheets of Abraxas Petroleum Corporation and Subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Abraxas Petroleum Corporation and Subsidiaries at December 31, 1998 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                                ERNST & YOUNG LLP

San Antonio,Texas

March 17, 2000, except for Notes
2 and 18 as to which the date is
March 31, 2000

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                        December 31
                                                                 ---------------------
                                                                   1998         1999
                                                                 ----------  ---------
                                                                     (In thousands)

Current assets:
   Cash .......................................................   $ 61,390   $  3,799
   Accounts receivable, less allowance for doubtful
     accounts:
       Joint owners ...........................................      3,337      5,140
       Oil and gas production sales ...........................      6,098      7,955
       Other ..................................................      1,070      1,257
                                                                  --------   --------
                                                                    10,505     14,352
   Equipment inventory ........................................        504        447
   Other current assets .......................................        844        431
                                                                  --------   --------
     Total current assets .....................................     73,243     19,029

Property and equipment ........................................    374,316    514,353
Less accumulated depreciation, depletion, and amortization ....    165,867    219,687
                                                                  --------   --------
   Net property and equipment  based on the full cost
     method of  accounting  for oil and gas  properties
     of which  $10,675 and $17,057 at December 31, 1998
     and 1999, respectively, were excluded from amortization ..    208,449    294,666
Deferred financing fees, net of accumulated amortization
   of $2,911 and $4,826 at December 31, 1998 and 1999,
   respectively ...............................................      8,059      7,711
Other assets ..................................................      1,747        878
                                                                  --------   --------
   Total assets ...............................................   $291,498   $322,284
                                                                  ========   ========




                             See accompanying notes.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                       December 31
                                                                  --------------------
                                                                    1998       1999
                                                                  ---------- ---------
                                                                     (In thousands)
Current liabilities:
   Accounts payable ...........................................   $  10,499  $  8,445
   Oil and gas production payable .............................       5,846    10,608
   Accrued interest ...........................................       5,522     6,358
   Income taxes payable .......................................         160       134
   Other accrued expenses .....................................         527       789
                                                                  ---------  --------
     Total current liabilities ................................      22,554    26,334

   Long-term debt .............................................     299,698   273,421

Deferred income taxes .........................................      19,820    16,935
Minority interest in foreign subsidiary .......................       9,672    10,496
Future site restoration .......................................       3,276     4,603

Commitments and contingencies

Stockholders' equity (Deficit):
   Common stock, par value $.01 per share - authorized
     50,000,000 shares; issued 6,501,441 and 22,747,099
     shares at December 31, 1998 and 1999, respectively ........         65       227
   Additional paid-in capital ..................................     51,695   127,562
   Accumulated deficit .........................................   (103,145) (139,825)
   Treasury stock, at cost, 171,015 and 152,083 shares
     at December 31, 1998 and 1999, respectively ...............     (1,167)   (1,071)
   Accumulated other comprehensive income (loss) ...............    (10,970)    3,602
                                                                   ---------  --------
Total stockholders' equity (deficit) ...........................    (63,522)   (9,505)
                                                                   ---------  --------

Total liabilities and stockholders' equity  (deficit) ..........   $ 291,498 $322,284
                                                                   =========  ========



                             See accompanying notes.


                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   Year Ended December 31
                                                         ----------------------------------------
                                                              1997           1998        1999
                                                         ----------------------------------------
                                                             (In thousands except per share data)
Revenues:
   Oil and gas production revenues ......................   $  65,826    $  54,263    $  59,025
   Gas processing revenues ..............................       3,568        3,159        4,244
   Rig revenues .........................................         334          469          444
   Other ................................................       1,203        2,193        3,057
                                                            ---------    ---------    ---------
                                                               70,931       60,084       66,770
Operating costs and expenses:
   Lease operating and production taxes .................      16,133       18,091       17,938
   Depreciation, depletion, and amortization ............      30,581       31,226       34,811
   Rig operations .......................................         296          521          624
   Proved property impairment ...........................       4,600       61,224       19,100
   General and administrative ...........................       4,171        5,522        5,269
                                                            ---------    ---------    ---------
                                                               55,781      116,584       77,742
                                                            ---------    ---------    ---------
Operating income (loss) .................................      15,150      (56,500)     (10,972)

Other (income) expense:
   Interest income ......................................        (320)        (805)        (666)
   Amortization of deferred financing fee ...............       1,260        1,571        1,915
   Interest expense .....................................      24,620       30,848       36,815
   Other ................................................        (369)        --           --
                                                            ---------    ---------    ---------
                                                               25,191       31,614       38,064
                                                            ---------    ---------    ---------
Income (loss) before taxes ..............................     (10,041)     (88,114)     (49,036)
Income tax expense (benefit):
   Current ..............................................         244          231          491
   Deferred .............................................      (4,135)      (4,389)     (13,116)
Minority interest in income of consolidated foreign
   subsidiary ...........................................         335            4          269
                                                            ---------    ---------    ---------

Income (loss) ...........................................      (6,485)     (83,960)     (36,680)
Less dividend requirement on cumulative preferred stock .        (183)        --           --

Net income (loss) applicable to common stock ............   $  (6,668)   $ (83,960)   $ (36,680)
                                                            ---------    ---------    ---------

Earnings (loss) per common share:
   Net income (loss) per common share ...................   $   (1.11)   $  (13.26)   $   (5.41)
                                                            =========    =========    =========

Earnings (loss) per common share - assuming dilution:
   Net income (loss) per common share - assuming dilution   $   (1.11)   $  (13.26)   $   (5.41)
                                                            =========    =========    =========

                                                   See accompanying notes.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (In thousands except share amounts)

                                     Convertible
                                   Preferred Stock        Common Stock       Treasury Stock
                               ----------------------------------------------------------------
                                Shares       Amount      Shares     Amount   Shares    Amount
                               ----------------------------------------------------------------
Balance at December 31,1996 ..    45,741    $   --      5,806,812   $   58     74,711    $(405)
 Comprehensive income (loss)
   Net loss ..................      --          --             --       --        --       --
     Other comprehensive
       income:
       Foreign currency
         translation
          adjustment .........      --          --             --       --        --       --
   Comprehensive income (loss)      --          --             --       --        --       --
   Issuance of common stock
     for compensation ........      --          --            7,735     --    (21,688)     124
   Conversion of preferred
     stock for common stock ..   (45,741)       --          508,183      5        --       --
   Options exercised .........      --          --            2,000     --        --       --
   Dividend on preferred .....      --          --             --       --        --       --
     stock
   Warrants exercised ........      --          --           97,810     --        --       --
                                 --------   --------     ----------   ------  --------   -------
Balance at December 31,1997 ..      --      $   --        6,422,540   $ 63     53,023   $ (281)
   Comprehensive income (loss)
     Net loss ................      --          --             --       --         --      --
     Other comprehensive
       income:
       Foreign currency
         translation
         adjustment ..........      --          --             --       --         --      --
   Comprehensive income (loss)
   Issuance of common stock
     for compensation ........      --          --            4,838     --    (18,263)      94
   Purchase of treasury
     stock ...................      --          --             --       --    136,255     (980)
     stock
   Options exercised .........      --          --            3,000     --         --       --
   Issuance of common stock
     for acquisition of oil
     and gas properties ......      --          --           71,063      2         --       --
                                 --------   --------     ----------   ------  --------  -------
Balance at December 31, 1998 .      --      $   --        6,501,441   $ 65    171,015  $(1,167)
                                 ========   ========     ==========   ======  ========  =======

                                                          Accumulated
                                Additional                  Other
                                 Paid-In    Accumulated  Comprehensive
                                  Capital     Deficit     Income (Loss)    Total
                                 ---------  -----------  -------------- -----------
Balance at December 31,1996 ..  $  50,926    $ (12,517)   $ (2,406)         $35,656
 Comprehensive income (loss)
   Net loss ..................       --         (6,485)       --             (6,485)
     Other comprehensive
       income:
       Foreign currency
         translation
          adjustment .........       --           --        (2,496)         (2,496)
                                             -----------  -------------- -----------
   Comprehensive income (loss)       --         (6,485)     (2,496)         (8,981)
   Issuance of common stock
     for compensation ........        186         --          --               310
   Conversion of preferred
     stock for common stock ..         (5)        --          --               --
   Options exercised .........         11         --          --                11
   Dividend on preferred .....       --           (183)       --              (183)
     stock
   Warrants exercised ........       --           --          --               --
                                 ---------  -----------  -------------- -----------
Balance at December 31,1997 ..  $  51,118    $ (19,185)   $ (4,902)        $26,813
   Comprehensive income (loss)
     Net loss ................       --        (83,960)       --           (83,960)
     Other comprehensive
       income:
       Foreign currency
         translation
         adjustment ..........       --           --        (6,068)         (6,068)
                                            -----------  -------------- -----------
                                               (83,960)     (6,068)        (90,028)
   Comprehensive income (loss)
     (loss)
   Issuance of common stock
     for compensation ........        114         --          --               208
   Purchase of treasury
     stock ...................       --           --          --              (980)
     stock
   Options exercised .........         16         --          --                16
   Issuance of common stock
     for acquisition of oil
     and gas properties ......        447         --          --               449
                                 ---------  -----------  -------------- -----------
Balance at December 31, 1998 .   $ 51,695    $(103,145)   $(10,970)       $(63,522)
                                 =========  ===========  ============== ===========

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)(continued)
                       (In thousands except share amounts)



                                     Convertible
                                   Preferred Stock           Common Stock          Treasury Stock
                               ------------------------------------------------ ---------------------
                                Shares       Amount       Shares     Amount      Shares    Amount
                               ------------------------------------------------ ---------------------
Balance at December 31, 1998.       --      $    --       6,501,441    $ 65    171,015    $ (1,167)
   Comprehensive income (loss)
     Net loss ..............       --           --             --       --        --          --
     Other comprehensive
       income:
       Foreign currency
         translation .......       --           --             --       --        --          --
         adjustment
   Comprehensive income ....
     (loss)
   Issuance of common stock
     for compensation ......       --           --            3,314     --     (18,932)         96
   Purchase of treasury ....       --           --             --       --        --          --
     stock
   Issuance of common stock
     in connection with ....       --           --
     exchange offer ........       --           --       16,242,344     162       --          --

                                --------   ----------    ------------  -----   --------   ---------
Balance at December 31, 1999       --      $    --       22,747,099    $227    152,083    $ (1,071)
                                ========   ==========    ============  =====   ========   =========

                                                         Accumulated
                                Additional                  Other
                                 Paid-In    Accumulated  Comprehensive
                                  Capital     Deficit     Income (Loss)   Total
                                 ---------  -----------  -------------- ---------
Balance at December 31, 1998.  $  51,695    $ (103,145)    $ (10,970)   $(63,522)
   Comprehensive income (loss)
     Net loss ...............        --        (36,680)           --     (36,680)
     Other comprehensive
       income:
       Foreign currency
         translation
         adjustment. ........        --        --             14,572      14,572
                                            -----------  -------------- ---------
Comprehensive income (loss)..                 (36,680)        14,572     (22,108)

   Issuance of common stock
     for compensation .......        (43)      --                 --          53
   Purchase of treasury
     stock ..................        --        --                 --         --
   Issuance of common stock
     in connection with
     exchange offer .........     75,910       --                 --      76,072
                                ----------  -----------  -------------- ---------
Balance at December 31, 1999.   $127,562    $ (139,825)    $   3,602    $ (9,505)
                                ==========  ===========  ============== =========

                                                See accompanying notes.


                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  Year Ended December 31
                                            ------------------------------------
                                               1997        1998        1999
                                            -----------  ---------   ----------
                                                      (In thousands)
Operating Activities
Net income (loss) ........................   $ (6,485)   $(83,960)   $ (36,680)
Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
     Minority interest in income of
       foreign subsidiary ................        335           4          269
     Depreciation, depletion, and
       amortization ......................     30,581      31,226       34,811
     Proved property impairment ..........      4,600      61,224       19,100
     Deferred income tax benefit .........     (4,135)     (4,389)     (13,116)
     Amortization of deferred financing
       fees ..............................      1,260       1,571        1,915
     Amortization of premium on long term
       debt ..............................       --          --           (579)
     Issuance of common stock for
       compensation ......................        310         207           53
     Changes in operating assets and
       liabilities:
         Accounts receivable .............       (444)      4,739       (2,698)
         Equipment inventory .............         76        (137)          57
         Other assets ....................       (325)       (468)         396
         Accounts payable and accrued
           expenses ......................     10,402      (5,770)      (2,000)
         Oil and gas production payable ..        466         598        2,354
                                             ---------    --------    ---------
Net cash provided by operating activities      36,641       4,845        3,882

Investing Activities
Capital expenditures, including purchases
   and development of properties .........    (84,111)    (57,412)    (128,708)
Proceeds from sale of oil and gas
   properties and equipment inventory ....      9,606      59,389       17,494
                                             ---------    --------    ---------
Net cash (used) provided by investing
   activities ............................    (74,505)      1,977     (111,214)



                 Abraxas Petroleum Corporation and Subsidiaries

                Consolidated Statements of Cash Flows (continued)


                                                  Year Ended December 31
                                            ------------------------------------
                                               1997        1998        1999
                                            -----------  ---------   ----------
                                                      (In thousands)
Financing Activities
Preferred stock dividends ................   $   (183)   $   --      $     --
Issuance of common stock, net of expenses          11       3,926          --
Purchase of treasury stock, net ..........       --          (979)         --
Proceeds from long-term borrowings .......     33,620      83,691        88,457
Payments on long-term borrowings .........       --       (32,433)      (35,747)
Deferred financing fees ..................       (123)     (1,688)       (3,586)
                                             ---------    --------     ---------
Net cash provided by financing activities.     33,325      52,517        49,124
                                             ---------    --------     ---------
Increase (decrease) in cash ..............     (4,539)     59,339       (58,208)
 Effect of exchange rate changes on cash .     (1,005)       (825)          617
                                             ---------     -------      --------
Increase (decrease) in cash ..............     (5,544)     58,514       (57,591)
Cash at beginning of year ................      8,380       2,876        61,390
                                             ---------     -------      --------
Cash at end of year ......................   $  2,836    $ 61,390    $    3,799
                                             =========     =======      ========

Supplemental Disclosures
Supplemental disclosures of cash flow
   information:
     Interest paid .......................   $ 24,170    $ 30,362    $   35,979
                                             =========     =======      ========

         Supplemental schedule of noncash investing and
         financing activities: In December 1999 the
         Company completed the exchange of $269,699,000
         of it's 11.5% Old Notes for $188,778,000 of
         new Second Lien Notes, issuance of 16,078,990
         shares of common stock and contingent value
         rights. An additional $5,000,000 on the Second
         Lien Notes were issued for payment of fees and
         expenses.
         Decrease in long-term debt                                  $   75,921
                                                                        ========
         Increase in shareholder's equity                            $   75,921
                                                                        ========





                             See accompanying notes.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1998, and 1999


1.  Organization and Significant Accounting Policies

Nature of Operations

         Abraxas Petroleum Corporation (the "Company" or "Abraxas") is an independent energy company engaged in the exploration for and the acquisition, development, and production of crude oil and natural gas primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, and in Canada and the processing of natural gas primarily in Canada. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that it is reasonably possible that estimates of proved crude oil and natural gas revenues could significantly change in the future.

Concentration of Credit Risk

         Financial instruments which potentially expose the Company to credit risk consist principally of trade receivables, interest rate and crude oil and natural gas price swap agreements. Accounts receivable are generally from companies with significant oil and gas marketing activities. The Company performs ongoing credit evaluations and, generally, requires no collateral from its customers.

Equipment Inventory

         Equipment inventory principally consists of casing, tubing, and compression equipment and is carried at the lower of cost or market.

Oil and Gas Properties

         The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all costs associated with acquisition of properties and successful as well as unsuccessful exploration and development activities are capitalized. The Company does not capitalize internal costs. Depreciation, depletion, and amortization ("DD&A") of capitalized crude oil and natural gas properties and estimated future development costs, excluding unevaluated, unproved properties, are based on the unit-of-production method based on proved reserves. Net capitalized costs of crude oil and natural gas properties, less related deferred taxes, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

         Unevaluated properties not currently being amortized included in oil and gas properties were approximately $10,675,000 and $17,057,000 at December 31, 1998 and 1999, respectively. The properties represented by these costs were undergoing exploration activities or are properties on which the Company intends to commence activities in the future. The Company believes that the unevaluated properties at December 31, 1999 will be substantially evaluated in six to thirty-six months and it will begin to amortize these costs at such time.

Other Property and Equipment

         Other property and equipment are recorded on the basis of cost. Depreciation of gas gathering and processing facilities and other property and equipment is provided over the estimated useful lives using the straight-line method. Major renewals and betterments are recorded as additions to the property and equipment accounts. Repairs that do not improve or extend the useful lives of assets are expensed.

Hedging

         The Company periodically enters into contracts to hedge the risk of future crude oil and natural gas price fluctuations. Such contracts may either fix or support crude oil and natural gas prices or limit the impact of price fluctuations with respect to the Company's sales of crude oil and natural gas. Gains and losses on such hedging activities are recognized in oil and gas production revenues when hedged production is sold.

Stock-Based Compensation

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("Statement 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Foreign Currency Translation

         The functional currency for the Company's Canadian operations is the Canadian dollar. The Company translates the functional currency into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted average rate for the period on the statement of operations. Translation adjustments are reflected as Accumulated Other Comprehensive Income (Loss) in Stockholders' Equity (Deficit).

Fair Value of Financial Instruments

         The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments is materially different from the book value. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

Restoration, Removal and Environmental Liabilities

         The estimated costs of restoration and removal of major processing facilities are accrued on a straight-line basis over the life of the property. The estimated future costs for known environmental remediation requirements are accrued when it is probable that a liability has been incurred and the amount of remediation costs can be reasonably estimated. These amounts are the undiscounted, future estimated costs under existing regulatory requirements and using existing technology.


Revenue Recognition

         The Company recognizes crude oil and natural gas revenue from its interest in producing wells as crude oil and natural gas is sold from those wells net of royalties. Revenue from the processing of natural gas is recognized in the period the service is performed.

Deferred Financing Fees

         Deferred financing fees are being amortized on a level yield basis over the term of the related debt.

Federal Income Taxes

         The Company records income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

New Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 1999. In June 1999, SFAS No. 137 was issued, which delays the required adoption of SFAS No. 133 by one year. The statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, of firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined the effect of SFAS No. 133 will be on the earnings and financial position of the Company.


2.  Liquidity

         The Company's operating results have been adversely affected by low crude oil and natural gas prices in 1998 and early 1999. In addition, the Company has significant semi annual interest payments due on its long term debt.

         As a result of these conditions, the Company has issued $63.5 million of debt securities ("First Lien Notes") in March 1999. These securities are secured by substantially all of the Company's crude oil and natural gas properties and natural gas processing facilities and the shares of Grey Wolf owned by the Company and bear interest at 12.875%, payable semi-annually on March 15 and September 15. The Senior Notes will mature in 2003. Proceeds from the Senior Notes were used to pay-off the Company's Credit Facility, pay-off approximately $10 million of debt assumed in connection with the Company's acquisition of New Cache in January 1999 with the remainder being used for general corporate purposes.

         In October 1999 the Company entered into a non-recourse Dollar Denominated Production Payment agreement (the "Production Payment") with a third party. The Production Payment has an aggregate total availability of up to $50 million, subject to third party approval. The Production Payment relates to a portion of the production from several natural gas wells in the Edwards Trend, in south Texas. As of December 31, 1999, the Company had received $4.0 million under this agreement. The outstanding balance as of December 31, 1999 is $3.5 million.

         In December 1999, Abraxas and Canadian Abraxas completed an exchange offer whereby they exchanged $189 million in 11.5% Second Lien Notes (the "Second Lien Notes"), Abraxas common stock, and contingent value rights for approximately $270 million of the 11.5% Senior Notes (the "Senior Notes"). The Second Lien Notes are senior obligations of Abraxas and Canadian Abraxas and are jointly and severally guaranteed by Sandia Oil and Gas Corporation ("Sandia") and Wamsutter Holdings, Inc. ("Wamsutter"), 100% owned subsidiaries of Abraxas. The Second Lien Notes and the guarantees are secured by a second lien or charge on substantially all of the crude oil and natural gas properties and natural gas processing plants owned by Abraxas, Canadian Abraxas, Sandia and Wamsutter, as well as shares of common stock of Grey Wolf owned by Abraxas and Canadian Abraxas. The exchange offer reduced our long term debt by $76.6 million and annual interest payments by approximately $8.8 million.

         In March 2000, the Company sold it's interests in certain crude oil and natural gas properties in Wyoming. Simultaneously, a limited partnership, in which the Company had an economic interest, sold its crude oil and natural gas properties in the same area. The Company realized $34 million in net proceeds from the sale, which will enable the Company to meet its interest obligations throughout 2000.

         The Company has implemented a number of measures to conserve its cash resources, including postponement of certain exploration and development projects. However, while these measures will help conserve the Company's cash resources in the near term, they will also limit the Company's ability to replenish its depleting reserves, which could negatively impact the Company's operating cash flow and results of operations in the future.

         With 2000 interest obligations funded from proceeds of the above described sale of the Company's partnership interest and certain Wyoming crude oil and natural gas properties, the Company will have sufficient operating cash flows to enable the Company to continue operating in the ordinary course of business.


3.  Acquisitions and Divestitures

Pacalta Properties Acquisition

         In October 1997, Canadian Abraxas Petroleum Limited (Canadian Abraxas), a wholly owned subsidiary of the Company, and Grey Wolf Exploration, Inc. (Grey
Wolf) completed the acquisition of the Canadian assets of Pacalta Resources Ltd. (Pacalta Properties) for approximately $14,000,000 (CDN$20,000,000) and four million Grey Wolf special warrants valued at approximately $1,375,000. Canadian Abraxas acquired an approximate 92% interest in the Pacalta Properties, and Grey Wolf acquired an approximate 8% interest. In July 1998 Grey Wolf acquired the remaining 92% interest in the Pacalta Properties from Canadian Abraxas.

         The acquisition was accounted for as a purchase, and the purchase price was allocated to the crude oil and natural gas properties based on the fair values of the properties acquired. The transaction was financed through an advance from the Company with funds which were obtained through borrowings under the Company's Credit Facility.

Wyoming Properties Divestiture

         In November 1998, the Company sold its interest in the Wyoming Properties to Abraxas Wamsutter L.P. a Texas limited partnership (the "Partnership") for approximately $58.6 million and a minority equity ownership in the Partnership. A subsidiary of the Company, Wamsutter Holdings, Inc. a Wyoming corporation, (the "General Partner"), will initially own a one percent interest and act as General Partner of the Partnership. After certain payback requirements are satisfied, the Company's interest will increase to 35% initially and could increase to as high as 65%. The Company will also receive a management fee and reimbursement of certain overhead costs from the Partnership.

New Cache Petroleums LTD Acquisition

         In January 1999, the Canadian Abraxas completed the acquisition of New Cache Petroleums, LTD, ("New Cache"), for approximately $78 million in cash and the assumption of approximately $10 million in debt. The debt was paid off with a portion of the proceeds from the sale of $63.5 million 12.875% Senior Secured Notes in March 1999.

         The acquisition was accounted for as a purchase, and the purchase price was allocated to the crude oil and natural gas properties based on the fair values of the properties acquired. Results of operations for New Cache Properties have been included in the consolidated financial statements since January 1999.

         The condensed pro forma financial information presented below summarizes on an unaudited pro forma basis, approximate results of the Company's consolidated results of operations for the year ended December 31, 1998, assuming the acquisition of New Cache Petroleums LTD had occurred on January 1, 1998.


                                                    December 31, 1998
                                                   (In thousands except
                                                     per share data)
                                                  -----------------------
        Revenue .................................    $            77,882
                                                  =======================
        Net income (loss) .......................    $          (107,607)
                                                  =======================
        Income (loss) per common share ..........    $            (17.00)
                                                  =======================

4.  Property and Equipment

         The major components of property and equipment, at cost, are as follows:

                                                Estimated
                                               Useful Life   1998       1999
                                             -----------------------------------
                                                  Years        (In thousands)

     Land, buildings, and improvements ....         15     $    309    $    310
     Crude oil and natural gas properties .          -      335,207      468,081
     Natural gas processing plants ........         18       36,583       42,863
     Equipment and other ..................          7        2,217        3,099
                                                           --------    ---------
                                                           $374,316    $  14,353
                                                           ========    =========


5.  Long-Term Debt

         Long-term debt consists of the following:

                                                                          December 31
                                                                       1998        1999
                                                                     ---------   --------
                                                                        (In thousands)

11.5% Senior Notes due 2004 ("Old Notes") (see below) .............   $274,000   $  4,321
12.875% Senior Secured Notes due 2003 ("First Lien Notes") (see
     below) .......................................................       --       63,500
11.5% Second Lien Notes due 2004 ("Second Lien Notes") (see below)        --      193,769
Unamortized premium on Old Notes ..................................      3,471       --
Credit facility due to Bankers Trust Company, ING
     Capital and Union Bank of California (see below) .............     15,700       --
Credit facility payable to a Canadian bank (due 2001),
     providing for borrowings to approximately $11,630,000 at
     the bank's prime rate plus .125%, 6.20% at December 31,
     1999, secured by the assets of Grey Wolf .....................      6,515      8,360
Other .............................................................         12      3,471
                                                                      --------   --------
                                                                       299,698    273,421
Less current maturities ...........................................       --         --
                                                                      --------   --------
                                                                      $299,698   $273,421
                                                                      ========   ========

Long-Term Indebtedness

         On November 14, 1996, the Company consummated the offering of $215.0 million of it's 11.5% Senior Notes due 2004, Series A, which were exchanged for the Series B Notes in February 1997. On January 27, 1998, the Company completed the sale of $60.0 million of the Series C Notes. The Series B Notes and the Series C Notes were subsequently combined into $275.0 million in principal amount of the Old Notes in June 1998.

         Interest on the Old Notes is payable semi-annually in arrears on May 1 and November 1 of each year at the rate of 11.5% per annum. The Old Notes are redeemable, in whole or in part, at the option of the Company, on or after November 1, 2000, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on November 1 of the years set forth below:

           Year                                                    Percentage

           2000.................................................     105.750%
           2001.................................................     102.875%
           2002 and thereafter..................................     100.000%


         The Old Notes are joint and several obligations of the Company and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company. The Old Notes rank senior in right of payment to all future subordinated indebtedness of the Company. The Old Notes are, however, effectively subordinated to the First Lien Notes to the extent of the value of the collateral securing the First Lien Notes and the Second Lien Notes to the extent of the value of the collateral securing the Second Lien Notes. The Old Notes are unconditionally guaranteed, on a senior basis by Sandia Oil and Gas Corporation ("Sandia"), a wholly owned subsidiary of Abraxas. The guarantee is a general unsecured obligation of Sandia and ranks pari passu in right of payment to all unsubordinated indebtedness of Sandia and senior in right of payment to all subordinated indebtedness of Sandia. The guarantee is effectively subordinated to the First Lien Notes and the Second Lien Notes to the extent of the value of the collateral.

         Upon a Change of Control (as defined in the Old Notes indenture), each holder of the Old Notes will have the right to require the Company to repurchase all or a portion of such holder's Old Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Old Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain asset sales.

         First Lien Notes. In March 1999, Abraxas consummated the sale of $63.5 million of the First Lien Notes. Interest on the First Lien Notes is payable semi-annually in arrears on March 15 and September 15, commencing September 15, 1999. The First Lien Notes are redeemable, in whole or in part, at the option of Abraxas on or after March 15, 2001, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on March 15 of the years set forth below:

            Year                                                 Percentage

            2001............................................    103.000%
            2002 and thereafter.............................    100.000%

         At any time, or from time to time, prior to March 15, 2001, Abraxas may, at its option, use all or a portion of the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate original principal amount of the First Lien Notes at a redemption price equal to 112.875% of the aggregate principal amount of the First Lien Notes be redeemed, plus accrued and unpaid interest.

         The First lien notes are senior indebtedness of Abraxas secured by a first lien on substantially all of the crude oil and natural gas properties of Abraxas and the shares of Grey Wolf owned by Abraxas. The First Lien Notes are unconditionally guaranteed on a senior basis, jointly and severally, by Canadian Abraxas, Sandia and Wamsutter. The guarantees are secured by substantially all of the crude oil and natural gas properties of the guarantors and the shares of Grey Wolf owned by Canadian Abraxas.

         Upon a Change of Control, each holder of the First Lien Notes will have the right to require Abraxas to repurchase such holder's First Lien Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas will be obligated to offer to repurchase the First Lien Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption in the event of certain asset sales.

         The First Lien Notes indenture contains certain covenants that limit the ability of Abraxas and certain of its subsidiaries, including the guarantors of the First Lien Notes (the "Restricted Subsidiaries") to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Abraxas.

         The First Lien Notes indenture provides, among other things, that Abraxas may not, and may not cause or permit the Restricted Subsidiaries, to, directly or indirectly, create or otherwise cause to permit to exist or become effective any encumbrance or restriction on the ability of such subsidiary to pay dividends or make distributions on or in respect of its capital stock, make loans or advances or pay debts owed to Abraxas or any other Restricted Subsidiary, guarantee any indebtedness of Abraxas or any other Restricted Subsidiary or transfer any of its assets to Abraxas or any other Restricted Subsidiary except in certain situations as described in the First Lien Notes indenture.

         Second Lien Notes. In December 1999, Abraxas and Canadian Abraxas consummated an exchange offer whereby $188,778,000 of the Second Lien Notes were exchanged for $269,699,000 of the Old Notes. An additional $5,000,000 of the Second Lien Notes were issued in payment of fees and expenses. Interest on the Second Lien Notes is payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2000. The Second Lien Notes are redeemable, in whole or in part, at the option of Abraxas and Canadian Abraxas on or after December 1, 2000, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on December 1 of the years set forth below:


       Year                                                Percentage
       -----                                               ----------
       2000............................................     105.750%
       2001............................................     102.875%
       2002 and thereafter.............................     100.000%

         Prior to December 1, 2000, Abraxas and Canadian Abraxas may use all or a portion of the net cash proceeds of one or more equity offerings to redeem up to 50% of the aggregate original principal amount of the Second Lien Notes at a redemption price equal to 111.50% of the principal amount of the Second Lien Notes be redeemed, plus accrued and unpaid interest.

         The Second Lien Notes are senior indebtedness of Abraxas and Canadian Abraxas and are secured by a second lien on substantially all of the crude oil and natural gas properties of Abraxas and Canadian Abraxas and the shares of Grey Wolf owned by Abraxas and Canadian Abraxas. The Second Lien Notes are unconditionally guaranteed on a senior basis, jointly and severally, by Sandia and Wamsutter. The guarantees are secured by substantially all of the crude oil and natural gas properties of the guarantors. The Second Lien Notes are, however, effectively subordinated to the First Lien Notes and related guarantees to the extent the value of the collateral securing the Second Lien Notes and related guarantees and the First Lien Notes and related guarantees is insufficient to pay both the Second Lien Notes and the First Lien Notes.

         Upon a change of control, each holder of the Second Lien Notes will have the right to require Abraxas and Canadian Abraxas to repurchase such holder's Second Lien Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas and Canadian Abraxas will be obligated to offer to repurchase the Second Lien Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption in the event of certain asset sales.

         The Second Lien Notes indenture contains certain covenants that limit the ability of Abraxas and Canadian Abraxas and certain of their subsidiaries, including the guarantors of the Second Lien Notes (the "Restricted Subsidiaries") to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Abraxas or Canadian Abraxas.

         The Second Lien Notes indenture provides, among other things, that Abraxas and Canadian Abraxas may not, and may not cause or permit the Restricted Subsidiaries, to, directly or indirectly, create or otherwise cause to permit to exist or become effective any encumbrance or restriction on the ability of such subsidiary to pay dividends or make distributions on or in respect of its capital stock, make loans or advances or pay debts owed to Abraxas, Canadian Abraxas or any other Restricted Subsidiary, guarantee any indebtedness of Abraxas, Canadian Abraxas or any other Restricted Subsidiary or transfer any of its assets to Abraxas, Canadian Abraxas or any other Restricted Subsidiary except in certain situations as described in the Second Lien Notes indenture.

         The fair value of the Old Notes, First Lien Notes and Second Lien Notes was approximately $244.4 million as of December 31, 1999. The Company has approximately $1,230,000 of standby letters of credit and a $30,000 performance bond open at December 31, 1999. Approximately $30,000 of cash is restricted and in escrow related to certain of the letters of credit and bond.

Contingent Value Rights ("CVRs")

         As part of the exchange offer consummated by the Company in December 1999, Abraxas issued contingent value rights or CVRs, which may entitle the holders of the notes to receive up to a total of 105,408,978 of Abraxas common stock. On December 20, 2000, or at the election of Abraxas, on May 21, 2001, Abraxas may be required to issue additional shares to the holders of the contingent value rights. The actual number of shares issued will depend on the market price of Abraxas common stock. The CVRs will terminate if the market price of Abraxas common exceeds certain prices for a period of 30 trading days during any 45 day consecutive trading day period prior to the expiration date. The target price on a given date will equal $5.03 plus daily interest at an annual rate of 11.5%. On December 21, 2000, the target price will be $5.64. If the Company elects to extend the target date to May 21, 2001 the target price will be $5.97. If the number of shares ultimately issuable under CVRs is greater than the number of authorized and unissued shares available at the time, the Company will be required to increase the number of shares of Abraxas common stock in order to increase the number of authorized and unissued shares of Abraxas common stock to an amount sufficient to satisfy the number of shares issuable under the CVRs.

Capitalized Interest

During 1997 1998 and 1999 the Company capitalized $966,000, $414,000 and $193,000 of interest expense, respectively.


6.  Stockholders' Equity

Common Stock

         In 1994, the Board of Directors adopted a Stockholders' Rights Plan and declared a dividend of one Common Stock Purchase Right (Rights) for each share of common stock. The Rights are not initially exercisable. Subject to the Board of Directors' option to extend the period, the Rights will become exercisable and will detach from the common stock ten days after any person has become a beneficial owner of 20% or more of the common stock of the Company or has made a tender offer or exchange offer (other than certain qualifying offers) for 20% or more of the common stock of the Company.

         Once the Rights become exercisable, each Right entitles the holder, other than the acquiring person, to purchase for $20 one-half of one share of common stock of the Company having a value of four times the purchase price. The Company may redeem the Rights at any time for $.01 per Right prior to a specified period of time after a tender or exchange offer. The Rights will expire in November 2004, unless earlier exchanged or redeemed.

Treasury Stock

         In March 1996, the Board of Directors authorized the purchase in the open market of up to 500,000 shares of the Company's outstanding common stock, the aggregate purchase price not to exceed $3,500,000. During the year ended December 31, 1998, 136,255 shares with an aggregate purchase price of $980,000 were purchased. During the years ended December 31, 1997 and 1999 the Company did not purchase any shares of its common stock for treasury stock.

7.  Stock Option Plans and Warrants

Stock Options

         The Company grants options to its officers, directors, and key employees under various stock option and incentive plans.

         The Company's various stock option plans have authorized the grant of options to management personnel and directors for up to approximately 2.1 million shares of the Company's common stock. All options granted have ten year terms and vest and become fully exercisable over three to four years of continued service at 25% to 33% on each anniversary date. At December 31, 1999 approximately 258,000 options remain available for grant.

         Pro forma information regarding net income (loss) and earnings (loss) per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1998, and 1999, respectively: risk-free interest rates of 6.25%, 6.25% and 6.25%, respectively; dividend yields of -0-%; volatility factors of the expected market price of the Company's common stock of .529, .667 and .928, respectively; and a weighted-average expected life of the option of six years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                 1997            1998           1999
                                                            ----------------------------------------------
                                                                (In thousands except per share data)
     Pro forma net income (loss) ..........................    $ (7,325)      $   (85,619)    $   (37,240)
     Pro forma net income (loss) per common share .........    $  (1.25)      $   (13.52)     $    (5.49)
     Pro forma net income (loss) per common share -
       assuming dilution ..................................    $  (1.25)      $   (13.52)     $    (5.49)

         A summary of the Company's stock option activity, and related information for the years ended December 31, follows:

                                       1997                           1998                           1999
                           -----------------------------  -----------------------------  -----------------------------
                                      Weighted-Average               Weighted-Average               Weighted-Average
                            Options    Exercise Price      Options   Exercise Price(1)   Options    Exercise Price(2)
                            (000s)                         (000s)                         (000s)
                           ---------- ------------------  ---------- ------------------  ---------  ------------------

Outstanding-beginning of
   year ...................     551         $  6.63            834         $  8.27          1,572         $  7.33
Granted ...................     285           11.26            792            7.37            534            1.19
Exercised .................      (2)           5.50             (3)           5.33             -               -
Forfeited/Expired .........       -               -            (51)           7.39           (216)           2.06
                           ----------                     ----------                     ---------

Outstanding-end of year ...     834         $  8.27          1,572         $  7.33          1,890         $  1.82
                           ==========                     ==========                     =========

Exercisable at end of year      222         $  6.66            501         $  6.71            685         $  2.06
                           ==========                     ==========                     =========

Weighted-average fair
   value of options
   granted during the year                  $  8.00                        $  5.15                        $  1.07

         Exercise prices for options outstanding as of December 31, 1999 ranged from $0.97 to $2.06 The weighted-average remaining contractual life of those options is approximately 8.5 years.

    (1) In March 1998, the Company amended the exercise price to $7.44 per share on all options with an existing exercise price greater than $7.44.

    (2) In March 1999, the Company amended the exercise price to $2.06 per share on all options with an existing exercise price greater than $2.06. Certain of these options are not exercisable until the Company's stock price is $4.12 per share for ten days out of a thirty day period.

Stock Awards

         In addition to stock options granted under the plans described above, the Long-Term Incentive Plan also provides for the right to receive compensation in cash, awards of common stock, or a combination thereof. In 1997, 1998, and 1999, the Company made direct awards of common stock of 14,748 shares, 18,263 shares and 18,932 shares, respectively, at weighted average fair values of $10.75, $5.13 and $5.09 per share, respectively.

         The Company also has adopted the Restricted Share Plan for Directors which provides for awards of common stock to nonemployee directors of the Company who did not, within the year immediately preceding the determination of the director's eligibility, receive any award under any other plan of the Company. In 1997, 1998, and 1999, the Company made direct awards of common stock of 7,735 shares, 4,838 shares and 3,314 shares, respectively, at weighted average fair values of $9.87, $14.75 and $4.38 per share, respectively.

         During 1996, the Company's stockholders approved the Abraxas Petroleum Corporation Director Stock Option Plan (Plan), which authorizes the grant of nonstatutory options to acquire an aggregate of 104,000 common shares to those persons who are directors and not officers of the Company. No options were granted during 1997, during 1998 each of the seven eligible directors were granted an option to purchase 2,000 common shares at $7.44 and 3,000 common shares at $5.56. An additional option was granted to an eligible director to purchase 4,000 common shares at $7.44. In March 1999 each of the seven eligible directors were granted an option to purchase 2,000 common shares at $2.06, in November 1999 five of the eligible directors were granted options to purchase 15,000 common shares at $1.41. In December 1999 a new board was appointed in connection with the Company's exchange offer, each of the four new eligible directors were granted options for 75,000 common shares at $0.97.

Stock Warrants

         Warrants to purchase 13,500 shares of the Company's common stock at $7.00 per share remain outstanding from previous grants.

         At December 31, 1999 the Company has approximately 62,572,000 shares reserved for future issuance for conversion of its stock options, warrants, Contingent Value Rights, and incentive plans for the Company's directors and employees.

8.  Income Taxes

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                    December 31
                                             ----------------------
                                                1998          1999
                                             ----------------------
                                                  (In thousands)
Deferred tax liabilities:
  U.S. full cost pool .....................   $   --      $   --
  Canadian full cost pool .................     19,753      20,368
  State taxes .............................         67          67
  Other ...................................         14        --
                                              --------    --------
Total deferred tax liabilities ............     19,834      20,435
Deferred tax assets:
  U.S. full cost pool .....................     15,803       6,252
  Depletion ...............................      1,075       1,075
  Net operating losses ....................     15,841      32,155
  Other ...................................        117         152
                                              --------    --------
Total deferred tax assets .................     32,836      39,634
Valuation allowance for deferred tax assets    (32,822)    (36,134)
                                              --------    --------
Net deferred tax assets ...................         14       3,500
                                              --------    --------
Net deferred tax liabilities ..............   $ 19,820    $ 16,935
                                              ========    ========

         Significant components of the provision (benefit) for income taxes are as follows:

                                        1997         1998         1999
                                    ------------  -----------  ---------
     Current:
       Federal ...................   $     -       $     -     $      -
       State .....................         -             -            -
       Foreign ...................       244           231          491
                                    ------------  -----------  ---------
                                     $   244       $   231     $    491
                                    ============  ===========  =========
     Deferred:
       Federal ...................   $     -       $     -     $      -
       State .....................         -             -            -
       Foreign ...................    (4,135)       (4,389)      (13,116)
                                    ------------  -----------  ----------
                                     $(4,135)      $(4,389)    $ (13,116)
                                    ============  ===========  ==========

         At December 31, 1999, the Company had, subject to the limitation discussed below, $94,573,000 of net operating loss carryforwards for U.S. tax purposes, of which it is estimated a maximum of $7,260,000 may be utilized before it expires, absent the application of Section 382(h) which allows built-in gains to offset carryforwards otherwise limited by Section 382 of the Internal Revenue Code of 1986, as amended, (Section 382). These loss carryforwards will expire from 2002 through 2018 if not utilized. At December 31, 1999, the Company had approximately $10,262,000 of net operating loss carryforwards for Canadian tax purposes of which $274,000 will expire in 2000, $3,542,000 will expire in 2001, $151,000 will expire in 2002 and $6,295,000 will expire in 2003-2005.

         As a result of the acquisition of certain partnership interests and crude oil and natural gas properties in 1990 and 1991, an ownership change under
Section 382 occurred in December 1991. Accordingly, it is expected that the use of the U.S. net operating loss carryforwards generated prior to December 31, 19991 of $4,909,000 will be limited to approximately $235,000 per year.

         During 1992, the Company acquired 100% of the common stock of an unrelated corporation. The use of net operating loss carryforwards of the acquired corporation of $837,000 acquired in the acquisition are limited to approximately $115,000 per year.

         As a result of the issuance of additional shares of common stock for acquisitions and sales of common stock, an additional ownership change under
Section 382 occurred in October 1993. Accordingly, it is expected that the use of all U.S. net operating loss carryforwards generated through October 1993 (including those subject to the 1991 and 1992 ownership changes discussed above) of $8,875,000 will be limited as described above and in the following paragraph.

         An ownership change under Section 382 occurred in December 1999, following the issuance of additional shares, as described in Note 5. It is expected that the annual use of U.S. net operating loss carryforwards subject to this Section 382 limitation will be limited to approximately $363,000, subject to the lower limitations described above. Future changes in ownership may further limit the use of the Company's carryforwards.

         The annual Section 382 limitation may be increased during any year, within 5 years of a change in ownership, in which built-in gains that existed on the date of the change in ownership are recognized.

         In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FASB Statement No. 109. Therefore, the Company has established a valuation allowance of $32,822,000 and $36,134,000 for deferred tax assets at December 31, 1998 and 1999, respectively.

         The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:

                                               December 31
                                    ---------------------------------
                                       1997       1998        1999
                                    ---------   ---------  ----------
                                              (In thousands)
Tax (expense) benefit at U.S. ....
  statutory rates (34%) ..........   $ 3,414    $ 29,958    $ 16,672
(Increase) decrease in deferred
  tax asset valuation allowance ..      (259)    (26,907)     (3,312)
Higher effective rate of foreign
  operations .....................      (244)       (231)       (491)
Percentage depletion .............       499         146        --
Other ............................       481       1,192        (244)
                                     -------    --------    --------
                                     $ 3,891    $  4,158    $ 12,625
                                     =======    ========    ========


9.       Related Party Transactions

         Accounts receivable from affiliates, officers, and stockholders represent amounts receivable relating to joint interest billings on properties which the Company operates and advances made to officers.

         In January 1996, Grey Wolf purchased newly issued shares of Cascade representing 66 2/3% of Cascade's capital stock., in 1997 Grey Wolf merged with Cascade and the name was changed to Grey Wolf Exploration, Inc. ("Grey Wolf"). At December 31, 1999, the Company owns approximately 49% of Grey Wolf. The Company's President as well as certain directors directly own approximately 5% of Grey Wolf. Additionally the Company's President owns options to purchase up to 80,000 shares of Grey Wolf capital stock at an exercise price of CDN$2.00 per share, and certain of the Company's directors own options to purchase in the aggregate up to 100,000 shares of Grey Wolf capital stock at an exercise price of CDN$2.00 per share. Grey Wolf currently has approximately 12,700,000 shares of capital stock outstanding.

         Grey Wolf owns a 10% interest in the Canadian Abraxas oil and gas properties and the Canadian Abraxas gas processing plants acquired by Canadian Abraxas in November 1996 from CGGS and a 100% interest in the Pacalta Properties and manages the operations of Canadian Abraxas, pursuant to a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf.

10.  Commitments and Contingencies

Operating Leases

         During the years ended December 31, 1997, 1998, and 1999, the Company incurred rent expense of approximately $228,000, $292,000 and $396,000, respectively. Future minimum rental payments are as follows at December 31, 1999:

     2000 ................................................... $   393,900
     2001 ...................................................     368,000
     2002 ...................................................     242,000
     2003 ...................................................     228,000
     2004 ...................................................     228,000
     Thereafter .............................................     398,000

Contingencies

         In May 1995, certain plaintiffs filed a lawsuit against the Company alleging negligence and gross negligence, tortious interference with contract, conversion and waste. In March 1998, a jury found against the Company and on May 22, 1998, final judgment in the amount of $1.3 million was entered. The Company filed an appeal and in March 2000, the Court of Appeals reduced the plaintiff's award to $362,495 plus post-judgment interest of $68,915. The Company is currently reviewing whether to further appeal this decision. The Company has not established a reserve for this matter at December 31, 1999.

         Additionally, from time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. At December 31, 1999, the Company was not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

11.  Earnings per Share

         The following table sets forth the computation of basic and diluted earnings per share:

                                                             1997              1998               1999
                                                       ----------------- -----------------  ------------------
Numerator:
   Net income (loss)................................     $  (6,485,000)    $ (83,960,000)     $ (36,680,000)
   Preferred stock dividends........................           183,000                 -                  -
                                                       ----------------- -----------------  ------------------
   Numerator for basic earnings per share - income
     (loss) available to common stockholders........        (6,668,000)      (83,960,000)       (36,680,000)

   Effect of dilutive securities:
     Preferred stock dividends......................                 -                 -                  -
                                                       ----------------- -----------------  ------------------

   Numerator for diluted earnings per share - income
     available to common stockholders after assumed
     conversions....................................        (6,668,000)      (83,960,000)       (36,680,000)

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares........................         6,025,294         6,331,292          6,783,633

   Effect of dilutive securities:
     Stock options and warrants.....................                 -                 -                  -
     Convertible preferred stock....................                 -                 -                  -
     Assumed issuance under the CVR Agreement.......                 -                 -                  -
                                                       ----------------- -----------------  ------------------
                                                                     -                 -                  -
                                                       ----------------- -----------------  ------------------
   Dilutive potential  common shares  Denominator for
     diluted earnings per share adjusted
     weighted-average shares and assumed
     conversions.....................................        6,025,294         6,331,292          6,783,633

                                                       ================= =================  ==================
   Basic earnings (loss) per share...................     $     (1.11)      $    (13.26)       $     (5.41)
                                                       ================= =================  ==================

   Diluted earnings (loss) per share.................     $     (1.11)      $    (13.26)       $     (5.41)
                                                       ================= =================  ==================

         For the year ended December 31, 1999 none of the shares issuable in connection with stock options, warrants or the Contingent Value rights agreement are included in diluted shares. For the year ended December 31, 1998 none of the shares issuable in connection with stock options or warrants are included in diluted shares. For the year ended December 31, 1997, none of the shares issuable in connection with stock options, warrants, or the conversion of preferred stock are included in diluted shares. Inclusion of these shares would be antidilutive due to losses incurred in those years.

12.  Quarterly Results of Operations (Unaudited)

         Selected results of operations for each of the fiscal quarters during the years ended December 31, 1998 and 1999 are as follows:

                                            1st              2nd               3rd               4th
                                          Quarter          Quarter           Quarter           Quarter
                                      ---------------- ----------------- ----------------  ----------------
                                                     (In thousands, except per share data)
Year Ended December 31, 1998
   Net revenue ....................      $   16,739       $  15,471         $  13,799         $  14,075
   Operating income (loss) ........           2,423             577              (765)          (58,735)
   Net income (loss) ..............          (4,572)         (6,105)           (5,795)          (67,488)
   Earnings (loss) per common
     share ........................            (.72)           (.96)             (.92)           (10.66)
   Earnings (loss) per common
     share - assuming dilution ....           (.72)            (.96)             (.92)           (10.66)
Year Ended December 31, 1999
   Net revenue ....................      $   15,970       $   16,776        $   16,958        $   17,066
   Operating income (loss) ........             604            1,692             2,982           (16,250)
   Net income (loss) ..............          (6,294)          (6,741)           (6,919)          (16,726)
   Earnings (loss) per common
     share ........................      $    (0.99)      $    (1.06)       $    (1.09)       $    (2.06)
   Earnings (loss) per common
     share - assuming dilution ....      $    (0.99)      $    (1.06)       $    (1.09)       $    (2.06)

         During the fourth quarter of 1998, the Company recorded a write-down of its United States proved crude oil and natural gas properties of approximately $61,224,000 under the ceiling limitation. During the fourth quarter of 1999, the Company recorded a write-down of its Canadian proved crude oil and natural gas properties of approximately $19,100,000 ($11,900,000 after tax) under the ceiling limitation.

13.  Benefit Plans

         The Company has a defined contribution plan (401(k)) covering all eligible employees of the Company. During 1997 and 1998 the Company contributed 7,440 and 10,329 shares, respectively, of its common stock held in the treasury to the Plan and recorded the fair value of $41,850 and $76,847 respectively, as compensation expense. The Company did not contribute to the plan in 1999. The employee contribution limitations are determined by formulas which limit the upper one-third of the plan members from contributing amounts that would cause the plan to be top-heavy. The employee contribution is limited to the lesser of 20% of the employee's annual compensation or $10,000.

14. Summary Financial Information of Canadian Abraxas Petroleum Ltd.

         The following is summary financial information of Canadian Abraxas, a wholly owned subsidiary of the Company. Canadian Abraxas is jointly and severally liable for the entire balance of the Series B Notes ($215,000,000), of which $84,612,000 was utilized by Canadian Abraxas in connection with the 1996 acquisition of Canadian Gas Gathering Systems ("CGGS"). The Company has not presented separate financial statements and other disclosures concerning Canadian Abraxas because management has determined that such information is not material to the holders of the Notes.

                                                                    December 31,
                                                              1998               1999
                                                        -----------------   ---------------
                                                                     (In thousands)
     BALANCE SHEET
     Assets
     Total current assets .............................      $    6,144          $   11,777
     Oil and gas and processing properties ............          91,115             164,420
     Other assets .....................................           3,854               2,777
                                                           ---------------    --------------
                                                             $  101,113          $  178,974
                                                           ===============    ==============

     Liabilities and Stockholder's Equity
     Total current liabilities .........................     $    3,030          $    3,158
     11.5% Senior Notes due 2004 .......................         74,682              52,629
     Notes payable to Abraxas Petroleum
       Corporation .....................................         20,355              38,580
     Other liabilities .................................         22,519              23,642
     Stockholder's equity (deficit) ....................        (19,473)             60,965
                                                          -----------------   ---------------
                                                             $  101,113          $  178,974
                                                          =================   ===============


                                                          Year Ended              Year Ended             Year Ended
                                                       December 31, 1997       December 31, 1998      December 31, 1999
                                                    ------------------------ ---------------------- ----------------------
                                                                                 (In Thousands)
     STATEMENTS OF OPERATIONS
     Revenues ......................................     $   19,264               $   18,624             $   33,362
     Operating costs and expenses ..................        (16,617)                 (18,026)               (31,171)
     Proved property impairment ....................         (4,600)                      --                (19,100)
     Interest expense ..............................         (9,952)                 (10,356)               (10,093)
     Other income ..................................            202                      191                    347
     Income tax (expense) benefit ..................          3,815                    4,158                  9,677
                                                    ------------------------ ---------------------- ----------------------
       Net income (loss) ...........................     $   (7,888)              $   (5,409)            $  (16,978)
                                                    ======================== ====================== ======================

15.  Business Segments

         The Company conducts its operations through two geographic segments, the United States and Canada, and is engaged in the acquisition, development and production of crude oil and natural gas and the processing of natural gas in each country. The Company's significant operations are located in the Texas Gulf Coast, the Permian Basin of western Texas and Canada. Identifiable assets are those assets used in the operations of the segment. Corporate assets consist primarily of deferred financing fees and other property and equipment. The Company's revenues are derived primarily from the sale of crude oil, condensate, natural gas liquids and natural gas to marketers and refiners and from processing fees from the custom processing of natural gas. As a general policy, collateral is not required for receivables; however, the credit of the Company's customers is regularly assessed. The Company is not aware of any significant credit risk relating to its customers and has not experienced significant credit losses associated with such receivables.

         In 1999 three customers accounted for approximately 58% of oil and natural gas production and approximately 56% of gas processing revenues. five customers accounted for approximately 79% of United States revenue and three customers accounted for approximately 77% of revenue in Canada. In 1998 four customers accounted for approximately 58% of oil and natural gas production revenues and gas processing revenues. In 1997 three customers accounted for approximately 40% of oil and natural gas production revenues and gas processing revenues.

Business segment information about the Company's 1997 operations in different geographic areas is as follows:

                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)
Revenues ...................................        $      50,172       $      20,759     $       70,931
                                                 ==================  ================== ===================
Operating profit ...........................        $      19,938       $      (2,125)    $       17,813
                                                 ==================  ==================
General corporate ..........................                                                      (2,663)
Net interest expense and amortization of
   deferred financing fees .................                                                     (25,191)
                                                                                        ===================
   Income before income taxes ..............                                              $      (10,041)
                                                                                        ===================
Identifiable assets at December 31, 1997 ...        $     198,277       $     130,969     $      329,246
                                                 ==================  ==================
Corporate assets ...........................                                                       9,282
                                                                                        -------------------
   Total assets ............................                                              $      338,528
                                                                                        ===================

Business segment information about the Company's 1998 operations in different geographic areas is as follows:

                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)
Revenues ...................................        $      36,267       $      23,817     $       60,084
                                                 ==================  ================== ===================

Operating profit (loss).....................        $     (53,016)      $         877     $      (52,139)
                                                 ==================  ==================
General corporate ..........................                                                      (4,361)
Net interest expense and amortization of
   deferred financing fees .................                                                     (31,614)
                                                                                        ===================
   Loss before income taxes ................                                              $      (88,114)
                                                                                        ===================
Identifiable assets at December 31, 1998 ...        $     153,030       $     129,301     $      282,331
                                                 ==================  ==================
Corporate assets ...........................                                                       9,167
                                                                                        -------------------
   Total assets ............................                                              $      291,498
                                                                                        ===================

Business segment information about the Company's 1999 operations in different geographic areas is as follows:

                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                        (In thousands)

Revenues ...................................        $      24,586       $      42,184     $       66,770
                                                 ==================  ================== ===================
Operating profit (loss).....................        $       7,765       $     (15,444)    $       (7,679)
                                                 ==================  ==================
General corporate ..........................                                                      (3,293)
Net interest expense and amortization of
   deferred financing fees .................                                                     (38,064)
                                                                                        ===================
   Loss before income taxes ................                                              $      (49,036)
                                                                                        ===================
Identifiable assets at December 31, 1999 ...        $     107,336       $     206,474     $      313,810
                                                 ==================  ================== ===================
Corporate assets ...........................                                                       8,474
                                                                                        -------------------
   Total assets ............................                                              $      322,284
                                                                                        ===================

16.  Commodity Swap Agreements

         The Company enters into commodity swap agreements (Hedge Agreements) to reduce its exposure to price risk in the spot market for crude oil and natural gas. Pursuant to the Hedge Agreements, either the Company or the counterparty thereto is required to make payment to the other at the end of each month.

         In November 1996, the Company assumed swap arrangements extending through October 2001 with a counterparty involving various quantities and fixed prices. These swap arrangements provided that the Company make payments to the counterparty to the extent the market prices, determined based on the price for crude oil on the NYMEX and the Inside FERC, Tennessee Gas Pipeline Co. Texas (Zone O) price for natural gas exceeded certain fixed prices and for the counterparty to make payments to us to the extent the market prices were less than such fixed prices. The Company accounted for the related gains or losses (a gain of $204,600 during the first quarter of 1999) in crude oil and natural gas revenue in the period of the hedged production. These swap arrangements terminated in January 1999 and the Company was paid $750,000 by the counterparty for such termination. This amount is included in other income in the accompanying financial statements.

         In March 1998, the Company entered into a costless collar hedge agreement with Enron Capital and Trade Resources Corp. for 2,000 Bbls of crude oil per day with a floor price of $14.00 per Bbl and a ceiling price of $22.30 per Bbl for crude oil on the NYMEX. The agreement was effective April 1, 1998 and extended through March 31, 1999. Under the terms of the agreement the

Company was paid when the average monthly price for crude oil on the NYMEX was below the floor price, and the Company paid the counterparty when the average monthly price exceeded the ceiling price. For the year ended December 31, 1999 the Company realized a loss of $1.8 million on this agreement, which is accounted for in crude oil and natural gas revenue. The Company has also entered into a costless collar hedge agreement with Barrett Resources Corporation ("Barrett") for the period November 1999 through October 2000. This agreement consist of a swap for 1,000 Bbls per day with the Company being paid $20.30 and paying NYMEX calendar month average, and 1,000 barrels per day with a floor price of $18.00 per Bbl and a ceiling of $22.00 per Bbl. Additionally, Barrett has a call on either 1,000 Bbls of crude oil or 20,000 MMBtu of natural gas per day at Barrett's option at fixed prices through October 31, 2002.

         As of December 31, 1999, the Company has 22.5 MMBtupd hedged through October 31, 2000, 2.5 MMBtupd is hedged at an average NYMEX price less $0.83 (approximately $1.75 per MMBtu as of February 2000) and 20.0 MMBtupd with a ceiling of $2.39 and a floor of $2.07 based on an AECO index. Both of these hedges are with Barrett Resoucres. In connection with the 20.0 MMBtupd Barrett hedge, the Company realized a loss of $2.5 million for the year ended December 31, 1999, which is accounted for in crude oil and natural gas revenue.

         The fair market value of these hedge agreements is approximately $(6.5) million as of December 31, 1999.

17.  Proved Property Impairment

         In 1997, 1998 and 1999 the Company recorded a write-down of its proved crude oil and natural gas properties of approximately $4,600,000; $61,224,000 and $19,100,000 under the ceiling limitation prescribed for companies following the full cost method of accounting for its oil and gas properties. The write-down in 1997 and 1999 were related to the Company's Canadian oil and gas properties, the 1998 write-down was related to the Company's United States oil and gas properties. The write downs in 1997 and 1998 were due primarily to a decrease in spot market prices for the Company's crude oil and natural gas. The write-down in 1999 was due to a downward revision of the Company's proved reserves in Canada. Under full cost accounting rules, the net capitalized costs of oil and gas properties, less related deferred taxes, are limited by country, to the lower of unamortized cost or the cost ceiling as discussed in Note 1. The risk that the Company will be required to write-down the carrying value of its crude oil and natural gas properties increases when crude oil and natural gas prices are depressed or volatile. Depending on future prices, further impairment of the Company's crude oil and natural gas properties may be required.

18.      Subsequent Event

         In March 2000, the Company sold it's interest in certain crude oil and natural gas properties in Wyoming. Simultaneously, a limited partnership of which one of our subsidiaries was the general partner sold its interest in crude oil and natural gas properties in the same area. Our net proceeds from these transactions were approximately $34.0 million subject to post closing adjustments.

19.  Supplemental Oil and Gas Disclosures (Unaudited)

         The accompanying table presents information concerning the Company's crude oil and natural gas producing activities as required by Financial Accounting Standards 69, "Disclosures about Oil and Gas Producing Activities." Capitalized costs relating to oil and gas producing activities are as follows:

                                                    December 31
                                              ----------------------
                                                1998         1999
                                              ---------    ---------
                                                  (In thousands)

Proved crude oil and natural gas properties   $ 324,532    $ 451,024
Unproved properties .......................      10,675       17,057
                                              ---------    ---------
  Total ...................................     335,207      468,081
Accumulated depreciation, depletion, and
  amortization, and impairment ............    (161,593)    (215,144)
                                              ---------    ---------
    Net capitalized costs .................   $ 173,614    $ 252,937
                                              =========    =========

         Cost incurred in oil and gas property acquisitions, exploration and development activities are as follows:

                                                             Years Ended December 31
                             ---------------------------------------------------------------------------------------
                                         1997                         1998                        1999
                             ---------------------------   ---------------------------   ---------------------------
                              Total      U.S.    Canada     Total     U.S.     Canada    Total      U.S.      Canada
                             -------   -------   -------   -------   -------   -------   -------   -------   -------
                                                                 (In thousands)
Property acquisition costs:
  Proved ..................   $13,800   $  --     $13,800   $ 2,729   $ 1,319   $ 1,410   $89,743   $  --     $89,743
  Unproved ................     8,958      --       8,958      --        --        --        --        --        --
                              -------   -------   -------   -------   -------   -------   -------   -------   -------
                              $22,758   $  --     $22,758   $ 2,729   $ 1,319   $ 1,410   $89,743   $  --     $89,743
                              =======   =======   =======   =======   =======   =======   =======   =======   =======
Property development and
  exploration costs .......   $61,414   $53,363   $ 8,051   $51,821   $35,421   $16,400   $37,344   $18,901   $18,443
                              =======   =======   =======   =======   =======   =======   =======   =======   =======



         The results of operations for oil and gas producing activities are as follows:

                                                                                              Years Ended December 31
                                 -------------------------------------------------------------------------------------------------
                                              1997                            1998                            1999
                                 ------------------------------   -------------------------------  -------------------------------
                                   Total      U.S.     Canada      Total      U.S.       Canada     Total       U.S.      Canada
                                 ---------  ---------  --------   --------- ----------  ---------  ---------  ---------  ---------
                                                                          (In thousands)
Revenues ......................  $ 65,826   $ 49,031   $ 16,795   $ 54,263   $ 33,705   $ 20,558   $ 59,025   $ 21,331   $ 37,694
Production costs ..............   (14,881)   (10,749)    (4,132)   (16,841)   (10,299)    (6,542)   (17,938)    (6,627)   (11,311)
Depreciation, depletion,
  and amortization ............   (27,803)   (18,992)    (8,811)   (30,832)   (17,239)   (13,593)   (34,452)    (9,571)   (24,881)
Proved property impairment ....    (4,600)      --       (4,600)   (61,223)   (61,223)      --      (19,100)      --      (19,100)
General and administrative ....    (1,042)      (721)      (321)    (1,381)      (992)      (389)    (1,317)      (733)      (584)
Income taxes ..................       427       --          427        (14)      --          (14)     7,455       --        7,455
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------

Results of operations from oil
  and gas producing activities
  (excluding corporate overhead
  and interest costs) .........  $ 17,927   $ 18,569   $   (642)  $(56,028)  $(56,048)  $     20   $ (6,327)  $  4,400   $(10,727)
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
Depletion rate per barrel
  of oil equivalent ..........   $   5.62   $   5.05   $   6.98   $   5.36   $   5.26   $   5.49   $   6.34   $   4.91   $   7.13
                                  ========  ========   ========   ========   ========   ========   ========   ========   ========

Estimated Quantities of Proved Oil and Gas Reserves

         The following table presents the Company's estimate of its net proved crude oil and natural gas reserves as of December 31, 1997, 1998, and 1999. The Company's management emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent petroleum reserve engineers.


                                                 Total             United States          Canada
                                           -------------------- ------------------- ---------------------
                                             Liquid    Natural    Liquid    Natural   Liquid      Natural
                                           Hydrocarbons  Gas    Hydrocarbons   Gas  Hydrocarbons    Gas
                                           ------------ ------- ------------ ------ ------------   ------
                                            (Barrels)   (Mcf)   (Barrels)    (Mcf)    (Barrels)    (Mcf)
                                                                   (In Thousands)
Proved developed and undeveloped reserves:
  Balance at December 31, 1996 ...........   18,035    177,260    16,715    122,161    1,320(1)    55,099
    Revisions of previous estimates ......   (1,083)    (4,554)   (1,096)   (10,343)      13        5,789
    Extensions and discoveries ...........    2,262     48,405     2,190     40,877       72        7,528
    Purchase of minerals in place ........      585     27,575       197        150      388       27,425
    Production ...........................   (1,929)   (21,050)   (1,736)   (12,508)    (193)      (8,542)
    Sale of minerals in place ............      (93)    (6,322)       (9)       (42)     (84)      (6,280)
                                            -------   --------   -------   --------   ------      -------
  Balance at December 31, 1997 ...........   17,777    221,314    16,261    140,295    1,516(1)    81,019(2)
    Revisions of previous estimates ......   (3,323)    (7,834)   (3,903)   (17,501)     580        9,667
    Extensions and discoveries ...........      266     49,403       237     43,900       29        5,503
    Purchase of minerals in place ........      464     15,167       126      2,033      338       13,134
    Production ...........................   (1,596)   (24,930)   (1,322)   (11,707)    (274)     (13,223)
    Sale of minerals in place ............   (5,893)   (55,642)   (5,648)   (46,781)    (245)      (8,861)
                                            -------   --------   -------   --------   ------      -------
  Balance at December 31, 1998 ...........    7,695    197,478     5,751    110,239    1,944(1)    87,239(2)
    Revisions of previous estimates ......    2,626    (54,782)    3,946    (19,887)  (1,320)     (34,895)
    Extensions and discoveries ...........      354     30,305       196     24,686      158        5,619
    Purchase of minerals in place ........    3,246     58,354      --         --      3,246       58,354
    Production ...........................   (1,154)   (25,698)     (584)    (8,190)    (570)     (17,508)
    Sale of minerals in place ............     (125)   (15,542)      (95)      (621)     (30)     (14,921)
                                            -------   --------   -------   --------   ------      -------
  Balance at December 31, 1999 ...........   12,642    190,115     9,214    106,227    3,428(1)    83,888(2)
                                            =======   ========   =======   ========   ======      =======

(1) Includes 260,200; 475,400 and 269,000 barrels of liquid hydrocarbon reserves owned by Grey Wolf of which approximately 140,200; 244,000 and 138,000 barrels are applicable to the minority interest's share of these reserves at December 31, 1997, 1998 and 1999, respectively.

(2) Includes 7,446, 28,610 and 21,710 MMcf of natural gas reserves owned by Grey Wolf of which 4,012, 14,700 and 11,140 MMcf are applicable to the minority interest's share of these reserves at December 31, 1997,1998 and 1999, respectively.


Estimated Quantities of Proved Oil and Gas Reserves (continued)

                                                 Total             United States          Canada
                                           -------------------- ------------------- ---------------------
                                             Liquid    Natural    Liquid    Natural   Liquid      Natural
                                           Hydrocarbons  Gas    Hydrocarbons   Gas  Hydrocarbons    Gas
                                           ------------ ------- ------------ ------ ------------   ------
                                            (Barrels)   (Mcf)   (Barrels)    (Mcf)    (Barrels)    (Mcf)
                                                                   (In Thousands)
Proved developed reserves:
  December 31, 1997 .......................  14,254    186,490    12,750    109,456    1,504       77,034
                                            =======   ========   =======   ========   ======      =======
  December 31, 1998 .......................   5,819    144,588     4,138     65,075    1,681       79,513
                                            =======   ========   =======   ========   ======      =======
  December 31, 1999 .......................  10,473    154,221     7,265     78,909    3,208       75,312
                                             =======   ========   =======  ========   ======      =======



Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

         The following disclosures concerning the standardized measure of future cash flows from proved crude oil and natural gas reserves are presented in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to represent the fair market value of the Company's proved crude oil and natural gas reserves. An estimate of fair market value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

         Under the standardized measure, future cash inflows were estimated by applying period-end prices at December 31, 1999, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the tax basis of the properties. Operating loss carryforwards, tax credits, and permanent differences to the extent estimated to be available in the future were also considered in the future income tax calculations, thereby reducing the expected tax expense.

         Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

         Set forth below is the Standardized Measure relating to proved oil and gas reserves for:

                                                                                       Years Ended December 31
                            --------------------------------------------------------------------------------------------------------
                                           1997                               1998                              1999
                            ----------------------------------  --------------------------------   ---------------------------------
                             Total         U.S       Canada      Total        U.S.      Canada      Total         U.S.     Canada
                            ---------   ----------  ----------  ---------   ---------  ---------   ----------  ---------  ----------
                                                                         (In thousands)

Future cash inflows ....... $ 714,048   $ 530,627   $ 183,421   $ 474,263   $ 268,821  $ 205,442   $ 664,032   $ 396,234  $ 267,798
Future production and
  development costs .......  (249,604)   (186,445)    (63,159)   (169,736)    (99,187)   (70,549)   (201,513)   (116,706)   (84,807)
Future income tax expense .   (82,998)    (48,736)    (34,262)    (20,655)       --      (20,655)     (6,319)       --       (6,319)
                            ----------  ----------  ----------  ----------  ----------  ---------  ----------  ----------  ---------
Future net cash flows .....   381,446     295,446      86,000     283,872     169,634    114,238     456,200     279,528    176,672
Discount ..................  (129,367)   (107,259)    (22,108)   (102,291)    (75,389)   (26,902)   (205,415)   (143,911)   (61,504)
                             ----------  ----------  ----------  ----------  ----------  ---------  ----------  ----------  --------
Standardized Measure of
  discounted future net
  cash relating to proved .
  reserves.................  $ 252,079   $ 188,187   $  63,892   $ 181,581   $  94,245  $  87,336   $ 250,785   $ 135,617  $ 115,168
                            ==========  ==========  ==========  ==========  ==========  =========  ==========  ==========  =========



Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

         The following is an analysis of the changes in the Standardized
Measure:

                                               Year Ended December 31
                                         ----------------------------------
                                           1997        1998        1999
                                         ---------  -----------  ----------
                                                  (In thousands)

Standardized Measure, beginning
  of year .............................  $ 329,821   $ 252,079   $ 181,581
Sales and transfers of oil and gas
  produced, net of production costs ...    (50,945)    (37,422)    (41,086)
Net changes in prices and development
  and production costs from prior year    (190,174)    (26,858)     63,539
Extensions, discoveries, and improved
  recovery, less related costs ........     49,471      36,187      29,346
Purchases of minerals in place ........     27,586      28,079      90,510
Sales of minerals in place ............     (5,720)    (58,099)    (18,562)
Revision of previous quantity estimates     (8,150)    (12,514)    (46,659)
Change in future income tax expense ...     70,858     (17,727)     (6,319)
Other .................................    (12,389)     (9,005)    (19,723)
Accretion of discount .................     41,721      26,861      18,158
                                         ---------   ---------   ---------
  Standardized Measure, end of year ...  $ 252,079   $ 181,581   $ 250,785
                                         =========   =========   =========

               Abraxas Petroleum Corporation and Subsidiaries

                          Part 1- Financial Information

                          Item 1 - Financial Statements

                           Consolidated Balance Sheets

                                                           March 31,    December 31,
                                                             2000          1999
                                                          (Unaudited)
                                                          ----------   -------------
                                                                (In Thousands)
Assets
Current assets:
  Cash ...................................................   $ 30,459     $  3,799
  Accounts receivable, less allowances for
    Doubtful accounts
          Joint owners ...................................      4,463        5,140
          Oil and gas production .........................      8,685        7,955
          Other ..........................................      4,533        1,257
                                                             --------     --------
                                                               17,681       14,352

  Equipment inventory ....................................        773          447
  Other current assets ...................................        666          431
                                                             --------     --------
Total current assets .....................................     49,579       19,029

Property and equipment ...................................    522,298      514,353
  Less accumulated depreciation, depletion
      and amortization: ..................................    228,168      219,687
                                                             --------     --------
          Net  property  and  equipment  based on
          the full  cost  method of accounting  for
          oil and gas  properties,  of which $ 17,253 and
          $17,057 at March 31, 2000 and December 31, 1999,
          respectively, were excluded from amortization ..    294,130      294,666

Deferred  financing  fees,  net of accumulated
          Amortization  of $5,334 and $4,826 at March 31,
          2000 and December 31, 1999, respectively .......      7,597        7,711

Other assets .............................................      3,880          878
                                                             --------     --------
  Total assets ...........................................   $355,186    $ 322,284
                                                             ========     ========




           See accompanying notes to consolidated financial statements

                 Abraxas Petroleum Corporation and Subsidiaries

                          Part 1- Financial Information

                          Item 1 - Financial Statements

                     Consolidated Balance Sheets (continued)

                                                           March 31,    December 31,
                                                             2000          1999
                                                          (Unaudited)
                                                          -----------   -----------
                                                                (In Thousands)
Liabilities and Shareholder's Equity (Deficit)
Current liabilities
  Accounts payable .....................................   $   8,439    $   8,445
  Oil and gas production payable .......................       9,733       10,608
  Accrued interest .....................................       9,899        6,358
  Income tax payable ...................................         355          134
  Other accrued expenses ...............................         861          789
                                                           ---------    ---------
            Total current liabilities ..................      29,287       26,334

  Long-term debt: ......................................     275,384      273,421

Deferred income taxes ..................................      19,702       16,935
Minority interest in foreign subsidiary ................      10,428       10,496
Future site restoration ................................       4,579        4,603

Shareholders' equity (deficit):
  Common Stock, par value $.01 per share-
    authorized 50,000,000 shares; issued,
    22,759,852 and 22,747,099 shares at
    March 31, 2000 and December 31, 1999, respectively .         227          227
  Additional paid-in capital ...........................     127,423      127,562
  Accumulated deficit ..................................    (112,669)    (139,825)
Treasury stock, at cost, 127,083 and 152,083 shares
    at March 31, 2000 and December 31, 1999 respectively        (886)      (1,071)
Accumulated other comprehensive income (loss) ..........       1,711        3,602
                                                           ---------    ---------
Total shareholders' equity (deficit) ...................      15,806       (9,505)
                                                           ---------    ---------
Total liabilities and shareholders' equity (deficit) ...   $ 355,186    $ 322,284
                                                           =========    =========




           See accompanying notes to consolidated financial statements

                 Abraxas Petroleum Corporation and Subsidiaries

                      Consolidated Statements of Operations
                                   (Unaudited)


                                               Three Months Ended
                                                    March 31,
                                               --------------------
                                                 2000        1999
                                               --------   ---------
                                               (In thousands except
                                                  per share  data)
Revenue:
   Oil & gas production sales ..............   $ 15,626    $ 13,838
   Processing revenue ......................        757         865
   Rig revenues ............................        131          90
   Other ...................................        203       1,177
                                               --------    --------
                                                 16,717      15,970
Operating costs and expenses:
   Lease operating and production taxes ....      4,629       4,758
   Depreciation, depletion and amortization       8,948       9,146
   General and administrative ..............      1,439       1,323
   Rig operations ..........................        188         139
                                               --------    --------
                                                 15,204      15,366
                                               --------    --------
Operating Income ...........................      1,513         604

Other (income) expense
   Interest income .........................        (60)       (186)
   Interest expense ........................      7,773       8,683
   Amortization of deferred financing fees .        507         345
   Gain on sale of partnership interest.....    (33,983)       --
   Other ...................................        436        --
                                               --------    --------
                                                (25,327)      8,842
                                               --------    --------
Income (loss) from operations before taxes .     26,840      (8,238)
Income tax expense (benefit)
    Current ................................        126         102
    Deferred ...............................       (453)     (2,039)
Minority interest in (income) loss
    of consolidated foreign subsidiary .....        (11)          7
                                               --------    --------
Net income (loss) applicable to common stock   $ 27,156    $ (6,294)
                                               ========    ========

Earnings (loss) per share:

    Net income (loss) per common share .....   $   1.20    $   (.99)
                                               ========    ========
    Net income (loss) per common
      Share - assuming dilution ............   $    .52    $   (.99)
                                               ========    ========


           See accompanying notes to consolidated financial statements


                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (In thousands except share amounts)




                                                                                                             Accumulated
                                       Common Stock           Treasury Stock      Additional                   Other
                                  ------------- --------- ---------- -----------   Paid-In    Accumulated  Comprehensive
                                     Shares      Amount    Shares      Amount      Capital     Deficit      Income (Loss)   Total
                                  ------------- --------- ---------- ----------- ----------- ------------ ---------------- ---------
Balance at December 31, 1999        22,747,099  $    227    152,083  $   (1,071) $  127,562  $  (139,825) $         3,602  $ (9,505)
Comprehensive income (loss):
  Net Income                                                                                      27,156           (1,891)   25,265
  Other comprehensive income:
    Foreign currency
        Translation adjustment
                                                                                             ------------ ---------------- ---------
Comprehensive income (loss)                                                                       27,156           (1,891)   25,265
Issuance of common stock for
  Compensation                          12,753      -       (25,000)        185        (139)                                     46
                                  ------------- --------- ---------- ----------- ----------- ------------ ---------------- ---------
Balance at March 31, 2000           22,759,852  $    227    127,083  $     (886) $  127,423  $  (112,669) $         1,711  $ 15,806
                                  ============= ========= ========== =========== =========== ============ ================ =========



           See accompanying notes to consolidated financial statements


                 Abraxas Petroleum Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                           Three Months Ended
                                                               March 31,
                                                         ---------------------
                                                           2000        1999
                                                         ---------   ---------
                                                             (In Thousands)
Operating Activities
Net  income (loss) ...................................   $ 27,156    $ (6,294)

Adjustments  to  reconcile  net  loss to net
 cash  provided  by  operating activities:
  Minority interest in income of foreign subsidiary ..         11          (7)
  Gain on sale of partnership interest ...............    (33,983)         --
  Depreciation, depletion, and amortization ..........      8,948       9,146
  Amortization of deferred financing fees ............        507         345
  Amortization of premium on Senior Notes ............       --          (145)
  Deferred income tax benefit ........................       (453)     (2,039)
  Issuance of common stock for compensation ..........         46          13

  Changes in operating assets and liabilities:
  Accounts receivable ................................     (2,404)      2,255
  Equipment inventory ................................       (326)         15
  Other ..............................................        382        (604)
  Accounts payable and accrued expenses ..............      2,881       5,091
                                                         --------    --------
Net cash provided by operating activities ............      2,765       7,776
                                                         --------    --------

Investing Activities
Capital expenditures, including purchases and
    Development of properties ........................    (11,840)    (99,422)
Proceeds from sale of oil and gas producing properties       --         1,497
Proceeds from sale of partnership interest ...........     33,983        --
                                                         --------    --------
Net cash provided by (used) in investing activities ..   $ 22,143    $(97,925)






           See accompanying notes to consolidated financial statements

                 Abraxas Petroleum Corporation and Subsidiaries

                Consolidated Statements of Cash Flows (continued)
                                   (Unaudited)


                                                      Three Months Ended
                                                           March 31,
                                                    ----------------------
                                                      2000        1999
                                                    ---------   ---------
                                                          (In Thousands)
Financing Activities
Proceeds from long term borrowings ...............   $  3,052    $ 83,000
Payments on long-term borrowings .................     (1,024)    (37,225)
Deferred financing fees ..........................       (376)     (2,241)
                                                     --------    --------
Net cash provided by financing activities ........      1,652      43,534
                                                     --------    --------
Effect of exchange rate changes on cash ..........        (18)        (50)
                                                     --------    --------
Increase (decrease) in cash ......................     26,660     (46,665)

Cash at beginning of period ......................      3,799      61,390
                                                     --------    --------

Cash at end of period ............................   $ 30,459    $ 14,725
                                                     ========    ========

Supplemental disclosures of cash flow information:
Interest paid ....................................   $  4,232    $    968
                                                     ========    ========














           See accompanying notes to consolidated financial statements

                 Abraxas Petroleum Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                 March 31, 2000

Note 1. Basis of Presentation

     The accounting policies followed by Abraxas Petroleum Corporation ("Abraxas") and its subsidiaries are set forth in the notes to the our audited financial statements in the Annual Report on Form 10-K filed for the year ended December 31, 1999 which is incorporated herein by reference. Such policies have been continued without change. Also, refer to the notes to those financial statements for additional details of our financial condition, results of operations, and cash flows. All the material items included in those notes have not changed except as a result of normal transactions in the interim, or as disclosed within this report. The consolidated financial statements have not been audited by independent accountants, but in the opinion of our management, reflect all adjustments necessary for a fair presentation of the financial position and results of operations. Any and all adjustments are of a normal and recurring nature.

     The consolidated financial statements include the accounts of Abraxas and our wholly owned foreign subsidiary Canadian Abraxas Petroleum Ltd. ("Canadian Abraxas"), and our 49% owned foreign subsidiary Grey Wolf Exploration, Inc. ("Grey Wolf"). Minority interest represents the minority shareholders' proportionate share of the equity and income of Grey Wolf.

     Canadian Abraxas and Grey Wolf assets and liabilities are translated to U.S. dollars at period-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the period. Translation adjustments are accumulated as a separate component of shareholders' equity.


Note 2.  Long-Term Debt

         Long-term debt consists of the following:
                                                                      March 31,  December 31
                                                                        2000        1999
                                                                      --------- ------------
                                                                          (In thousands)

11.5% Senior Notes due 2004, Series D ("Old Notes") (see below)       $  4,321   $  4,321
12.875% Senior Secured Notes due 2003 ("First Lien Notes") (see
     below) .......................................................     63,500     63,500
11.5% Senior Secured Notes due 2004, Series A ("Senior Secured
      Notes")(see below) ..........................................    193,758    193,769
Credit facility payable to a Canadian bank (due 2001),
     providing for borrowings to approximately $15,870,000 at
     the bank's prime rate plus .125%, 6.75% at March 31, 2000,
     secured by the assets of Grey Wolf ...........................      9,347      8,360
Other .............................................................      4,458      3,471
                                                                      --------   --------
                                                                       275,384    273,421
Less current maturities ...........................................       --         --
                                                                      --------   --------
                                                                      $275,384   $273,421
                                                                      ========   ========



     Old Notes. On November 14, 1996, Abraxas and Canadian Abraxas consummated the offering of $215.0 million of their 11.5% Senior Notes due 2004, Series A, which were exchanged for Series B Notes in February 1997. On January 27, 1998, Abraxas and Canadian Abraxas completed the sale of $60.0 million of the Series C Notes. The Series B Notes and the Series C Notes were subsequently exchanged for $275.0 million in principal amount of the Old Notes in June 1998.

     Interest on the Old Notes is payable semi-annually in arrears on May 1 and November 1 of each year at the rate of 11.5% per annum. The Old Notes are redeemable, in whole or in part, at the option of Abraxas and Canadian Abraxas, on or after November 1, 2000, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on November 1 of the years set forth below:

            Year                                             Percentage

            2000.........................................     105.750%
            2001.........................................     102.875%
            2002 and thereafter..........................     100.000%

     The Old Notes are joint and several obligations of Abraxas and Canadian Abraxas and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of Abraxas and Canadian Abraxas. The Old Notes rank senior in right of payment to all future subordinated indebtedness of Abraxas and Canadian Abraxas. The Old Notes are, however, effectively subordinated to the First Lien Notes to the extent of the value of the collateral securing the First Lien Notes and the Second Lien Notes to the extent of the value of the collateral securing the Second Lien Notes. The Old Notes are unconditionally guaranteed, on a senior basis by a wholly-owned Abraxas subsidiary, Sandia Oil & Gas Corporation. The guarantee is a general unsecured obligation of Sandia and ranks pari passu in right of payment to all unsubordinated indebtedness of Sandia and senior in right of payment to all subordinated indebtedness of Sandia. The guarantee is effectively subordinated to the First Lien Notes and the Second Lien Notes to the extent of the value of the collateral securing these obligations.

     Upon a change of control, each holder of the Old Notes will have the right to require Abraxas and Canadian Abraxas to repurchase all or a portion of such holder's Old Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas and Canadian Abraxas will be obligated to offer to repurchase the Old Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain asset sales.

     First Lien Notes. In March 1999, Abraxas consummated the sale of $63.5 million of the First Lien Notes. Interest on the First Lien Notes is payable semi-annually in arrears on March 15 and September 15, commencing September 15, 1999. The First Lien Notes are redeemable, in whole or in part, at the option of Abraxas on or after March 15, 2001, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on March 15 of the years set forth below:


              Year                               Percentage

              2001...........................   103.000%
              2002 and thereafter............   100.000%

     At any time, or from time to time, prior to March 15, 2001, Abraxas may, at its option, use all or a portion of the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate original principal amount of the First Lien Notes at a redemption price equal to 112.875% of the aggregate principal amount of the First Lien Notes be redeemed, plus accrued and unpaid interest.

     The First Lien Notes are senior indebtedness of Abraxas secured by a first lien on substantially all of the crude oil and natural gas properties of Abraxas and the shares of Grey Wolf owned by Abraxas. The First Lien Notes are unconditionally guaranteed on a senior basis, jointly and severally, by Canadian Abraxas, Sandia and one of our wholly-owned subsidiaries, Wamsutter Holdings, Inc.. The guarantees are secured by substantially all of the crude oil and natural gas properties of the guarantors and the shares of Grey Wolf owned by Canadian Abraxas.

     Upon a change of control, each holder of the First Lien Notes will have the right to require Abraxas to repurchase such holder's First Lien Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas will be obligated to offer to repurchase the First Lien Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption in the event of certain asset sales.

     The First Lien Notes indenture contains certain covenants that limit the ability of Abraxas and certain of its subsidiaries, including the guarantors of the First Lien Notes (the "First Lien Restricted Subsidiaries") to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Abraxas.

     The First Lien Notes indenture provides, among other things, that Abraxas may not, and may not cause or permit the First Lien Restricted Subsidiaries, to, directly or indirectly, create or otherwise cause to permit to exist or become effective any encumbrance or restriction on the ability of such subsidiary to pay dividends or make distributions on or in respect of its capital stock, make loans or advances or pay debts owed to Abraxas or any other First Lien Restricted Subsidiary, guarantee any indebtedness of Abraxas or any other First Lien Restricted Subsidiary or transfer any of its assets to Abraxas or any other First Lien Restricted Subsidiary except for such encumbrances or restrictions existing under or by reason of:

         (1) applicable law;

         (2) the First Lien Notes indenture;

         (3) customary non-assignment provisions of any contract or any lease governing leasehold interest of such subsidiaries;

         (4) any instrument governing indebtedness assumed by us in an acquisition, which encumbrance or restriction is not applicable to such First Lien Restricted Subsidiary or the properties or assets of such subsidiary other than the entity or the properties or assets of the entity so acquired;

         (5) agreements existing on the Issue Date (as defined in the First Lien Notes indenture) to the extent and in the manner such agreements were in effect on the Issue Date;

         (6) customary restrictions with respect to subsidiaries of Abraxas pursuant to an agreement that has been entered into for the sale or disposition of capital stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the First Lien Notes indenture or any Security Documents (as defined in the First Lien Notes indenture) solely in respect of the assets or capital stock to be sold or disposed of;

         (7) any instrument governing certain liens permitted by the First Lien Notes indenture, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such lien; or

         (8) an agreement governing indebtedness incurred to refinance the indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing indebtedness are no less favorable to the holders of the First Lien Notes in any material respect as determined by the Board of Directors of Abraxas in their reasonable and good faith judgment that the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause
(2), (4) or (5) and do not extend to or cover any new or additional property or assets and, with respect to newly created liens, (A) such liens are expressly junior to the liens securing the First Lien Notes, (B) the refinancing results in an improvement on a pro forma basis in Abraxas' Consolidated EBITDA Coverage Ratio (as defined in the First Lien Notes indenture) and (C) the instruments creating such liens expressly subject the foreclosure rights of the holders of the refinanced indebtedness to a stand-still of not less than 179 days.

     Second Lien Notes. In December 1999, Abraxas and Canadian Abraxas consummated an exchange offer whereby $188,778,000 of the Second Lien Notes were exchanged for $269,699,000 of the Old Notes. An additional $5,000,000 of the Second Lien Notes were issued in payment of fees and expenses. Interest on the Second Lien Notes is payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2000. The Second Lien Notes are redeemable, in whole or in part, at the option of Abraxas and Canadian Abraxas on or after December 1, 2000, at the redemption prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on December 1 of the years set forth below:

             Year                                    Percentage

             2000................................   105.750%
             2001................................   102.875%
             2002 and thereafter.................   100.000%

     Prior to December 1, 2000, Abraxas and Canadian Abraxas may use all or a portion of the net cash proceeds of one or more equity offerings to redeem up to 50% of the aggregate original principal amount of the Second Lien Notes at a redemption price equal to 111.50% of the principal amount of the second lien notes be redeemed, plus accrued and unpaid interest.

     The Second Lien Notes are senior indebtedness of Abraxas and Canadian Abraxas and are secured by a second lien on substantially all of the crude oil and natural gas properties of Abraxas and Canadian Abraxas and the shares of Grey Wolf owned by Abraxas and Canadian Abraxas. The Second Lien Notes are unconditionally guaranteed on a senior basis, jointly and severally, by Sandia and Wamsutter. The guarantees are secured by substantially all of the crude oil and natural gas properties of the guarantors. The Second Lien Notes are, however, effectively subordinated to the First Lien Notes and related guarantees to the extent the value of the collateral securing the Second Lien Notes and related guarantees and the First Lien Notes and related guarantees is insufficient to pay both the Second Lien Notes and the First Lien Notes.

     Upon a change of control, each holder of the Second Lien Notes will have the right to require Abraxas and Canadian Abraxas to repurchase such holder's Second Lien Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas and Canadian Abraxas will be obligated to offer to repurchase the second lien notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption in the event of certain asset sales.

     The Indenture covering the Second Lien Notes contains certain covenants that limit the ability of Abraxas and Canadian Abraxas and certain of their subsidiaries, including the guarantors of the Second Lien Notes (the "Second Lien Restricted Subsidiaries") to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Abraxas or Canadian Abraxas.

     The Second Lien Notes indenture provides, among other things, that Abraxas and Canadian Abraxas may not, and may not cause or permit the Second Line Restricted Subsidiaries, to, directly or indirectly, create or otherwise cause to permit to exist or become effective any encumbrance or restriction on the ability of such subsidiary to pay dividends or make distributions on or in respect of its capital stock, make loans or advances or pay debts owed to Abraxas, Canadian Abraxas or any other Second Lien Restricted Subsidiary, guarantee any indebtedness of Abraxas, Canadian Abraxas or any other Second Lien Restricted Subsidiary or transfer any of its assets to Abraxas, Canadian Abraxas or any other Restricted Subsidiary except for such encumbrances or restrictions existing under or by reason of:

         (1) applicable law;

         (2) the Old Notes indenture, the First Lien Notes indenture, or the Second Lien Notes indenture;

         (3) customary non-assignment provisions of any contract or any lease governing leasehold interest of such subsidiaries;

         (4) any instrument governing indebtedness assumed by us in an acquisition, which encumbrance or restriction is not applicable to such Second Lien Restricted Subsidiary or the properties or assets of such subsidiary other than the entity or the properties or assets of the entity so acquired;

         (5) agreements existing on the Issue Date (as defined in the second lien notes indenture) to the extent and in the manner such agreements were in effect on the Issue Date;

         (6) customary restrictions with respect to subsidiaries of Abraxas and Canadian Abraxas pursuant to an agreement that has been entered into for the sale or disposition of capital stock or assets of such Second Lien Restricted Subsidiary to be consummated in accordance with the terms of the Second Lien Notes solely in respect of the assets or capital stock to be sold or disposed of;

         (7) any instrument governing certain liens permitted by the Second Lien Notes indenture, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such lien; or

         (8) an agreement governing indebtedness incurred to refinance the indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing indebtedness are no less favorable to the holders of the Second Lien Notes in any material respect as determined by the Board of Directors of Abraxas in their reasonable and good faith judgment that the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause
(2), (4) or (5).

Contingent Value Rights ("CVRs")

     As part of the exchange offer Abraxas has issued contingent value rights or CVRs the terms of which provide that the holders thereof could receive up to a total of 104,365,326 shares of Abraxas common stock. Subsequent to the issuance of the CVRs, Abraxas' common stock traded at a price per share of $2.01 or higher for 30 days during the 45-day trading period beginning on February 8, 2000, and ending on April 10, 2000. As a result, under the terms of the CVRs, the maximum number of shares which holders of the CVRs could be entitled to receive has been reduced to 26,400,000 shares of Abraxas common stock. In addition, in the event Abraxas common stock trades at a price per share higher than $2.01 for 30 days during any future 45-day trading period, the number of shares issuable under the CVRs would decrease correspondingly to a number below 26,400,000.

     On December 21, 2000, or at the election of Abraxas, on May 21, 2001, Abraxas may be required to issue additional shares of common stock to the holders of the contingent value rights. The actual number of shares issued will depend on the market price of Abraxas common stock. The CVRs will terminate if the market price of Abraxas common stock exceeds certain target prices for a period of 30 trading days during any 45 consecutive trading day period prior to the expiration date. The target price on any given date will equal $5.03 plus daily interest at an annual rate of 11.5%. On December 21, 2000, the target price will be $5.68 and on May 21, 2001, the target price will be $5.97.

Note 3. Earnings Per Share

    The following table sets forth the computation of basic and diluted earnings per share:

                                                               Three Months Ended
                                                                   March 31,
                                                           --------------------------
                                                              2000           1999
                                                           -----------  -------------

Numerator:
  Numerator for basic earnings per share - income (loss)
   available to  common stockholders (in thousands) ....   $    27,156   $    (6,294)
  Effect of dilutive securities: .......................          --            --
                                                           -----------   -----------

  Numerator for diluted earnings per share-income
    available to common stockholders after assumed
    Conversions (in thousands) .........................        27,156        (6,294)

Denominator:
  Denominator for basic earnings per share -
    weighted-average shares ............................    22,627,136     6,333,498
  Effect of dilutive securities:
  Stock options,Warrants and CVR's .....................    29,945,081          --
                                                           -----------   -----------

  Dilutive  potential  common shares
    Denominator for diluted earnings per share
    adjusted weighted-average shares and assumed
    Conversions ........................................    52,572,217     6,333,498

  Basic earnings (loss) per share:
    Income (loss) ......................................   $      1.20   $     (0.99)
                                                           ===========   ===========

  Diluted earnings (loss) per share:
    Income (loss) ......................................   $      0.52   $     (0.99)
                                                           ===========   ===========

     For the three months ended March 31, 2000 and 1999, none of the shares issuable in connection with stock options or warrants are included in dilutive shares. Inclusion of these shares would be antidilutive due to losses incurred in these periods.

Note 4.  Summary Financial Information of Canadian Abraxas Petroleum Ltd.

     The following is summary financial information of Canadian Abraxas, a wholly owned subsidiary of Abraxas March 31, 2000. Canadian Abraxas is jointly and severally liable with Abraxas for the entire balance of Abraxas' and Canadian Abraxas' 11.5% Senior Notes due 2004.

                              BALANCE SHEET
                       Assets             Liabilities and Shareholders Equity
                              (In Thousands)

Total current assets      $    6,478  Total current liabilities   $   5,131
Oil and gas properties       159,809  11.5%  Notes due 2004          52,629
Other assets                   2,681  Note payable to Abraxas
                            =========  Petroleum Corporation         31,111
                          $  168,968  Other liabilities              23,091
                            ========= Shareholder's equity           57,006
                                                                  ----------
                                                                  $ 168,968
                                                                  ==========

              STATEMENT OF OPERATIONS
Revenues                              $       8,058
Operating costs & expenses                   (7,355)
Interest expense                             (2,167)
Other income                                     21
Income tax benefit                              404
                                         ============
     Net loss                         $      (1,039)
                                         ============

Note 5. Business Segments

         Business segment information about our first quarter operations in different geographic areas is as follows:

                                                                Three Months Ended March 31, 2000
                                                 ----------------------------------------------------------
                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                        (In thousands)
Revenues ...................................        $       6,153       $      10,564     $       16,717
                                                 ==================  ================== ===================

Operating profit (loss).....................        $       1,414       $         945     $        2,359
                                                 ==================  ==================
General corporate ..........................                                                        (846)
Interest expense and amortization of
   deferred financing fees .................                                                      (8,221)
Other income................................                                                      33,548
                                                                                        -------------------
   Income before income taxes ..............                                              $       26,840
                                                                                        ===================

Identifiable assets at March 31, 2000 ......        $     140,400       $     204,751     $      345,151
                                                 ==================  ==================
Corporate assets ...........................                                                      10,035
                                                                                        -------------------
   Total assets ............................                                              $      355,186
                                                                                        ===================

                                                                 Three Months Ended March 31, 1999
                                                 ----------------------------------------------------------
                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                        (In thousands)
Revenues ...................................        $       6,548       $       9,422     $       15,970
                                                 ==================  ================== ===================

Operating profit (loss).....................        $        (614)      $       2,044     $        1,430
                                                 ==================  ==================
General corporate ..........................                                                        (826)
Interest expense and amortization of
   deferred financing fees .................                                                      (8,841)
                                                                                        ===================
   Income before income taxes ..............                                              $       (8,237)
                                                                                        ===================

                                                                 Year Ended December 31, 1999
                                                 ----------------------------------------------------------
                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------

Identifiable assets at December 31, 1999 ...        $     107,336       $     206,474     $      313,810
                                                 ==================  ==================
Corporate assets ...........................                                                       8,474
                                                                                        -------------------
   Total assets ............................                                              $      322,284
                                                                                        ===================

Note 6.  Contingencies

     In May 1995, certain plaintiffs filed a lawsuit against us alleging negligence and gross negligence, tortious interference with contract, conversion and waste. In March 1998, a jury found against us, on May 22, 1998, final judgement in the amount of approximately $1.3 million was entered. We filed an appeal and in March 2000, the Court of Appeals reduced the plantiff's award to $362,495 plus post judgement interest of $68,915. We settled the suit on April 26, 2000, for $435,781, which was charged to earnings and included in other expense, in the accompanying financial statement.

     Additionally, from time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. At March 31, 2000, we were not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on us.

Note 7. New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 1999. In June 1999, SFAS No. 137 was issued, which delays the required adoption of SFAS No. 133 by one year. The statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, of firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined the effect of SFAS No. 133 will be on the earnings and financial position of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.


         SEC Registration Fee...............................$  1,760
         Printing and Mailing Costs.........................$  1,000
         Legal Fees and Expenses............................$ 30,000
         Accounting Fees and Expenses.......................$ 15,000
         Miscellaneous......................................$  2,500

Item 14. Indemnification of Directors and Officers

         Abraxas' Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors and officers to Abraxas and its stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada General Corporation Law (the "Nevada Statute"). In respect of Canadian Abraxas, the Alberta Business Corporation Act ("ABCA") does not permit any such limitations of a director's liability. If a director or officer of Abraxas were to breach his fiduciary duties, neither Abraxas nor its stockholders could recover monetary damages, and the only course of action available to Abraxas' stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of Abraxas' Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Director's action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that the stockholders and Abraxas would have no effective remedy against the directors or officers.

         Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 78.300 of the Nevada Statute. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

         The Nevada Statute permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys' fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. The Bylaws of Abraxas provide indemnification to the same extent allowed pursuant to the foregoing provisions of the Nevada Statute.

         Nevada corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. CBCA corporations are permitted to obtain such insurance also, accept for liability relating to the failure to act honestly and in good faith with a view to the best interests of the corporation. Abraxas currently has a directors' and officers' liability insurance policy in effect providing $3.0 million in coverage and an additional $1.0 million in coverage for certain employment related claims.

         Abraxas has entered into indemnity agreements with each of its directors and officers. These agreements provide for indemnification to the extent permitted by the Nevada Statute.

Item 15. Recent Sales of Unregistered Securities

Since January 1997, we have issued and sold the following unregistered securities:

(a) On January 27, 1998, Abraxas and Canadian Abraxas issued and sold $60,000,000 of their 11.5% Senior Notes Due 2004, Series C. The Series C notes were offered only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional "Accredited Investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Jefferies & Company, Inc. acted as the initial purchaser. The consideration and underwriting discounts were as follows:

                           Price to Investors         Discount to Initial Purchaser       Proceeds to Issuers
Per Note                   106.75%                    2.00%                               104.75%
Total                      $64,050,000                $1,200,000                          $62,850,000

(b) On March 26, 1999, Abraxas issued and sold $63,500,000 of the first lien notes. The Series C notes were offered only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional "Accredited Investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Jefferies & Company, Inc. acted as the initial purchaser. The consideration and underwriting discounts were as follows:

                           Price to Investors         Discount to Initial Purchaser       Proceeds to Issuers
Per Note                   100.00%                    3.00%                               97.00%
Total                      $63,500,000                $1,905,000                          $61,595,000

(c) On December 21, 1999, Abraxas and Canadian Abraxas issued $3,282,000 of second lien notes to Jefferies and $1,718,000 of second lien notes, 163,354 shares of Abraxas common stock and 163,354 contingent value rights to Houlihan in payment of advisory fees incurred in conjunction with the exchange offer. The second lien notes, Abraxas Common stock and contingent value rights were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

(d) On December 21, 1999, Abraxas and Canadian Abraxas completed an exchange offer whereby they exchanged $188,778,000 of the second lien notes, 16,078,990 shares of Abraxas common stock and 16,078,990 contingent value rights for $269,699,000 of their outstanding old notes. The exchange offer was made exclusively to holders of the old notes. The exchange offer was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof. As such, neither Abraxas or Canadian Abraxas paid any commission or remuneration to any broker, dealer, salesman or other person for soliciting tenders of the old notes.

Item 21. Exhibits and Financial Statement Schedules.

3.1 Articles of Incorporation of Abraxas. (Filed as Exhibit 3.1 to Abraxas' Registration Statement on Form S-4, No. 333-36565 (the "S-4 Registration Statement")).

3.2 Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990 (Filed as Exhibit 3.3 to the S-4 Registration Statement).

3.3 Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).

3.4 Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995. (Filed as Exhibit 3.4 to the Abraxas' Registration Statement on Form S-3, No. 333-00398 (the "S-3 Registration Statement")).

3.5 Articles of Incorporation of Canadian Abraxas (Filed as Exhibit 3.7 to Abraxas and Canadian Abraxas' Registration Statement on Form S-4, No. 333-18673, (the "1996 Exchange Offer Registration Statement")).

3.6 Articles of Incorporation of Sandia (Filed as Exhibit 3.7 to Abraxas and Canadian Abraxas' Registration Statement on Form S-4, No. 333-79349 (the "1999 Exchange Offer Registration Statement")).

+3.7 Articles of Incorporation of Wamsutter.

3.8 Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.5 to the S-3 Registration Statement).

3.9 By-Laws of Canadian Abraxas (Filed as Exhibit 3.8 to the 1996 Exchange Offer Registration Statement).

3.10 By-Laws of Sandia (Filed as Exhibit 3.10 to the 1999 Exchange Offer Registration Statement.

+3.11 By-Laws of Wamsutter.

4.1 Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).

4.2 Specimen Preferred Stock Certificate of Abraxas. (Filed as Exhibit 4.2 to Abraxas' Annual Report on Form 10-K filed on March 31, 1995).

4.3 Rights Agreement dated as of December 6, 1994 between Abraxas and First Union National Bank of North Carolina ("FUNB"). (Filed as Exhibit 4.1 to Abraxas' Registration Statement on Form 8-A filed on December 6, 1994).

4.4 Amendment to Rights Agreement dated as of July 14, 1997 by and between Abraxas and American Stock Transfer and Trust Company (Filed as Exhibit 1 to Amendment No. 1 to Abraxas' Registration Statement on Form 8-A filed on August 20, 1997).

+4.5 Contingent Value Rights Agreement dated December 21, 1999, by and between Abraxas and American Stock Transfer & Trust Company.

4.6 Indenture dated January 27, 1998 by and among Abraxas, Canadian Abraxas and IBJ Schroder Bank & Trust Company (filed as Exhibit 4.1 to Abraxas' Current Report on Form 8-K dated February 5, 1998).

+4.7 Third Supplemental Indenture dated December 21, 1999, by and among Abraxas, Canadian Abraxas and The Bank of New York f/k/a IBJ Schroder Bank & Trust Company.

4.8 Indenture dated March 26, 1999 by and among Abraxas, Canadian Abraxas, New Cache, Sandia and Norwest Bank Minnesota, National Association (Filed as Exhibit
4.6 to Abraxas' Annual Report on Form 10-K dated March 31, 1999).

4.9 Indenture dated December 21, 1999, by and among Abraxas, Canadian Abraxas, Sandia, New Cache, Wamsutter and Firstar Bank, National Association (Filed as Exhibit T3C to Abraxas and Canadian Abraxas' Indenture Qualification on Form T3-A, No. 022-22449).

4.10 Form of Old Note (Filed as Exhibit A to Exhibit 4.5)

4.11. Form of First Lien Note (filed as Exhibit A to Exhibit 4.6).

4.12 Form of Second Lien Note (filed as Exhibit A to Exhibit 4.9).

+5.1 Opinion of Cox & Smith Incorporated.

+5.2     Opinion of Osler Hoskin & Harcourt LLP.

*10.1 Abraxas Petroleum Corporation 1984 Non-Qualified Stock Option Plan, as amended and restated. (Filed as Exhibit 10.7 to Abraxas' Annual Report on Form 10-K filed April 14, 1993).

*10.2 Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, as amended and restated. (Filed as Exhibit 10.8 to Abraxas' Annual Report on Form 10-K filed April 14, 1993).

*10.3 Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan. (Filed as Exhibit 10.9 to Abraxas' Annual Report on Form 10-K filed April 14,
1993)

*10.4 Abraxas Petroleum Corporation 401(k) Profit Sharing Plan. (Filed as
Exhibit 10.4 to the Exchange Offer Registration Statement).

*10.5 Abraxas Petroleum Corporation Director Stock Option Plan. (Filed as
Exhibit 10.5 to the Exchange Offer Registration Statement).

*10.6 Abraxas Petroleum Corporation Restricted Share Plan for Directors. (Filed as Exhibit 10.20 to Abraxas' Annual Report on Form 10-K filed on April 12,
1994).

*10.7 Abraxas Petroleum Corporation 1994 Long Term Incentive Plan. (Filed as
Exhibit 10.21 to Abraxas' Annual Report on Form 10-K filed on April 12, 1994).

*10.8 Abraxas Petroleum Corporation Incentive Performance Bonus Plan. (Filed as
Exhibit 10.24 to Abraxas' Annual Report on Form 10-K filed on April 12, 1994).

10.9 Registration Rights and Stock Registration Agreement dated as of August 11, 1993 by and among Abraxas, EEP and Endowment Energy Partners II, Limited Partnership ("EEP II"). (Filed as Exhibit 10.33 to the Abraxas' and Canadian Abraxas' Registration Statement on Form S-1, Registration No. 33-66446 (the "S-1 Registration Statement")).

10.10 First Amendment to Registration Rights and Stock Registration Agreement dated June 30, 1994 by and among Abraxas, EEP and EEP II. (Filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on July 14, 1994).

10.11 Second Amendment to Registration Rights and Stock Registration Agreement dated September 2, 1994 by and among Abraxas, EEP and EEP II. (Filed as Exhibit
10.3 to Abraxas' Annual Report on Form 10-K filed March 31, 1995)

10.12 Third Amendment to Registration Rights and Stock Registration Agreement dated November 17, 1995 by and among Abraxas, EEP and EEP II. (Filed as Exhibit
10.17 to Abraxas' Annual Report on Form 10-K filed March 31, 1995)

10.13 Common Stock Purchase Warrant dated as of December 18, 1991 between Abraxas and EEP. (Filed as Exhibit 12.3 to the Abraxas' Current Report on Form 8-K filed January 9, 1992).

10.14 Common Stock Purchase Warrant dated as of August 1, 1993 between Abraxas and EEP. (Filed as Exhibit 10.35 to the S-1 Registration Statement).

10.15 Common Stock Purchase Warrant dated August 11, 1993 between Abraxas and EEP II. (Filed as Exhibit 10.36 to the S-1 Registration Statement).

10.16 Common Stock Purchase Warrant dated August 11, 1993 between Abraxas and Associated Energy Managers, Inc. (Filed as Exhibit 10.37 to the S-1 Registration Statement).

10.17 Letter dated September 2, 1994 from Abraxas to EEP and EEP II. (Filed as
Exhibit 10.13 to the Abraxas' Annual Report on Form 10-K filed March 31, 1995)

10.18 Form of Indemnity Agreement between Abraxas and each of its directors and officers. (Filed as Exhibit 10.30 to the S-1 Registration Statement).

+*10.19 Employment Agreement between Abraxas and Robert L. G. Watson.

+*10.20 Employment Agreement between Abraxas and Chris E. Williford.


*10.21 Employment Agreement between Abraxas and Stephen T. Wendel. (Filed as
Exhibit 10.26 to the S-3 Registration Statement).


+*10.22 Employment Agreement between Abraxas and Robert W. Carington, Jr.


10.23 Registration Rights Agreement dated as of March 26, 1999 by and among Abraxas, Canadian Abraxas, New Cache, Sandia and Jefferies & Company, Inc. (Filed as Exhibit 10.26 to the 1999 Exchange Offer Registration Statement).

10.24 Management Agreement dated November 14, 1996 by and between Canadian Abraxas and Cascade Oil & Gas Ltd. (Filed as Exhibit 10.36 to the 1996 Exchange Offer Registration Statement).

10.25 Agreement of Limited Partnership of Abraxas Wamsutter L.P. dated as of November 12, 1998 by and between Wamsutter Holdings, Inc. and TIFD III-X Inc. (Filed as Exhibit 10.2 to Abraxas' Current Report on Form 8-K filed November 30,
1998).

+10.26 Registration Rights Agreement dated December 21, 1999, by and among Abraxas, Jefferies & Company, Inc. and Houlihan Lokey Howard & Zukin Capital.

+10.27 Registration Rights Agreement dated December 21, 1999, by and among Abraxas, Halcyon/Alan B. Slifka Management Company LLC and Franklin Resources, Inc.

+21.1 Subsidiaries of Abraxas.

23.1 Consent of Ernest & Young LLP. (Filed herewith).


+23.2 Consent of DeGolyer and MacNaughton.

+23.3 Consent of McDaniel & Associates Consultants, Ltd.

+23.5 Consent of Cox & Smith Incorporated.

+23.6 Consent of Osler Hoskin & Harcourt LLP.

+24.1 Power of Attorney of Craig S. Bartlett, Jr.

+24.2 Power of Attorney of Franklin Burke.

+24.3 Power of Attorney of Ralph F. Cox.

+24.4 Power of Attorney of Frederick M. Pevow, Jr..

+24.5 Power of Attorney of James C. Phelps.

+24.6 Power of Attorney of Joseph A. Wagda.

27.1 Financial Data Schedule. (Omitted pursuant to Regulation S-K, Item 601(c)).

+      Previously filed.

*      Management Compensatory Plan or Agreement.

Item 17. Undertakings

         A.       The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 25, 2000.


                        ABRAXAS PETROLEUM CORPORATION



                         By:      /s/ Robert L. G. Watson
                                  Robert L. G. Watson, Chairman of the Board,
                                  Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                   Name and Title                              Date


/s/ Robert L. G. Watson     Chairman of the Board,             May 25,  2000
---------------------------
Robert L.G. Watson          President, Chief Executive Officer
                            (Principal Executive Officer) and
                            Director of Abraxas

/s/ Chris E. Williford      Executive Vice President,          May 25, 2000
----------------------------
Chris E. Williford          Treasurer, and Chief Financial
                            Officer (Principal
                            Financial and Accounting Officer)
                            of Abraxas

/s/ Robert W. Carington, Jr.Executive Vice President
Robert W. Carington, Jr.    of Abraxas                         May 25, 2000
*                           Director of Abraxas
----------------------------

Craig S. Bartlett, Jr.
 *                          Director of Abraxas                May 25, 2000
----------------------------
Franklin Burke
*                           Director of Abraxas                May 25, 2000
----------------------------
Ralph F. Cox
*                           Director of Abraxas                May 25, 2000
----------------------------
Frederick M. Pevow, Jr.
 *                          Director of Abraxas                May 25, 2000
----------------------------
James C. Phelps
 *                          Director of Abraxas                May 25, 2000
----------------------------
Joseph A. Wagda



By: /s/ Chris E. Williford
Chris E. Williford
Attorney-in-fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 25, 2000.




                                 CANADIAN ABRAXAS PETROLEUM LIMITED


                                 By:      /s/ Robert L. G. Watson
                                          Robert L. G. Watson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Name and Title                      Date


/s/ Robert L. G. Watson       Chairman of the Board,              May 25, 2000
---------------------------
Robert L.G. Watson            President, and Director of
                              Canadian Abraxas
                              (Principal Executive Officer)

/s/Jim Wilson                 Vice President of Finance           May 25, 2000
---------------------------
Jim Wilson                    of Canadian Abraxas
                              (Principal Accounting Officer)

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 25, 2000.



                                SANDIA OIL & GAS CORPORATION



                                By:/s/ Robert L. G. Watson
                                   Robert L. G. Watson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Name and Title                      Date


/s/ Robert L. G. Watson       President (Principal Executive
Robert L.G. Watson            Officer) and Director of            May 25, 2000
                              Sandia

/s/ Chris E. Williford        Vice President  (Principal          May 25, 2000
Chris E. Williford            Financial and Accounting
                              Officer) and Director of Sandia


/s/ Robert W. Carington, Jr.  Vice President and Director
Robert W. Carington, Jr.      of Sandia                           May 25, 2000

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on May 25, 2000.




                                   WAMSUTTER HOLDINGS, INC.



                                   By:/s/ Robert L. G. Watson
                                      Robert L. G. Watson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                       Name and Title                     Date


/s/ Robert L. G. Watson         President (Principal Executive    May 25, 2000
Robert L.G. Watson              Officer) and Director of
                                Wamsutter


/s/ Chris E. Williford          Vice President (Principal         May 25, 2000
Chris E. Williford              Accounting Officer) and
                                Director of Wamsutter


/s/Robert W. Carington, Jr.     Vice President and                May 25, 2000
Robert W. Carington, Jr.        Director of Wamsutter

                                  EXHIBIT INDEX


Exhibit Number:          Exhibit                                    Page Number

23.1                     Consent of Ernst & Young LLP                   2

                                                                 EXHIBIT 23.1


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2000, (except for Note 2 and 18, as to which the date is March 31, 2000), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, No. 333-95281) and the related Prospectus of Abraxas Petroleum Corporation.

                                                     /s/ Ernst & Young LLP


San Antonio, Texas
May 19, 2000




                                       2